File No.333-40301

                       SECURITIES AND EXCHANGE COMMISSION

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       CONSECO VARIABLE INSURANCE COMPANY
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                      Texas
          -------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   75-0300900
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

     11825 N. Pennsylvania Street, Carmel, Indiana 46032-4572 (317) 817-3700
    -------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                             Michael A. Colliflower
                       Conseco Variable Insurance Company
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                                 (317) 817-3700
            --------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:

                            Judith A. Hasenauer, Esq.
                        Blazzard, Grodd & Hasenauer, P.C.
                                  P.O. Box 5108
                               Westport, CT 06881
                                 (203) 226-7866

Approximate date of commencement of proposed sale to the public... As soon as practicable after the effective date.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ( ).

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box ( ).

==============================================================================
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

                              CROSS REFERENCE PAGE

ITEM IN FORM S-1                                                          CAPTION IN PROSPECTUS

Item 1.          Forepart of the Registration                            Face Page of Registration,
                 Statement and Outside Front                             Cross Reference Page and
                 Cover Page of Prospectus                                Cover Page of Prospectus

Item 2.          Inside Front and Outside Back                           Cover Page of Prospectus
                 Cover Pages of Prospectus

Item 3.          Summary Information, Risk                               Profile
                 Factors and Ratio of Earnings
                 to Fixed Charges

Item 4.          Use of Proceeds                                         The Annuity Contract

Item 5.          Determination of Offering Price                         The Annuity Contract
                                                                         and Purchases

Item 6.          Dilution                                                Not Applicable

Item 7.          Selling Security Holders                                Not Applicable

Item 8.          Plan of Distribution                                    Distributor

Item 9.          Description of Securities                               The Annuity Contract
                 to be Registered

Item 10.         Interests of Named Experts                              Not Applicable
                 and Counsel

Item 11.         Information with Respect to
                 the Registrant

     (a)         Information required by Item 101                        Business of Conseco Variable
                 of Regulation S-K, description
                 of the business

     (b)         Information required by Item 102                        Business of Conseco Variable
                 of Regulation S-K, description of
                 property

     (c)         Information required by Item 103                        Business of Conseco Variable
                 of Regulation S-K, legal
                 proceedings

     (d)         Where  common  equity   securities  are                 Not  Applicable
                 being offered, information
                 required by Item 201 of Regulation
                 S-K, market price of and dividends
                 on the registrant's common equity
                 and related stockholder matters

     (e)         Financial   statements   meeting   the                  Financial   Statements
                 requirements  of  Regulation  S-X,  as
                 well  as any  financial information
                 required by Rule 3-05 and Article
                 11 of Regulation S-X.

     (f)         Information required by Item 301                        Selected Historical
                 of Regulation S-K, selected                             Financial Data
                 financial data

     (g)         Information required by Item 302                        Not Applicable
                 of Regulation S-K, supplementary
                 financial information

     (h)         Information required by Item 303                        Management's Discussion and
                 of Regulation S-K, management's                         Analysis of Financial Condition
                 discussion and analysis of                              and Results of Operations of
                 financial condition and results of                      Conseco Variable
                 operations

     (i)         Information required by Item 304                        Not Applicable
                 of Regulation S-K, changes in and
                 disagreements with accountants on
                 accounting and financial
                 disclosure

     (j)         Information required by Item 401                        Directors and Executive
                 of Regulation S-K, directors and                        Officers
                 executive officers

     (k)         Information required by Item 402                        Executive Compensation
                 of Regulation S-K, executive
                 compensation

     (l)         Information  required by Item 403                       Not  Applicable
                 of Regulation S-K,  security
                 ownership  of  certain  beneficial
                 owners  and management

     (m)         Information required by Item 404                        Financial Statements
                 of Regulation S-K, certain
                 relationships and related
                 transactions



================================================================================
                                                                     [LOGO]


    P R O F I L E                                                    CONSECO
================================================================================
OF THE CONSECO ADVANTAGE FIXED AND                                MAY 1, 1999
VARIABLE ANNUITY CONTRACT
UNDERWRITTEN BY
CONSECO VARIABLE INSURANCE COMPANY

This profile is a summary of some of the more important points that you should consider and know before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this profile. Please read the prospectus carefully.

1 THE CONSECO ADVANTAGE ANNUITY CONTRACT:

The Conseco Advantage fixed and variable annuity contract (Contract) offered by Conseco Variable Insurance Company (Conseco Variable) is a contract between you, the owner, and Conseco Variable, an insurance company. Conseco Variable Insurance Company was previously known as Great American Reserve Insurance Company prior to October 7, 1998. The Contract provides a means for investing on a tax-deferred basis in a fixed account of Conseco Variable, the 1, 3 and 5 year guarantee periods of the market value adjustment option (mva option) and 40 investment portfolios. The annuity is intended for retirement savings or other long-term investment purposes. It provides a death benefit and guaranteed income options.

This Contract offers 40 investment portfolios which are listed in Section 4. These portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. Market conditions and the performance of the portfolios you select determine whether you make or lose money.

The fixed account offers an interest rate that is guaranteed by the insurance company, Conseco Variable. This interest rate is set periodically. While your money is in the fixed account, the interest your money will earn is guaranteed to be no less than 3% annually by Conseco Variable. The principal is backed by Conseco Variable.

The Contract also offers 3 guarantee periods of the mva option, each for a different time period and with a different interest rate that is guaranteed by Conseco. Currently, 1, 3 and 5 year periods are available. An adjustment to the value of your Contract may apply to withdrawals or transfers from the guarantee period prior to the end of the period.

You can put money in up to 15 of the investment portfolios, the 3 guarantee periods of the mva option and/or the fixed account. You can transfer once in each 30-day period during the accumulation phase without charge or tax implication. After that, a charge of $25 per transfer may be assessed. During the income phase, you may make two transfers each year which are without charge or tax implications.

The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. When you are contributing to the Contract, it is called the accumulation phase. During the accumulation phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase occurs when you begin receiving regular annuity payments from your Contract.

The amount of money you are able to accumulate in your account during the accumulation phase will determine the amount of income payments during the income phase.

2 ANNUITY PAYMENTS (THE INCOME PHASE):

If you want to receive regular income from your annuity, you can choose one of the following four options:

     (1) monthly payments for a specific number of years in equal installments;

     (2) monthly payments for your life, but with payments continuing to the beneficiary for 5, 10 or 20 years (as you select) if you die before the end of the selected period;

     (3) monthly payments of a specified amount until the principal and interest are exhausted; and

     (4) monthly payments for your lifetime and your survivor's lifetime.

Once you begin receiving annuity payments, you cannot change your payment plan. During the income phase, you can choose to have payments come from the fixed account, the investment portfolios or both. Annuity payments cannot come from the mva option. If you choose to have any part of your payments come from the investment portfolios, the dollar amount of your payments may go up or down.

3 PURCHASE:

You can buy this Contract with $5,000 or more under most circumstances. You can add $500 ($200 monthly if you use the automatic premium check option) or more any time you like during the accumulation phase. We require at least $2,000 to be invested in a guarantee period of the mva option. If you buy the Contract as an Individual Retirement Annuity (IRA), the minimum we will accept is $2,000 initially and $50 thereafter. Your registered representative can help you fill out the proper forms.

4 INVESTMENT OPTIONS:

You can put your money in the investment portfolios which are described in the prospectuses for the funds. You can only invest in up to 15 INVESTMENT PORTFOLIOS at any one time.

CONSECO SERIES TRUST
MANAGED BY
CONSECO CAPITAL MANAGEMENT, INC.
---------------------------------

o Balanced Portfolio (formerly, Asset Allocation Portfolio)
o Equity Portfolio (formerly, Common Stock Portfolio)
o Fixed Income Portfolio (formerly, Corporate Bond Portfolio)
o Government Securities Portfolio
o Money Market Portfolio

THE ALGER AMERICAN FUND
MANAGED BY
FRED ALGER MANAGEMENT, INC.
----------------------------

o Alger American Growth Portfolio
o Alger American Leveraged AllCap Portfolio
o Alger American MidCap Growth Portfolio
o Alger American Small Capitalization Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
MANAGED BY
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
---------------------------------------------

o VP Income & Growth
o VP International
o VP Value

BERGER INSTITUTIONAL
PRODUCTS TRUST
MANAGED BY
BERGER ASSOCIATES, INC.
------------------------

o Berger IPT - 100 Fund
o Berger IPT - Growth and Income Fund
o Berger IPT - Small Company Growth Fund

MANAGED BY
BBOI WORLDWIDE LLC
-------------------

o Berger/BIAM IPT - International Fund


THE DREYFUS SOCIALLY RESPONSIBLE
GROWTH FUND, INC.
MANAGED BY
THE DREYFUS CORPORATION
------------------------

DREYFUS STOCK INDEX FUND
MANAGED BY
THE DREYFUS CORPORATION
------------------------

DREYFUS VARIABLE INVESTMENT FUND
MANAGED BY
THE DREYFUS CORPORATION
------------------------

o Disciplined Stock Portfolio
o International Value Portfolio

FEDERATED INSURANCE SERIES
MANAGED BY
FEDERATED INVESTMENT MANAGEMENT COMPANY (formerly, Federated Advisers)
-------------------

o Federated High Income Bond Fund II
o Federated Utility Fund II

MANAGED BY FEDERATED GLOBAL INVESTMENT MANAGEMENT
CORP.
o Federated International Equity Fund II

INVESCO VARIABLE INVESTMENT FUNDS, INC.
MANAGED BY
INVESCO FUNDS GROUP, INC.
--------------------------

o INVESCO VIF-High Yield Fund
o INVESCO VIF-Equity Income Fund (formerly, INVESCO VIF-Industrial Income Portfolio)

JANUS ASPEN SERIES
MANAGED BY
JANUS CAPITAL CORPORATION
--------------------------

o Aggressive Growth Portfolio
o Growth Portfolio
o Worldwide Growth Portfolio

LAZARD RETIREMENT SERIES, INC.
MANAGED BY
LAZARD ASSET MANAGEMENT
------------------------

o Lazard Retirement Equity Portfolio
o Lazard Retirement Small Cap Portfolio

LORD ABBETT SERIES FUND, INC.
MANAGED BY
LORD, ABBETT & CO.
-------------------

o Growth and Income Portfolio

MITCHELL HUTCHINS SERIES TRUST
MANAGED BY
MITCHELL HUTCHINS
ASSET MANAGEMENT INC.
----------------------

o Growth and Income Portfolio

NEUBERGER BERMAN ADVISERS
MANAGEMENT TRUST
MANAGED BY
NEUBERGER BERMAN
MANAGEMENT INC.
------------------------

o Limited Maturity Bond Portfolio
o Partners Portfolio

STRONG OPPORTUNITY FUND II, INC.
MANAGED BY
STRONG CAPITAL MANAGEMENT, INC.
--------------------------------

o Opportunity Fund II

STRONG VARIABLE INSURANCE FUNDS, INC.
MANAGED BY
STRONG CAPITAL MANAGEMENT, INC.
--------------------------------

o Strong Mid Cap Growth Fund II

VAN ECK WORLDWIDE INSURANCE TRUST
MANAGED BY
VAN ECK ASSOCIATES CORPORATION
-------------------------------

o Worldwide Bond Fund
o Worldwide Emerging Markets Fund
o Worldwide Hard Assets Fund
o Worldwide Real Estate Fund

Depending upon market conditions and the performance of the portfolio(s) you select, you can make or lose money in any of these portfolios.

5 EXPENSES:

The Contract has insurance features and investment features, and there are costs related to each.

o Each year Conseco Variable deducts a $30 contract maintenance charge from your Contract. Conseco Variable currently waives this charge if the value of your Contract is at least $50,000.

o Conseco Variable also deducts for its insurance charges which total 1.40% of the average daily value of your Contract allocated to the investment portfolios.

o If you take your money out of the Contract, Conseco Variable may assess a contingent deferred sales charge which is equal to:

                                Contingent
                                Deferred Sales
No. of Years                    Charge (as a
From Receipt of                 percentage of
Purchase Payment                purchase payments)
-----------------               ----------------
First Year                          7%
Second Year                         7%
Third Year                          6%
Fourth Year                         5%
Fifth Year                          4%
Sixth Year                          3%
Seventh Year                        2%
Eighth Year and more                0%

o You may be assessed a premium tax charge which generally ranges from 0%-3.5%, depending on the state.

o As with other professionally managed investments, there are also investment charges which currently range from .26% to 1.50% of the average daily value of the investment portfolio depending upon the investment portfolio you select.

The following chart is designed to help you understand the expenses in the Contract.

o The column "Total Annual Expenses" shows the total of the $30 contract maintenance charge (which has been converted to a percentage and is represented as .10% below), the 1.40% insurance charges and the investment expenses for each investment portfolio for the year ended December 31, 1998.

o The next two columns show you two examples of the expenses, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a Contract which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Expenses are assessed as well as the contingent deferred sales charges. For year 10, the examples show the aggregate of all the annual expenses assessed for the 10 years, but there is no contingent deferred sales charge.

o    The premium tax is assumed to be 0% in both examples.


=================================================================================================================================

                                                                                                         EXAMPLES:
                                                TOTAL ANNUAL       TOTAL ANNUAL                          TOTAL ANNUAL EXPENSES AT
                                                INSURANCE          PORTFOLIO          TOTAL ANNUAL       END OF:
      PORTFOLIO                                 CHARGES            EXPENSES           EXPENSES           1 YEAR          10 YEARS

=================================================================================================================================
=================================================================================================================================
CONSECO SERIES TRUST
=================================================================================================================================

     Balanced                                      1.50%             .75%             2.25%               $85             $255
     Equity                                        1.50%             .80%             2.30%               $86             $260
     Fixed Income                                  1.50%             .70%             2.20%               $85             $250
     Government Securities                         1.50%             .70%             2.20%               $85             $250
     Money Market                                  1.50%             .45%             1.95%               $82             $224

=================================================================================================================================
THE ALGER AMERICAN FUND
=================================================================================================================================
     Alger American Growth                         1.50%             .79%             2.29%               $86             $259
     Alger American Leveraged AllCap               1.50%             .96%             2.46%               $87             $276
     Alger American MidCap Growth                  1.50%             .84%             2.34%               $86             $264
     Alger American Small Capitalization           1.50%             .89%             2.39%               $87             $269

=================================================================================================================================
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
=================================================================================================================================
     VP Income & Growth                            1.50%             .70%             2.20%               $85             $250
     VP International                              1.50%            1.50%             3.00%               $93             $328
     VP Value                                      1.50%            1.00%             2.50%               $88             $280

=================================================================================================================================
BERGER INSTITUTIONAL PRODUCTS TRUST
=================================================================================================================================
     Berger IPT - 100                              1.50%            1.00%             2.50%               $88             $280
     Berger IPT - Growth and Income                1.50%            1.00%             2.50%               $88             $280
     Berger IPT - Small Company Growth             1.50%            1.15%             2.65%               $89             $295
     Berger/BIAM IPT-International                 1.50%            1.20%             2.70%               $90             $300

=================================================================================================================================
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
=================================================================================================================================

                                                   1.50%             .80%             2.30%               $86             $260

=================================================================================================================================
DREYFUS STOCK INDEX FUND
=================================================================================================================================
                                                   1.50%             .26%             1.76%               $80             $204

=================================================================================================================================
DREYFUS VARIABLE INVESTMENT FUND
=================================================================================================================================
     Disciplined Stock                             1.50%             .88%             2.38%               $87             $268
     International Value                           1.50%            1.29%             2.79%               $91             $308

=================================================================================================================================
FEDERATED INSURANCE SERIES
=================================================================================================================================
     Federated High Income Bond II                 1.50%            0.78%             2.28%               $86             $258
     Federated International Equity II             1.50%            1.25%             2.75%               $90             $305
     Federated Utility II                          1.50%            0.93%             2.43%               $87             $273

=================================================================================================================================
INVESCO VARIABLE INVESTMENT FUNDS, INC.
=================================================================================================================================
     INVESCO VIF-High Yield                        1.50%            1.07%             2.57%               $89             $287
     INVESCO VIF-Equity Income                     1.50%            0.93%             2.43%               $87             $273

=================================================================================================================================
JANUS ASPEN SERIES
=================================================================================================================================
     Aggressive Growth                             1.50%            0.75%             2.25%               $85             $255
     Growth                                        1.50%            0.68%             2.18%               $85             $248
     Worldwide Growth                              1.50%            0.72%             2.22%               $85             $252

=================================================================================================================================
LAZARD RETIREMENT SERIES, INC.
=================================================================================================================================
     Lazard Retirement Equity                      1.50%            1.25%             2.75%               $90             $305
     Lazard Retirement Small Cap                   1.50%            1.25%             2.75%               $90             $305


=================================================================================================================================

                                                                                                         EXAMPLES:
                                                TOTAL ANNUAL       TOTAL ANNUAL                          TOTAL ANNUAL EXPENSES AT
                                                INSURANCE          PORTFOLIO          TOTAL ANNUAL       END OF:
      PORTFOLIO                                 CHARGES            EXPENSES           EXPENSES           1 YEAR          10 YEARS

=================================================================================================================================

=================================================================================================================================
LORD ABBETT SERIES FUND, INC.
=================================================================================================================================
     Growth and Income                             1.50%             0.76%            2.26%               $85             $256

=================================================================================================================================
MITCHELL HUTCHINS SERIES TRUST
=================================================================================================================================
     Growth and Income                             1.50%            1.04%             2.54%               $88             $284

=================================================================================================================================
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
=================================================================================================================================
     Limited Maturity Bond                         1.50%            0.76%             2.26%               $85             $256
     Partners                                      1.50%            0.84%             2.34%               $86             $264

=================================================================================================================================
STRONG OPPORTUNITY FUND II, INC.
=================================================================================================================================
     Opportunity Fund II                           1.50%            1.16%             2.66%               $89             $296

=================================================================================================================================
STRONG VARIABLE INSURANCE FUNDS, INC.
=================================================================================================================================
     Strong Mid Cap Growth II                      1.50%            1.20%             2.70%               $90             $300

=================================================================================================================================
VAN ECK WORLDWIDE INSURANCE TRUST
=================================================================================================================================
     Worldwide Bond                                1.50%            1.15%             2.65%               $89             $295
     Worldwide Emerging Markets                    1.50%            1.50%             3.00%               $93             $328
     Worldwide Hard Assets                         1.50%            1.16%             2.66%               $89             $296
     Worldwide Real Estate                         1.50%            0.89%             2.39%               $87             $269

The expenses reflect any expense reimbursement or fee waivers. For newly formed portfolios, the expenses have been estimated. For more detailed information, see the Fee Table in the prospectus for the Contract.

6 TAXES:

Your earnings are not taxed until you take them out. If you take money out during the accumulation phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings. Payments during the income phase are considered partly a return of your original investment. That part of each payment is not taxable as income. If your Contract was purchased pursuant to a tax-qualified plan, your payments may be fully taxable.

7 ACCESS TO YOUR MONEY:

You can take money out at any time during the accumulation phase. Every year you can take a portion of your money out of the Contract without a contingent deferred sales charge (CDSC). This amount is equal to the greater of: (i) 10% of the value of your Contract (if you do not use the 10% in any year, it may not be carried over to the next year), or (ii) the IRS minimum distribution requirement for this Contract if your Contract was issued under an Individual Retirement Annuity, or (iii) the total of your purchase payments that have been in the Contract more than 7 complete years. Withdrawals in excess of these amounts will be charged a contingent deferred sales charge which declines from 7% to 0% depending upon the number of complete years we have had your payment. After Conseco Variable has had a payment for 7 complete years, there is no CDSC charge for withdrawals. Each purchase payment you add to your Contract has its own 7 year CDSC period.

Withdrawals from the mva option may be subject to a market value adjustment.

Of course, you may also have to pay income tax and a tax penalty on any money you take out.

8 PERFORMANCE:

The value of the Contract will vary up or down depending upon the investment performance of the investment portfolios you choose. The sale of the Contracts began February ___, 1998. Therefore no performance is presented here.

9 DEATH BENEFIT:

If you die before entering the income phase, the beneficiary will receive a death benefit. Prior to age 90, the death benefit will be the greater of:

(1) the value of your Contract at the time we receive proof of death and a payment election; or

(2) the total purchase payments you have made, less any adjusted partial withdrawals, increased by 5% each year. Adjusted partial withdrawal means the amount of the partial withdrawal multiplied by the amount of the death benefit just before the partial withdrawal divided by the value of your Contract just before the partial withdrawal. A partial withdrawal is the amount paid to you plus any taxes withheld less any contingent deferred sales charges.

For deaths occurring at age 90 or later, the death benefit will be the value of your Contract at the time we receive proof of death and a payment election.

10 OTHER INFORMATION:

FREE LOOK. If you cancel the Contract within 10 days after receiving it (or whatever period is required in your state) we will send you whatever your Contract is worth on the day we receive your request (this may be more or less than your original payment) without assessing a contingent deferred sales charge. In some states, or if you have purchased the contract as an Individual Retirement Annuity (IRA) you will receive back your purchase payment.

NO PROBATE. In many cases, when you die, the beneficiary will receive the death benefit without going through probate. However, the avoidance of probate does not mean that the beneficiary will not have tax liability as a result of receiving the death benefit, nor does it mean the value of the Contract is not includable in the taxable estate.

PURCHASING CONSIDERATIONS. The Conseco Advantage Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is most attractive to people in high federal and state tax brackets. You should not buy this Contract if you are looking for a short-term investment or if you cannot take the risk of getting back less money than you invested.

ADDITIONAL  FEATURES.   The  Contract  has  additional  features  you  might  be
interested in. These include:

o You can arrange to have money automatically sent to you monthly, quarterly, semi-annually or annually while your Contract is still in the accumulation phase. You'll have to pay taxes on money you receive. You may have to also pay a tax penalty. We call this feature the Systematic Withdrawal Program.

o You can arrange to have a certain amount of money automatically invested in investment portfolios on a regular basis, theoretically giving you a lower average cost per unit over time than a single one time purchase. We call this feature Dollar Cost Averaging.

o You can instruct Conseco Variable to automatically readjust the money between investment portfolios periodically to keep the blend you select. We call this feature Automatic Rebalancing.

o You can add to your Contract directly from your bank account with as little as $200 each month. We call this feature the automatic premium check option.

o You can elect to have your fixed account interest earnings periodically transferred to one or more investment portfolios. We call this the Sweep Program.

11 INQUIRIES:

If you need more information about buying a Contract, please contact us at:

      Conseco Variable Insurance Company
      Administrative Office
      11815 N. Pennsylvania Street
      Carmel, Indiana 46032
      (317) 817-3700


[LOGO]

                                     Conseco
                                    Advantage
                           Fixed and Variable Annuity



                                   MAY 1, 1999
                                   PROSPECTUS

                                     CONSECO
                           VARIABLE ANNUITY ACCOUNT F

                  ISSUED BY CONSECO VARIABLE INSURANCE COMPANY

                    This cover is not part of the prospectus




                                                              CONSECO VARIABLE
                                                                1999 Account F
                                                  Individual and Group Annuity
===============================================================================

                         THE FIXED AND VARIABLE ANNUITY

                                    issued by

                       CONSECO VARIABLE ANNUITY ACCOUNT F

          (formerly Great American Reserve Variable Annuity Account F)

                                       and

                       CONSECO VARIABLE INSURANCE COMPANY

              (formerly Great American Reserve Insurance Company)

     This prospectus describes the Group and Individual Fixed and Variable Annuity Contract offered by Conseco Variable Insurance Company (Conseco Variable). Prior to October 7, 1998, Conseco Variable Insurance Company's name was Great American Reserve Insurance Company.

     The annuity contract has 44 investment choices--a FIXED ACCOUNT which offers an interest rate which is guaranteed not to be less than 3% by Conseco Variable, three GUARANTEE PERIODS of the market value adjustment account option (MVA OPTION) and 40 INVESTMENT PORTFOLIOS listed below. You can put your money in the FIXED ACCOUNT, any of the three GUARANTEE PERIODS of the MVA OPTION and/or the INVESTMENT PORTFOLIOS. Currently, you can invest in up to 15 INVESTMENT PORTFOLIOS at one time.

CONSECO SERIES TRUST
MANAGED BY CONSECO CAPITAL MANAGEMENT, INC.
   Balanced Portfolio (formerly, Asset Allocation Portfolio)
   Equity Portfolio (formerly, Common Stock Portfolio)
   Fixed Income Portfolio (formerly, Corporate Bond Portfolio)
   Government Securities Portfolio
   Money Market Portfolio

THE ALGER AMERICAN FUND
MANAGED BY FRED ALGER MANAGEMENT, INC.
   Alger American Growth Portfolio
   Alger American Leveraged AllCap Portfolio
   Alger American MidCap Growth Portfolio
   Alger American Small Capitalization Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
MANAGED BY AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.
   VP Income & Growth
   VP International
   VP Value

BERGER INSTITUTIONAL PRODUCTS TRUST
MANAGED BY BERGER ASSOCIATES, INC.
   Berger IPT--100 Fund
   Berger IPT--Growth and Income Fund
   Berger IPT--Small Company Growth Fund

MANAGED BY BBOI WORLDWIDE, LLC
   Berger/BIAM IPT--International Fund

THE DREYFUS SOCIALLY RESPONSIBLE
GROWTH FUND, INC.
MANAGED BY THE DREYFUS CORPORATION

DREYFUS STOCK INDEX FUND
MANAGED BY THE DREYFUS CORPORATION

DREYFUS VARIABLE INVESTMENT FUND
MANAGED BY THE DREYFUS CORPORATION
   Disciplined Stock Portfolio
   International Value Portfolio

FEDERATED INSURANCE SERIES
MANAGED  BY  FEDERATED  INVESTMENT   MANAGEMENT  COMPANY  (formerly,   Federated
Advisers)
   Federated High Income Bond Fund II
   Federated Utility Fund II

MANAGED BY FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.
   Federated International Equity Fund II


INVESCO VARIABLE INVESTMENT FUNDS, INC.
MANAGED BY INVESCO FUNDS GROUP, INC.
   INVESCO VIF - High Yield Fund
   INVESCO VIF - Equity Income Fund (formerly, INVESCO VIF - Industrial Income
      Portfolio)

JANUS ASPEN SERIES
MANAGED BY JANUS CAPITAL CORPORATION
   Aggressive Growth Portfolio
   Growth Portfolio
   Worldwide Growth Portfolio


LAZARD RETIREMENT SERIES, INC.
MANAGED BY LAZARD ASSET MANAGEMENT
   Lazard Retirement Equity Portfolio
   Lazard Retirement Small Cap Portfolio

LORD ABBETT SERIES FUND, INC.
MANAGED BY LORD, ABBETT & CO.
   Growth and Income Portfolio

MITCHELL HUTCHINS SERIES TRUST
MANAGED BY MITCHELL HUTCHINS ASSET MANAGEMENT INC.
   Growth and Income Portfolio

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
MANAGED BY NEUBERGER BERMAN MANAGEMENT INC.
   Limited Maturity Bond Portfolio
   Partners Portfolio

STRONG OPPORTUNITY FUND II, INC.
MANAGED BY STRONG CAPITAL MANAGEMENT, INC.
   Opportunity Fund II

STRONG VARIABLE INSURANCE FUNDS, INC.
MANAGED BY STRONG CAPITAL MANAGEMENT, INC.
   Strong Mid Cap Growth Fund II (formerly, Growth Fund II)

VAN ECK WORLDWIDE INSURANCE TRUST
MANAGED BY VAN ECK ASSOCIATES CORPORATION
   Worldwide Bond Fund
   Worldwide Emerging Markets Fund
   Worldwide Hard Assets Fund
   Worldwide Real Estate Fund

     Please read this prospectus before investing and keep it on file for future reference. It contains important information about the Conseco Advantage Fixed and Variable Annuity Contract.

     To learn more about the Conseco Advantage Fixed and Variable Annuity Contract, you can obtain a copy of the Statement of Additional Information (SAI) dated May 1, 1999. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. The SEC has a Web site (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file electronically with the SEC. The Table of Contents of the SAI is on Page __ of this prospectus. For a free copy of the SAI, call us at (800) 824-2726 or write us at our administrative office: 11815 N. Pennsylvania Street, Carmel, Indiana 46032.

The Contracts:

* are not bank deposits
* are not federally insured
* are not endorsed by any bank or government agency
* are not guaranteed and may be subject to loss of principal

The Securities and Exchange Commission has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May 1, 1999



                                TABLE OF CONTENTS

                                                                            PAGE
    INDEX OF SPECIAL TERMS ................................

    FEE TABLE..............................................

 1. THE ANNUITY CONTRACT...................................

 2. ANNUITY PAYMENTS (THE INCOME PHASE)....................

 3. PURCHASE...............................................
     Purchase Payments.....................................
     Allocation of Purchase Payments.......................
     Accumulation Units....................................

 4. INVESTMENT OPTIONS.....................................
     Investment Portfolios.................................
     The Fixed Account.....................................
     The MVA Option........................................
     Transfers.............................................
     Dollar Cost Averaging Program.........................
     Rebalancing Program...................................
     Asset Allocation Program..............................
     Sweep Program.........................................
     Voting Rights.........................................
     Substitution..........................................

 5. EXPENSES...............................................
     Insurance Charges.....................................
     Contract Maintenance Charge...........................
     Contingent Deferred Sales Charge......................
     Reduction or Elimination of the
     Contingent Deferred Sales Charge......................
     Transfer Fee..........................................
     Premium Taxes.........................................
     Income Taxes..........................................
     Investment Portfolio Expenses.........................

 6. TAXES..................................................
     Annuity Contracts in General..........................
     Qualified and Non-Qualified Contracts.................
     Withdrawals--Non-Qualified Contracts..................
     Withdrawals--Qualified Contracts......................
     Diversification.......................................
     Investor Control......................................

 7. ACCESS TO YOUR MONEY...................................
     Systematic Withdrawal Program.........................
     Suspension of Payments or Transfers...................

 8. PERFORMANCE............................................

 9. DEATH BENEFIT..........................................
     Upon Your Death.......................................
     Death of Annuitant....................................

10. OTHER INFORMATION......................................
     Conseco Variable......................................
     The Separate Accounts.................................
     Distributor...........................................
     Ownership.............................................
     Beneficiary...........................................
     Assignment............................................
     Additional Information................................
     Selected Historical Financial Information of
            Conseco Variable...............................
     Business of Conseco Variable..........................
     Management's Discussion and Analysis of
       Financial Condition and Results of Operations
       of Conseco Variable.................................
     Directors and Executive Officers......................
     Executive Compensation................................
     Independent Accountants...............................
     Legal Opinions........................................
     Financial Statements..................................

    TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL
    INFORMATION ..........................................

    APPENDIX A--CONDENSED FINANCIAL INFORMATION.............
    APPENDIX B--MARKET VALUE ADJUSTMENT.....................



                                                            CONSECO VARIABLE
                                                              1999 Account F
                                                Individual and Group Annuity
================================================================================


                             INDEX OF SPECIAL TERMS

We have written this prospectus in plain English. By the very nature of the Contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms. They are capitalized in the text and the page that is indicated here is where we believe you will find the best explanation for the word or term.

                                                             PAGE

     Accumulation Phase....................................
     Accumulation Unit.....................................
     Annuitant.............................................
     Annuity Date..........................................
     Annuity Options.......................................
     Annuity Payments......................................
     Annuity Unit..........................................
     Beneficiary...........................................
     Contract..............................................
     Fixed Account.........................................
     Guarantee Period......................................
     Income Phase..........................................
     Investment Portfolios.................................
     Joint Owner...........................................
     MVA Option............................................
     Non-Qualified.........................................
     Owner.................................................
     Purchase Payment......................................
     Qualified.............................................
     Tax-Deferral..........................................

==============================================================================
FEE TABLE

OWNER TRANSACTION EXPENSES

Contingent Deferred Sales Charge (as a percentage of purchase payments)(See Note 2 under "Explanation of Fee Table and Examples")

NO. OF YEARS FROM RECEIPT OF PAYMENT                                    CHARGE


------------------------------------------------------------------------------

First Year..............................................................  7%
Second Year.............................................................  7%
Third Year..............................................................  6%
Fourth Year.............................................................  5%
Fifth Year..............................................................  4%
Sixth Year..............................................................  3%
Seventh Year............................................................  2%
Eighth Year and more....................................................  0%

------------------------------------------------------------------------------

TRANSFER FEE (see Note 3 under "Explanation of Fee Table and Examples")

No charge for one transfer in each 30 day period during the ACCUMULATION PHASE. Thereafter, we will charge a fee of $25 per transfer. We will not charge for the two transfers allowed each year during the INCOME PHASE.

CONTRACT MAINTENANCE CHARGE
(see Note 4 under "Explanation of Fee Table and Examples")

                                                $30 per CONTRACT per year

SEPARATE ACCOUNT ANNUAL EXPENSES
(as a percentage of average account value)
Mortality and Expense Risk Charge                          1.25%
Administrative Charge                                       .15%
                                                            ----
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES                     1.40%

INVESTMENT PORTFOLIO EXPENSES
(as a percentage of the average daily net assets of an INVESTMENT PORTFOLIO)

                                                                                                             TOTAL ANNUAL
                                                                                            OTHER EXPENSES    PORTFOLIO
                                                                                            (AFTER EXPENSE     EXPENSES
                                                                                            REIMBURSEMENT   (AFTER EXPENSE
                                                                    MANAGEMENT       12b-1   FOR CERTAIN   REIMBURSEMENT FOR
                                                                       FEES          FEES     PORTFOLIOS)  CERTAIN PORTFOLIOS)
------------------------------------------------------------------------------------------------------------------------------
CONSECO SERIES TRUST (1)
Balanced Portfolio (2)...............................................  0.75%           --        0.00%          0.75%
Equity Portfolio (2).................................................  0.80%           --        0.00%          0.80%
Fixed Income Portfolio...............................................  0.70%           --        0.00%          0.70%
Government Securities Portfolio......................................  0.70%           --        0.00%          0.70%
Money Market Portfolio (2)...........................................  0.45%           --        0.00%          0.45%

THE ALGER AMERICAN FUND
Alger American Growth Portfolio......................................  0.75%           --        0.04%          0.79%
Alger American Leveraged AllCap Portfolio (3)........................  0.85%           --        0.11%          0.96%
Alger American MidCap Growth Portfolio...............................  0.80%           --        0.04%          0.84%
Alger American Small Capitalization Portfolio........................  0.85%           --        0.04%          0.89%

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
VP Income & Growth...................................................  0.70%           --        0.00%          0.70%
VP International.....................................................  1.50%           --        0.00%          1.50%
VP Value.............................................................  1.00%           --        0.00%          1.00%

BERGER INSTITUTIONAL PRODUCTS TRUST
Berger IPT--100 Fund (4).............................................  0.00%           --        1.00%          1.00%
Berger IPT--Growth and Income Fund (4)...............................  0.00%           --        1.00%          1.00%
Berger IPT--Small Company Growth Fund (4)............................  0.00%           --        1.15%          1.15%
Berger/BIAM IPT--International Fund (4)..............................  0.00%           --        1.20%          1.20%

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC....................  0.75%           --        0.05%          0.80%

DREYFUS STOCK INDEX FUND.............................................  0.25%           --        0.01%          0.26%

DREYFUS VARIABLE INVESTMENT FUND
Disciplined Stock Portfolio..........................................  0.75%           --        0.13%          0.88%
International Value Portfolio........................................  1.00%           --        0.29%          1.29%

FEDERATED INSURANCE SERIES
Federated High Income Bond Fund II ..................................  0.60%           --        0.18%          0.78%
Federated International Equity Fund II (5)...........................  0.53%           --        0.72%          1.25%
Federated Utility Fund II (5)........................................  0.68%           --        0.25%          0.93%

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INVESCO VIF - High Yield Fund (6)....................................  0.60%           --        0.47%          1.07%
INVESCO VIF - Equity Income Fund (6)(7)..............................  0.75%           --        0.18%          0.93%

JANUS ASPEN SERIES
Aggressive Growth Portfolio .........................................  0.72%           --        0.03%          0.75%
Growth Portfolio (8).................................................  0.65%           --        0.03%          0.68%
Worldwide Growth Portfolio (8).......................................  0.65%           --        0.07%          0.72%

LAZARD RETIREMENT SERIES, INC.
Lazard Retirement Equity Portfolio (9)...............................  0.75%        0.25%        0.25%          1.25%
Lazard Retirement Small Cap Portfolio (9)............................  0.75%        0.25%        0.25%          1.25%

LORD ABBETT SERIES FUND, INC.
Growth and Income Portfolio .........................................  0.50%           --        0.26%          0.76%

MITCHELL HUTCHINS SERIES TRUST
Growth and Income Portfolio..........................................  0.70%           --        0.34%          1.04%

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST (10)
Limited Maturity Bond Portfolio......................................  0.65%           --        0.11%          0.76%
Partners Portfolio...................................................  0.78%           --        0.06%          0.84%

STRONG OPPORTUNITY FUND II, INC.
Opportunity Fund II..................................................  1.00%           --        0.16%          1.16%

STRONG VARIABLE INSURANCE FUNDS, INC
Strong Mid Cap Growth Fund II (11)...................................  1.00%           --        0.20%          1.20%

VAN ECK WORLDWIDE INSURANCE TRUST (12)
Worldwide Bond Fund..................................................  1.00%           --        0.15%          1.15%
Worldwide Emerging Markets Fund......................................  1.00%           --        0.50%          1.50%
Worldwide Hard Assets Fund...........................................  1.00%           --        0.16%          1.16%
Worldwide Real Estate Fund...........................................  0.89%           --        0.00%          0.89%

     (1) The expense information in the table has been restated to reflect current fees. Pursuant to a contractual arrangement with the Trust, Conseco Capital Management, Inc., the adviser, has agreed to waive fees and/or reimburse portfolio expenses through 4/30/00, so that the annual operating expenses of each portfolio are limited to the Total Annual Expenses for each respective portfolio, as set forth above. This arrangement does not cover interest, taxes, brokerage commissions, and extraordinary expenses. The total percentages in the above table are after reimbursement. In the absence of expense reimbursement, the total estimated fees and expenses for 1999 would total: 0.83% for the Money Market Portfolio; 0.97% for the Government Securities Portfolio; 0.89% for the Fixed Income Portfolio; 1.01% for the Balanced Portfolio and 0.95% for the Equity Portfolio.

     (2) Conseco Capital Management, Inc., since January 1, 1993, has waived its management fees in excess of the annual rates set forth above. Absent such fee waivers, the management fees would be: .85% for the Balanced Portfolio; .85% for the Equity Portfolio; and .70% for the Money Market Portfolio.

     (3) The Alger American Leveraged AllCap Portfolio's "Other Expenses" includes .03% of interest expense.

     (4) The Funds' investment advisers have agreed to waive their advisory fee and reimburse the Funds for additional expenses to the extent that normal operating expenses in any fiscal year, including the investment advisory fee but excluding brokerage commissions, interest, taxes and extraordinary expenses, of each of the Berger IPT--100 Fund and the Berger IPT--Growth and Income Fund exceed 1.00%, the normal operating expenses in any fiscal year of the Berger IPT--Small Company Growth Fund exceed 1.15%, and the normal operating expenses of the Berger/BIAM IPT--International Fund exceed 1.20% of the respective Fund's average daily net assets. Absent the waiver and reimbursement, the Management Fee for the Berger IPT--100 Fund, Berger IPT--Growth and Income Fund, the Berger IPT--Small Company Growth Fund and the Berger/BIAM IPT--International Fund would have been .75%, .75%, .90%, and .90% respectively, and their Total Annual Portfolio Expenses would have been 2.88%, 1.99%, 2.19% and 2.85%, respectively.

     (5) In the absence of a voluntary waiver by Federated Investment Management Company, the Funds' investment adviser, the Management Fee and Total Annual Portfolio Expenses would have been 0.75% and 1.00%, respectively, for Utility Fund II. Absent a voluntary waiver of the management fee and the voluntary reimbursement of certain other operating expenses by Federated Investment Management Company, the Management Fee and Total Annual Portfolio Expenses for International Equity Fund II would have been 1.00% and 1.72%, respectively.

     (6) The Fund's actual Total Annual Fund Operating Expenses were lower than the figures shown because its transfer agent and/or custodian fees were reduced under expense offset arrangements. Because of an SEC requirement, the figures shown do not reflect these reductions.

     (7) Certain expenses of the Fund are being absorbed voluntarily by INVESCO Funds Group, Inc. pursuant to a commitment to the Fund. In the absence of such absorption, Other Expenses and Total Annual Fund Operating Expenses for the year ended December 31, 1998 were 0.42% and 1.17%, respectively. This commitment may be changed at any time following consultation with the board of directors.

     (8) The expense figures shown are net of certain fee waivers or reductions from Janus Capital Corporation, the investment adviser of the Janus Aspen Series. Without such waivers or reductions, the total fees and expenses in 1998 would have totaled: 0.75% for Growth and 0.74% for Worldwide Growth.

     (9) Lazard Asset Management, the Fund's investment adviser, has voluntarily agreed to reimburse all expenses through December 31, 1999 to the extent total annual portfolio expenses exceed in any fiscal year 1.25% of the Portfolio's average daily net assets. Absent such an agreement with the adviser, the total annual portfolio expenses for the year ended December 31, 1998 would have been 21.32% for the Lazard Retirement Equity Portfolio and 16.20% for the Lazard Retirement Small Cap Portfolio.

     (10) Neuberger Berman Advisers Management Trust is divided into portfolios ("Portfolios"), each of which invests all of its net investable assets in a corresponding series ("Series") of Advisers Managers Trust. The figures reported under "Management Fees" include the aggregate of the administration fees paid by the Portfolio and the management fees paid by its corresponding Series. Similarly, "Other Expenses" includes all other expenses of the Portfolio and its corresponding Series.

     (11) Strong Capital Management, Inc., the investment adviser of the Strong Mid Cap Growth Fund II, has voluntarily agreed to cap the Fund's total operating expenses at 1.20%. In the absence of the expense cap, total annual portfolio expenses for the year ended December 31, 1998 were 1.55%. The Adviser has no current intention to, but may in the future, discontinue or modify any waiver of fees or absorption of expenses at its discretion with appropriate notification to its shareholders.

     (12) Van Eck Associates Corporation (the "Adviser") agreed to assume expenses exceeding 1.50% of the Worldwide Emerging Markets Fund's average daily net assets. Absent this expense reimbursement, Other Expenses would have been 0.61% and Total Portfolio Expenses would have been 1.61%. The Worldwide Hard Assets Fund's Other Expenses was reduced by a fee arrangement based on cash balances left on deposit with the custodian and a directed brokerage arrangement where the Fund directs certain portfolio trades to a broker that, in turn, pays a portion of the Fund's expenses. Absent these arrangements, the Other Expenses would have been 0.20% and Total Portfolio Expenses would have been 1.20%. For the Worldwide Real Estate Fund the Adviser agreed to waive its management fees and assume certain expenses for the period January 1, 1998 to February 28, 1998. The Adviser also agreed to assume expenses exceeding 1.00% of the Worldwide Real Estate Fund's average daily net assets for the period March 1, 1998 to December 31, 1998. The Worldwide Real Estate Fund expenses were also reduced by a fee arrangement based on cash balances left on deposit with the custodian and a directed brokerage arrangement where the Fund directs certain portfolio trades to a broker that, in turn, pays a portion of the Fund's expenses. Absent these arrangements, the management fee would have been 1.00%, the Other Expenses would have been 4.32% and Total Portfolio Expenses would have been 5.32% for the Worldwide Real Estate Fund.


EXAMPLES:

     You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:

     (a) if you surrender your CONTRACT at the end of each time period; (b) if you do not surrender your CONTRACT; (c)if you annuitize your CONTRACT (except under certain circumstances).

                                                      TIME PERIODS
                                   1 YEAR      3 YEARS     5 YEARS    10 YEARS

------------------------------------------------------------------------------

CONSECO SERIES TRUST
  Balanced                        (a) $85     (a) $123     (a) $154   (a) $255
                                  (b) $23     (b) $ 69     (b) $119   (b) $255
                                  (c) $85     (c) $123     (c) $119   (c) $255
  Equity                          (a) $86     (a) $124     (a) $157   (a) $260
                                  (b) $23     (b) $ 71     (b) $121   (b) $260
                                  (c) $86     (c) $124     (c) $121   (c) $260
  Fixed Income                    (a) $85     (a) $121     (a) $152   (a) $250
                                  (b) $22     (b) $ 68     (b) $116   (b) $250
                                  (c) $85     (c) $121     (c) $116   (c) $250
  Government Securities           (a) $85     (a) $121     (a) $152   (a) $250
                                  (b) $22     (b) $ 68     (b) $116   (b) $250
                                  (c) $85     (c) $121     (c) $116   (c) $250
  Money Market                    (a) $82     (a) $114     (a) $139   (a) $224
                                  (b) $20     (b) $ 60     (b) $104   (b) $224
                                  (c) $82     (c) $114     (c) $104   (c) $224

THE ALGER AMERICAN FUND
  Alger American Growth           (a) $86     (a) $124     (a) $156   (a) $259
                                  (b) $23     (b) $ 71     (b) $121   (b) $259
                                  (c) $86     (c) $124     (c) $121   (c) $259
  Alger American Leveraged
     AllCap                       (a) $87     (a) $129     (a) $165   (a) $276
                                  (b) $25     (b) $ 76     (b) $129   (b) $276
                                  (c) $87     (c) $129     (c) $129   (c) $276
  Alger American MidCap Growth    (a) $86     (a) $126     (a) $159   (a) $264
                                  (b) $23     (b) $ 72     (b) $123   (b) $264
                                  (c) $86     (c) $126     (c) $123   (c) $264
  Alger American Small
     Capitalization               (a) $87     (a) $127     (a) $161   (a) $269
                                  (b) $24     (b) $ 74     (b) $126   (b) $269
                                  (c) $87     (c) $127     (c) $126   (c) $269

AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC
  VP Income & Growth              (a) $85     (a) $121     (a) $152   (a) $250
                                  (b) $22     (b) $ 68     (b) $116   (b) $250
                                  (c) $85     (c) $121     (c) $116   (c) $250
  VP International                (a) $93     (a) $145     (a) $192   (a) $328
                                  (b) $30     (b) $ 92     (b) $156   (b) $328
                                  (c) $93     (c) $145     (c) $156   (c) $328
  VP Value                        (a) $88     (a) $130     (a) $167   (a) $280
                                  (b) $25     (b) $ 77     (b) $131   (b) $280
                                  (c) $88     (c) $130     (c) $131   (c) $280

BERGER INSTITUTIONAL PRODUCTS
TRUST

  Berger IPT--100                 (a) $88     (a) $130     (a) $167   (a) $280
                                  (b) $25     (b) $ 77     (b) $131   (b) $280
                                  (c) $88     (c) $130     (c) $131   (c) $280
  Berger IPT--Growth and Income   (a) $88     (a) $130     (a) $167   (a) $280
                                  (b) $25     (b) $ 77     (b) $131   (b) $280
                                  (c) $88     (c) $130     (c) $131   (c) $280
  Berger IPT--Small Company
     Growth                       (a) $89     (a) $135     (a) $174   (a) $295
                                  (b) $27     (b) $ 81     (b) $139   (b) $295
                                  (c) $89     (c) $135     (c) $139   (c) $295
  Berger/BIAM IPT--International  (a) $90     (a) $136     (a) $177   (a) $300
                                  (b) $27     (b) $ 83     (b) $141   (b) $300
                                  (c) $90     (c) $136     (c) $141   (c) $300




THE DREYFUS SOCIALLY RESPONSIBLE
GROWTH FUND, INC.
                                  (a) $86     (a) $124     (a) $157   (a) $260
                                  (b) $23     (b) $ 71     (b) $121   (b) $260
                                  (c) $86     (c) $124     (c) $121   (c) $260

DREYFUS STOCK INDEX FUND
                                  (a) $80     (a) $108     (a) $129   (a) $204
                                  (b) $18     (b) $ 55     (b) $ 94   (b) $204
                                  (c) $80     (c) $108     (c) $ 94   (c) $204

DREYFUS VARIABLE INVESTMENT FUND
  Disciplined Stock               (a) $87     (a) $127     (a) $161   (a) $268
                                  (b) $24     (b) $ 73     (b) $125   (b) $268
                                  (c) $87     (c) $127     (c) $125   (c) $268
  International Value             (a) $91     (a) $139     (a) $181   (a) $308
                                  (b) $28     (b) $ 86     (b) $146   (b) $308
                                  (c) $91     (c) $139     (c) $146   (c) $308

FEDERATED INSURANCE SERIES
  Federated High Income Bond II   (a) $86     (a) $124     (a) $156   (a) $258
                                  (b) $23     (b) $ 70     (b) $120   (b) $258
                                  (c) $86     (c) $124     (c) $120   (c) $258
  Federated International
     Equity II                    (a) $90     (a) $138     (a) $179   (a) $305
                                  (b) $28     (b) $ 84     (b) $144   (b) $305
                                  (c) $90     (c) $138     (c) $144   (c) $305
  Federated Utility II            (a) $87     (a) $128     (a) $163   (a) $273
                                  (b) $24     (b) $ 75     (b) $128   (b) $273
                                  (c) $87     (c) $128     (c) $128   (c) $273

INVESCO VARIABLE INVESTMENT FUNDS, INC.
  INVESCO VIF - High Yield        (a) $89     (a) $133     (a) $170   (a) $287
                                  (b) $26     (b) $ 79     (b) $135   (b) $287
                                  (c) $89     (c) $133     (c) $135   (c) $287
  INVESCO VIF - Equity Income     (a) $87     (a) $128     (a) $163   (a) $273
                                  (b) $24     (b) $ 75     (b) $128   (b) $273
                                  (c) $87     (c) $128     (c) $128   (c) $273

JANUS ASPEN SERIES
  Aggressive Growth               (a) $85     (a) $123     (a) $154   (a) $255
                                  (b) $23     (b) $ 69     (b) $119   (b) $255
                                  (c) $85     (c) $123     (c) $119   (c) $255
  Growth                          (a) $85     (a) $121     (a) $151   (a) $248
                                  (b) $22     (b) $ 67     (b) $115   (b) $248
                                  (c) $85     (c) $121     (c) $115   (c) $248

  Worldwide Growth                (a) $85     (a) $122     (a) $153   (a) $252
                                  (b) $22     (b) $ 68     (b) $117   (b) $252
                                  (c) $85     (c) $122     (c) $117   (c) $252

LAZARD RETIREMENT SERIES, INC.
  Lazard Retirement Equity        (a) $90     (a) $138     (a) $179   (a) $305
                                  (b) $28     (b) $ 84     (b) $144   (b) $305
                                  (c) $90     (c) $138     (c) $144   (c) $305
  Lazard Retirement Small Cap     (a) $90     (a) $138     (a) $179   (a) $305
                                  (b) $28     (b) $ 84     (b) $144   (b) $305
                                  (c) $90     (c) $138     (c) $144   (c) $305

LORD ABBETT SERIES FUND, INC.
  Growth and Income               (a) $85     (a) $123     (a) $155   (a) $256
                                  (b) $23     (b) $ 70     (b) $119   (b) $256
                                  (c) $85     (c) $123     (c) $119   (c) $256

MITCHELL HUTCHINS SERIES TRUST
  Growth and Income               (a) $88     (a) $132     (a) $169   (a) $284
                                  (b) $25     (b) $ 78     (b) $133   (b) $284
                                  (c) $88     (c) $132     (c) $133   (c) $284

NEUBERGER BERMAN ADVISERS
MANAGEMENT TRUST
  Limited Maturity Bond           (a) $85     (a) $123     (a) $155   (a) $256
                                  (b) $23     (b) $ 70     (b) $119   (b) $256
                                  (c) $85     (c) $123     (c) $119   (c) $256
  Partners                        (a) $86     (a) $126     (a) $159   (a) $264
                                  (b) $23     (b) $ 72     (b) $123   (b) $264
                                  (c) $86     (c) $126     (c) $123   (c) $264

STRONG OPPORTUNITY FUND II, INC.
  Opportunity Fund II             (a) $89     (a) $135     (a) $175   (a) $296
                                  (b) $27     (b) $ 82     (b) $139   (b) $296
                                  (c) $89     (c) $135     (c) $139   (c) $296

STRONG VARIABLE INSURANCE FUNDS, INC.
  Strong Mid Cap Growth II        (a) $90     (a) $136     (a) $177   (a) $300
                                  (b) $27     (b) $ 83     (b) $141   (b) $300
                                  (c) $90     (c) $136     (c) $141   (c) $300

VAN ECK WORLDWIDE INSURANCE TRUST
  Worldwide Bond                  (a) $89     (a) $135     (a) $174   (a) $295
                                  (b) $27     (b) $ 81     (b) $139   (b) $295
                                  (c) $89     (c) $135     (c) $139   (c) $295
  Worldwide Emerging Markets      (a) $93     (a) $145     (a) $192   (a) $328
                                  (b) $30     (b) $ 92     (b) $156   (b) $328
                                  (c) $93     (c) $145     (c) $156   (c) $328
  Worldwide Hard Assets           (a) $89     (a) $135     (a) $175   (a) $296
                                  (b) $27     (b) $ 82     (b) $139   (b) $296
                                  (c) $89     (c) $135     (c) $139   (c) $296
  Worldwide Real Estate           (a) $87     (a) $127     (a) $161   (a) $269
                                  (b) $24     (b) $ 74     (b) $126   (b) $269
                                  (c) $87     (c) $127     (c) $126   (c) $269


EXPLANATION OF FEE TABLE AND EXAMPLES

     1. The purpose of the Fee Table is to show you the various expenses you will incur directly or indirectly with the CONTRACT. The Fee Table reflects expenses of the Separate Account as well as the INVESTMENT PORTFOLIOS.

     2. Every year you can take money out of your CONTRACT, without the contingent deferred sales charge, of an amount equal to the greater of: (i) 10% of the value of your CONTRACT or (ii) the IRS minimum distribution requirement for your CONTRACT if issued as an Individual Retirement Annuity, or (iii) the total of your PURCHASE PAYMENTS that have been in the CONTRACT more than 7 complete years.

     3. Conseco Variable will not charge you the transfer fee even if there is more than one transfer in a 30-day period during the ACCUMULATION PHASE if the transfer is for the Dollar Cost Averaging, Sweep or Rebalancing Programs. We will also not charge you a transfer fee on transfers made at the end of the free look period. All reallocations made on the same day count as one transfer.

     4. Conseco Variable will not charge the contract maintenance charge if the value of your CONTRACT is $50,000 or more. However, if you make a complete withdrawal, we will charge the contract maintenance charge.

     5. Premium taxes are not reflected. Premium taxes may apply depending on the state where you live.

     6. The assumed average CONTRACT size is $30,000.

     7. THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

   There is Condensed Financial Information in Appendix A to this prospectus.

1. THE CONSECO ADVANTAGE ANNUITY CONTRACT

     This Prospectus describes the Conseco Advantage Fixed and Variable Annuity CONTRACT offered by Conseco Variable.

     An annuity is a CONTRACT between you, the OWNER, and an insurance company (in this case Conseco Variable), where the insurance company promises to pay you an income, in the form of ANNUITY PAYMENTS. Until you decide to begin receiving ANNUITY PAYMENTS, your annuity is in the ACCUMULATION PHASE. Once you begin receiving ANNUITY PAYMENTS, your CONTRACT switches to the INCOME PHASE.

     The CONTRACT benefits from TAX-DEFERRAL. TAX-DEFERRAL means that you are not taxed on earnings or appreciation on the assets in your CONTRACT until you take money out of your CONTRACT.

     The CONTRACT is a variable annuity. You can choose among 40 INVESTMENT PORTFOLIOS and, depending upon market conditions, you can make or lose money in any of these portfolios. If you select the variable annuity portion of the CONTRACT, the amount of money you are able to accumulate in your CONTRACT during the ACCUMULATION PHASE depends upon the investment performance of the INVESTMENT PORTFOLIO(S) you select. The amount of the ANNUITY PAYMENTS you receive during the INCOME PHASE from the variable annuity portion of the CONTRACT also depends upon the investment performance of the INVESTMENT PORTFOLIOS you select for the INCOME PHASE.

     The CONTRACT contains a FIXED ACCOUNT. The FIXED ACCOUNT offers an interest rate that is guaranteed to be no less than 3% by Conseco Variable. If you select the FIXED ACCOUNT, the amount of money you are able to accumulate in your CONTRACT during the ACCUMULATION PHASE depends upon the total interest credited to your CONTRACT. The amount of the ANNUITY PAYMENTS you receive during the INCOME PHASE from the FIXED ACCOUNT portion of the CONTRACT will remain level for the entire INCOME PHASE.

     The CONTRACT also contains 3 GUARANTEE PERIODS within the MVA OPTION. Your money will earn interest at the rate set by Conseco Variable. The interest rate is guaranteed by Conseco Variable for the time you agree to leave your money in the GUARANTEE PERIOD. We currently offer GUARANTEE PERIODS for 1, 3 and 5 years. If you allocate money to a GUARANTEE PERIOD, the amount of money you are able to accumulate in your CONTRACT during the ACCUMULATION PHASE depends upon the total interest credited to your CONTRACT. An adjustment to your CONTRACT will apply to withdrawals, transfers or annuitizations from the 1, 3 and 5 year GUARANTEE PERIODS prior to the end of the selected period.

     As OWNER of the CONTRACT, you exercise all rights under the CONTRACT. You can change the OWNER at any time by notifying Conseco Variable in writing. You and another person can be named JOINT OWNERS. We have described more information on this in Section 10--Other Information.

2. ANNUITY PAYMENTS (THE INCOME PHASE)

     Under the CONTRACT you can receive regular income payments. You can choose the month and year in which those payments begin. We call that date the ANNUITY DATE. Your ANNUITY DATE can be any date selected by you. Your ANNUITY DATE cannot be any earlier than 90 days after we issue the CONTRACT. ANNUITY PAYMENTS must begin by the earlier of the ANNUITANT's 90th birthday or the maximum date allowed by law. You can also choose among income plans. We call those ANNUITY OPTIONS.

     We ask you to choose your ANNUITY DATE when you purchase the CONTRACT. With 30 days notice to us, you can change the ANNUITY DATE or ANNUITY OPTION at any time before the ANNUITY DATE. The ANNUITANT is the person whose life we look to when we determine ANNUITY PAYMENTS.

     You can select an ANNUITY OPTION any time 30 days before the ANNUITY DATE. If you do not choose an ANNUITY OPTION, we will assume that you selected Option 2 which provides a life annuity with 10 years of guaranteed payments.

     On the ANNUITY DATE the value of your CONTRACT, less any premium tax, plus any market value adjustment (which may be positive or negative), less any contingent deferred sales charge, and less any contract maintenance charge will be applied under the ANNUITY OPTION you selected. If you select an ANNUITY DATE that is at least 4 years after your CONTRACT was issued and you choose an ANNUITY OPTION that has a life contingency or is for a minimum of 5 years, the value of your CONTRACT, less any premium tax and less any contract maintenance charge will be applied under the ANNUITY OPTION you selected. A contingent deferred sales charge will not be deducted under these circumstances.

     During the INCOME PHASE, you can choose to have payments come from the INVESTMENT PORTFOLIOS, the FIXED ACCOUNT or both. Payments cannot come from the MVA OPTION during the INCOME PHASE. If you don't tell us otherwise, your ANNUITY PAYMENTS will be based on the investment allocations in the INVESTMENT PORTFOLIOS and FIXED ACCOUNT that were in place on the ANNUITY DATE.

     If you choose to have any portion of your ANNUITY PAYMENTS come from the INVESTMENT PORTFOLIO(S), the dollar amount of your payment will depend upon 3 things:

     1) the value of your CONTRACT in the INVESTMENT PORTFOLIO(S) on the ANNUITY DATE;

     2) the 3% or 5% (as you selected) assumed investment rate used in the annuity table for the CONTRACT; and

     3)   the performance of the INVESTMENT PORTFOLIO(S) you selected.

You can choose either a 5% or a 3% assumed investment rate. If the actual performance exceeds the 3% or 5% (as you selected) assumed investment rate, your ANNUITY PAYMENTS will increase. Similarly, if the actual investment rate is less than 3% or 5% (as you selected) your ANNUITY PAYMENTS will decrease.

     Unless you notify us otherwise, we will pay the ANNUITY PAYMENTS to you. You can change the payee at any time prior to the ANNUITY DATE. Income from any distribution will be reported to you for tax purposes.

     You can choose one of the following ANNUITY OPTIONS or any other ANNUITY OPTION which is acceptable to Conseco Variable. After ANNUITY PAYMENTS begin, you cannot change the ANNUITY OPTION.


     OPTION 1. INCOME FOR A SPECIFIED PERIOD. We will pay an income for a specific number of years in equal installments.

     OPTION 2. LIFE ANNUITY WITH 5, 10 OR 20 YEARS GUARANTEED. We will make monthly ANNUITY PAYMENTS so long as the ANNUITANT is alive. However, when the ANNUITANT dies, if we have made ANNUITY PAYMENTS for less than the selected guaranteed period, we will then continue to make ANNUITY PAYMENTS for the rest of the guaranteed period to the beneficiary.

     OPTION 3. INCOME OF SPECIFIED AMOUNT. We will pay income of a specified amount until the principal and interest are exhausted.

     OPTION 4. JOINT AND SURVIVOR ANNUITY. We will make monthly ANNUITY PAYMENTS so long as the ANNUITANT and a joint ANNUITANT are both alive. When either of these people die, the amount of the ANNUITY PAYMENTS we will make to the survivor can be equal to 100%, 66 2/3% or 50% of the amount that we would have paid if both were alive.

     ANNUITY PAYMENTS are made monthly unless you have less than $5,000 to apply toward a payment. In that case, Conseco Variable may make a single lump sum payment to you. Likewise, if your ANNUITY PAYMENTS would be less than $50 a month, Conseco Variable has the right to change the frequency of payments so that your ANNUITY PAYMENTS are at least $50.

3. PURCHASE

PURCHASE PAYMENTS

     A PURCHASE PAYMENT is the money you give us to buy the CONTRACT. The minimum we will accept is $5,000 when the CONTRACT is bought as a NON-QUALIFIED CONTRACT. If you are buying the CONTRACT as part of an Individual Retirement Annuity (IRA), the minimum we will accept is $2,000. For each GUARANTEE PERIOD of the MVA OPTION, a minimum of $2,000 is required. The maximum we accept is $2,000,000 without our prior approval.

You can make additional PURCHASE PAYMENTS of $500 or more to a NON-QUALIFIED CONTRACT and $50 to an IRA CONTRACT. However, if you select the automatic premium check option, you can make additional payments of $200 each month for NON-QUALIFIED CONTRACTS and $50 each month for IRA CONTRACTS.

ALLOCATION OF PURCHASE PAYMENTS

     When you purchase a CONTRACT, we will allocate your PURCHASE PAYMENT to the FIXED ACCOUNT, the GUARANTEE PERIODS of the MVA OPTION and/or one or more of the INVESTMENT PORTFOLIOS you have selected. CURRENTLY, YOU CAN ALLOCATE MONEY TO UP TO 15 INVESTMENT PORTFOLIOS AT ANY ONE TIME. If you make additional PURCHASE PAYMENTS, we will allocate them in the same way as your first PURCHASE PAYMENT unless you tell us otherwise. Currently, the minimum amount which can be allocated to any of the GUARANTEE PERIODS of the MVA OPTION is $2,000. We reserve the right to change this amount in the future.

     Once we receive your PURCHASE PAYMENT and the necessary information, we will issue your CONTRACT and allocate your first PURCHASE PAYMENT within 2 business days. If you do not provide us all of the information needed, we will contact you. If for some reason we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information. If you add more money to your CONTRACT by making additional PURCHASE PAYMENTS, we will credit these amounts to your CONTRACT within one business day. Our business day closes when the New York Stock Exchange closes, usually 4:00 P.M. Eastern time.

FREE LOOK

     If you change your mind about owning the CONTRACT, you can cancel it within 10 days after receiving it (or whatever period is required in your state). When you CANCEL the CONTRACT within this time period, Conseco Variable will not assess a contingent deferred sales charge. On the day we receive your request we will return the value of your CONTRACT. In some states, we may be required to refund your PURCHASE PAYMENT. If you have purchased the CONTRACT as an IRA, we are required to give you back your PURCHASE PAYMENT if you decide to cancel your CONTRACT within 10 days after receiving it (or whatever period is required in your state).

ACCUMULATION UNITS

     The ACCUMULATION UNIT value for each account was arbitrarily set initially at $10.00. The value of the variable annuity portion of your CONTRACT will increase or decrease depending upon the investment performance of the INVESTMENT PORTFOLIO(S) you choose. In order to keep track of the value of your CONTRACT, we use a unit of measure we call an ACCUMULATION UNIT. (An ACCUMULATION UNIT works like a share of a mutual fund.) During the INCOME PHASE of the CONTRACT we call the unit an ANNUITY UNIT.

     Every business day we determine the value of an ACCUMULATION UNIT for each of the INVESTMENT PORTFOLIOS by multiplying the ACCUMULATION UNIT value for the previous period by a factor for the current period. The factor is determined by:

     1. dividing the value of an INVESTMENT PORTFOLIO share at the end of the current period (and any charges for taxes) by the value of an INVESTMENT PORTFOLIO share for the previous period; and

     2. subtracting the daily amount of the insurance charges.

     The value of an ACCUMULATION UNIT may go up or down from day to day.

     When you make a PURCHASE PAYMENT, we credit your CONTRACT with ACCUMULATION UNITS. The number of ACCUMULATION UNITS credited is determined by dividing the amount of the PURCHASE PAYMENT allocated to an INVESTMENT PORTFOLIO by the value of the ACCUMULATION UNIT for that INVESTMENT PORTFOLIO.

     We calculate the value of an ACCUMULATION UNIT for each INVESTMENT PORTFOLIO after the New York Stock Exchange closes each day and then credit your CONTRACT.

   EXAMPLE:

     On Wednesday we receive an additional PURCHASE PAYMENT of $4,000 from you. You have told us you want this to go to the Equity Portfolio. When the New York Stock Exchange closes on that Wednesday, we determine that the value of an ACCUMULATION UNIT for the Equity Portfolio is $12.25. We then divide $4,000 by $12.25 and credit your CONTRACT on Wednesday night with 326.53 ACCUMULATION UNITS for the Equity Portfolio.

4. INVESTMENT OPTIONS

INVESTMENT PORTFOLIOS

     The CONTRACT offers 40 INVESTMENT PORTFOLIOS which are listed below. You can invest in up to 15 INVESTMENT PORTFOLIOS at any one time. Additional INVESTMENT PORTFOLIOS may be available in the future.

     Shares of the funds are offered in connection with certain variable annuity contracts and variable life insurance policies of various life insurance companies which may or may not be affiliated with Conseco Variable. Certain INVESTMENT PORTFOLIOS are also sold directly to QUALIFIED plans. The funds do not believe that offering their shares in this manner will be disadvantageous to you.

     Conseco  Variable  may enter into  certain  arrangements  under which it is
reimbursed  by  the  INVESTMENT   PORTFOLIOS'   advisers,   distributors  and/or
affiliates for the administrative services which it provides to the portfolios.

     YOU  SHOULD  READ  THE   PROSPECTUSES  FOR  THESE  FUNDS  CAREFULLY  BEFORE
INVESTING. COPIES OF THESE PROSPECTUSES ARE ATTACHED TO THIS PROSPECTUS.

   CONSECO SERIES TRUST

     Conseco Series Trust is a mutual fund with multiple portfolios. Conseco Series Trust is managed by Conseco Capital Management, Inc. The following portfolios are available under the CONTRACT:

   Balanced Portfolio (formerly, Asset Allocation Portfolio)
   Equity Portfolio (formerly, Common Stock Portfolio)
   Fixed Income Portfolio (formerly, Corporate Bond Portfolio)
   Government Securities Portfolio
   Money Market Portfolio

   THE ALGER AMERICAN FUND

     The Alger American Fund is a mutual fund with multiple portfolios. Fred Alger Management, Inc. serves as the Fund's investment adviser. The following portfolios are available under the CONTRACT:

   Alger American Growth Portfolio
   Alger American Leveraged AllCap Portfolio
   Alger American MidCap Growth Portfolio
   Alger American Small Capitalization Portfolio

   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

     American Century Variable Portfolios, Inc. is a series of funds managed by American Century Investment Management, Inc. The following portfolios are available under the CONTRACT:

   VP Income & Growth
   VP International
   VP Value (long-term capital growth with income as a secondary objective)

   BERGER INSTITUTIONAL PRODUCTS TRUST

     Berger Institutional Products Trust is a mutual fund with multiple portfolios. Berger Associates, Inc. is the investment adviser to all portfolios except the Berger/BIAM IPT--International Fund. BBOI Worldwide, LLC is the adviser to the Berger/BIAM IPT--International Fund. The following portfolios are available under the CONTRACT:

   Berger IPT--100 Fund (long-term capital appreciation)
   Berger IPT--Growth and Income Fund
   Berger IPT--Small Company Growth Fund
   Berger/BIAM IPT--International Fund

   THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

     The Dreyfus Socially Responsible Growth Fund, Inc. is managed by The Dreyfus Corporation. Dreyfus has hired NCM Capital Management Group, Inc. to serve as sub-investment adviser and provide day-to-day management of the Fund's investments.

   DREYFUS STOCK INDEX FUND

     The Dreyfus Corporation serves as the Fund's manager. Dreyfus has hired its affiliate, Mellon Equity Associates, to serve as the Fund's index fund manager and provide day-to-day management of the Fund's investments.

   DREYFUS VARIABLE INVESTMENT FUND

     The Dreyfus Variable Investment Fund is a mutual fund with multiple portfolios. The Dreyfus Corporation serves as the investment adviser. The following portfolios are available under the CONTRACT:

     Disciplined   Stock  Portfolio   (seeks  to  outperform  the  total  return
performance of the Standard & Poor's 500 Composite Stock Price Index)

   International Value Portfolio

   FEDERATED INSURANCE SERIES

     Federated Insurance Series is a mutual fund with multiple portfolios. Federated Investment Management Company is the investment adviser. The adviser changed its name from Federated Advisers to Federated Investment Management Company on March 31, 1999. Federated Global Investment Management Corp. is the sub-adviser of the Federated International Equity Fund II. The following portfolios are available under the CONTRACT:

   Federated High Income Bond Fund II
   Federated International Equity Fund II
   Federated Utility Fund II

   INVESCO VARIABLE INVESTMENT FUNDS, INC.

     INVESCO Variable Investment Funds, Inc. is a mutual fund with multiple portfolios. INVESCO Funds Group, Inc. is the investment adviser. The following portfolios are available under the CONTRACT:

   INVESCO VIF - High Yield Fund (seeks high level of current income) INVESCO VIF - Equity Income Fund (formerly, INVESCO VIF-Industrial Income
                 Portfolio)(seeks high current income with growth of capital as a secondary goal)

   JANUS ASPEN SERIES

     The Janus Aspen Series is a mutual fund with multiple portfolios which are advised by Janus Capital Corporation. The following portfolios are available under the CONTRACT:

   Aggressive Growth Portfolio
   Growth Portfolio
   Worldwide Growth Portfolio

   LAZARD RETIREMENT SERIES, INC.

     Lazard Retirement Series, Inc. is a mutual fund with multiple portfolios. Lazard Asset Management, a division of Lazard Freres & Co. LLC, is the investment manager for each portfolio. The following portfolios are available under the CONTRACT:

   Lazard Retirement Equity Portfolio
   Lazard Retirement Small Cap Portfolio

   LORD ABBETT SERIES FUND, INC.

     Lord Abbett Series Fund, Inc. is a mutual fund managed by Lord, Abbett & Co. The following portfolio is available under the CONTRACT:

   Growth and Income Portfolio

   MITCHELL HUTCHINS SERIES TRUST

     Mitchell Hutchins Series Trust is a mutual fund with multiple portfolios. Mitchell Hutchins Asset Management Inc. provides advisory and administrative services to the Fund. The following portfolio is available under the CONTRACT:

   Growth and Income Portfolio

   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

     Each portfolio of Neuberger Berman Advisers Management Trust invests in a corresponding series of Advisers Managers Trust. All series of Advisers Managers Trust are managed by Neuberger Berman Management Inc. The following are available under the CONTRACT:

   Limited Maturity Bond Portfolio
   Partners Portfolio (capital growth)

   STRONG OPPORTUNITY FUND II, INC.

     Strong Opportunity Fund II is a mutual fund managed by Strong Capital Management, Inc. The following portfolio is available under the CONTRACT:

   Opportunity Fund II (capital growth)

   STRONG VARIABLE INSURANCE FUNDS, INC.

     Strong Variable Insurance Funds, Inc. is a mutual fund with multiple series. Strong Capital Management, Inc. serves as the investment adviser. The following series is available under the CONTRACT:

   Strong Mid Cap Growth Fund II (formerly, Growth Fund II)

   VAN ECK WORLDWIDE INSURANCE TRUST

     Van Eck Worldwide Insurance Trust is a mutual fund with multiple portfolios which are managed by Van Eck Associates Corporation. The following portfolios are available under the CONTRACT:

   Worldwide Bond Fund
   Worldwide Emerging Markets Fund
   Worldwide Hard Assets Fund
   Worldwide Real Estate Fund

VOTING RIGHTS

     Conseco Variable is the legal OWNER of the INVESTMENT PORTFOLIO shares. However, Conseco Variable believes that when an INVESTMENT PORTFOLIO solicits proxies in conjunction with a vote of shareholders, it is required to obtain from you and other OWNERS instructions as to how to vote those shares. When we receive those instructions, we will vote all of the shares we own in proportion to those instructions. Should Conseco Variable determine that it is no longer required to comply with the above, we will vote the shares in our own right.

SUBSTITUTION

     Conseco Variable may, in the interest of shareholders, deem it necessary to discontinue one or more of the INVESTMENT PORTFOLIOS or substitute one of the Investment Portfolios you have selected with another Investment Portfolio. We will notify you of our intent to do this. We will obtain prior approval by the Securities and Exchange Commission before any such change is made.


THE FIXED ACCOUNT

     You can invest in the one year FIXED ACCOUNT of Conseco Variable. The FIXED ACCOUNT offers an interest rate that is guaranteed to be no less than 3% annually by Conseco Variable. If you select the FIXED ACCOUNT, your money will be placed with the other general assets of Conseco Variable.

THE MVA OPTION

     The CONTRACT also offers three GUARANTEE PERIODS of the market value adjustment option (MVA OPTION). A GUARANTEE PERIOD is the period of time for which interest is credited in the market value adjustment option. Each allocation or transfer to the MVA OPTION creates one or more new GUARANTEE PERIODS. We currently offer GUARANTEE PERIODS of 1, 3 and 5 years. You can allocate your PURCHASE PAYMENT or transfer money to any of the currently available periods.

     The GUARANTEE PERIODS of the MVA OPTION offer interest rates that are guaranteed by Conseco Variable. Interest rates may differ from time to time because of changes in market conditions. The interest rates set for a GUARANTEE PERIOD for new PURCHASE PAYMENTS may be different from the interest rates offered for money already in the GUARANTEE PERIODS. We set interest rates at our discretion. Once we set an interest rate for a GUARANTEE PERIOD, it will not change during that period.

     If you do not specify a GUARANTEE PERIOD at the time of renewal, we will select the same GUARANTEE PERIOD that just finished as long as it does not extend beyond the latest ANNUITY DATE. If it does, we will choose the one year period. If there is no GUARANTEE PERIOD for the same period available, the one year period will be selected. If it is not available, the next longest period will be selected.

     If you take money out (whether by withdrawal, transfer or annuitization) of the GUARANTEE PERIOD before the end of the period in excess of the free amount (see below), an adjustment will be made to the amount withdrawn. This adjustment is referred to as a market value adjustment. The market value adjustment can increase or decrease the amount you take out of your CONTRACT. However, after the first year in a period, you can make one withdrawal each year of up to a total of 10% of the value of your MVA OPTION in that period and no market value adjustment will be made to that withdrawal (free amount).

     We will not apply a market value adjustment for any withdrawals in the following situations:

o    to pay a death benefit;

o    to pay fees or charges under the CONTRACT;

o amounts which you withdraw or transfer during the 30-day period before the end of the GUARANTEE PERIOD;

o when your CONTRACT switches to the INCOME PHASE if your ANNUITY PAYMENTS begin after the 4th year from the date your CONTRACT was issued and you have chosen an ANNUITY OPTION that provides for a life contingency or is for a period of at least 5 years; or

o    withdrawals of the free amount.

     The market value adjustment is determined by comparing the U.S. Treasury rate which was in effect at the beginning of the GUARANTEE PERIOD for the length of the GUARANTEE PERIOD selected versus the current U.S. Treasury Rate as of the date of the withdrawal or transfer for the number of years remaining (rounded up) plus .005. The U.S. Treasury Rate is the Bloomberg published Treasury rate found in the Wall Street Journal or on the Bloomberg System, representing the last trade made in the Treasury market for the applicable maturities related to the product. In general, if interest rates have dropped between the time you allocated your money to the GUARANTEE PERIOD and the time you took it out, there will be a positive adjustment to the value of your CONTRACT. But, if interest rates have increased between the time you allocated your money to the GUARANTEE PERIOD and the time you took it out, there will be a negative adjustment.

     Appendix B contains more information regarding how Conseco Variable calculates the market value adjustment, including examples.

TRANSFERS

     You can transfer money among the FIXED ACCOUNT, the MVA OPTION and the INVESTMENT PORTFOLIOS. However, you cannot be invested in more than 15
INVESTMENT PORTFOLIOS, the 3 GUARANTEE PERIODS of the MVA OPTION and/or the FIXED ACCOUNT at any time.

   TRANSFERS DURING THE ACCUMULATION PHASE.

     You can make one transfer in a 30-day period during the ACCUMULATION PHASE without charge. You can make a transfer to or from the FIXED ACCOUNT, the MVA OPTION and to or from any INVESTMENT PORTFOLIO. Transfers from a GUARANTEE PERIOD of the MVA OPTION before the end of the period may be subject to an adjustment. If you make more than one transfer in a 30-day period, a transfer fee of $25 may be deducted. The following apply to any transfer during the ACCUMULATION PHASE:

     1. The minimum amount which you can transfer is $500 or your entire value in the INVESTMENT PORTFOLIO, or $2,000 into any GUARANTEE PERIOD of the MVA OPTION or the FIXED ACCOUNT. This requirement is waived if the transfer is pursuant to the dollar cost averaging or rebalancing programs.

     2. You must leave at least $500 in each INVESTMENT PORTFOLIO, GUARANTEE PERIOD of the MVA OPTION or the FIXED ACCOUNT after you make a transfer unless the entire amount is being transferred. Transfers out of the FIXED ACCOUNT are limited to 20% of the value of your CONTRACT every 6 months.

     3.  Your  request  for a  transfer  must  clearly  state  which  INVESTMENT
PORTFOLIO(S), the GUARANTEE PERIOD of the MVA OPTION or the FIXED ACCOUNT are involved in the transfer.

     4. Your request for transfer must clearly state how much the transfer is for.

   TRANSFERS DURING THE INCOME PHASE.

     You can only make two transfers every year during the INCOME PHASE. The two transfers are free. We measure a year from the anniversary of the day we issued your CONTRACT. The following apply to any transfer during the INCOME PHASE:

     1. You can make transfers at least 30 days before the due date of the first ANNUITY PAYMENT for which the transfer will apply.

     2. The minimum amount which you can transfer is $500 or your entire value in the INVESTMENT PORTFOLIO.

     3. You must leave at least $500 in each INVESTMENT PORTFOLIO (or $0 if you are transferring the entire amount) after a transfer.

     4. No transfers can be made between the FIXED ACCOUNT and the INVESTMENT PORTFOLIOS. You may only make transfers between the INVESTMENT PORTFOLIOS.

     This product is not designed for professional market timing organizations. Conseco Variable reserves the right to modify the transfer privileges described above.

     TELEPHONE TRANSFERS. You can elect to make transfers by telephone. You can also authorize someone else to make transfers for you. If you own the CONTRACT with a JOINT OWNER, unless Conseco Variable is instructed otherwise, Conseco Variable will accept instructions from either you or the other OWNER. Conseco Variable will use reasonable procedures to confirm that instructions given us by telephone are genuine. All telephone calls will be recorded and the caller will be asked to produce personalized data about the OWNER before we will make the telephone transfer. We will send you a written confirmation of the transfer. If Conseco Variable fails to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

DOLLAR COST AVERAGING PROGRAM

     The Dollar Cost Averaging Program allows you to systematically transfer a set amount either monthly, quarterly, semi-annually or annually from the Money Market Portfolio or the FIXED ACCOUNT to any of the other INVESTMENT portfolio(s). You cannot transfer to the MVA OPTION under this program. By allocating amounts on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations.

     You must have at least $2,000 in the Money Market Portfolio or the FIXED ACCOUNT in order to participate in the Dollar Cost Averaging Program.

     All Dollar Cost Averaging transfers will be made on the first business day of the month. Dollar Cost Averaging must be for 36-60 months. Dollar Cost Averaging will end when the value in the Money Market Portfolio or the FIXED ACCOUNT is zero. We will notify you when that happens.

     If you participate in the Dollar Cost Averaging Program, the transfers made under the program are not taken into account in determining any transfer fee.

REBALANCING PROGRAM

     Once your money has been allocated among the INVESTMENT PORTFOLIOS, the performance of each portfolio may cause your allocation to shift. If the value of your CONTRACT is at least $5,000, you can direct us to automatically rebalance your CONTRACT to return to your original percentage allocations by selecting our Rebalancing Program. You can tell us whether to rebalance quarterly, semi-annually or annually. We will measure these periods from the date you selected. You must use whole percentages in 1% increments for rebalancing. There will be no rebalancing within the FIXED ACCOUNT or the MVA OPTION. You can discontinue rebalancing at any time. You can change your rebalancing requests at any time in writing which we must receive before the next rebalancing date. If you participate in the Rebalancing Program, the transfers made under the program are not taken into account in determining any transfer fee.

EXAMPLE:

     Assume that you want your initial PURCHASE PAYMENT split between 2 INVESTMENT PORTFOLIOS. You want 40% to be in the Fixed Income Portfolio and 60% to be in Growth Portfolio. Over the next 2 1/2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Fixed Income Portfolio now represents 50% of your holdings because of its increase in value. If you had chosen to have your holdings rebalanced quarterly, on the first day of the next quarter, Conseco Variable would sell some of your units in the Fixed Income Portfolio to bring its value back to 40% and use the money to buy more units in the Growth Portfolio to increase those holdings to 60%.

ASSET ALLOCATION PROGRAM

     We understand the importance to you of having advice from a financial adviser regarding your investments in the CONTRACT (asset allocation program). Certain investment advisers have made arrangements with us to make their services available to you. Conseco Variable has not made any independent investigation of these advisers and is not endorsing such programs. You may be required to enter into an advisory agreement with your investment adviser to have the fees paid out of your CONTRACT during the ACCUMULATION PHASE.

     Conseco Variable will, pursuant to an agreement with you, make a partial withdrawal from the value of your CONTRACT to pay for the services of the investment adviser. If the CONTRACT is NON-QUALIFIED, the withdrawal will be treated like any other distribution and may be included in gross income for federal tax purposes. Further, if you are under age 59 1/2, it may be subject to a tax penalty. If the CONTRACT is QUALIFIED, the withdrawal for the payment of fees may not be treated as a taxable distribution if certain conditions are met. Additionally, any withdrawals for this purpose may be subject to a contingent deferred sales charge. You should consult a tax adviser regarding the tax treatment of the payment of investment adviser fees from your CONTRACT.

SWEEP PROGRAM

     You can elect to transfer (sweep) your earnings from the FIXED ACCOUNT to the INVESTMENT PORTFOLIOS on a periodic and systematic basis.

5. EXPENSES

     There are charges and other expenses associated with the CONTRACT that reduce the return on your investment in the CONTRACT. These charges and expenses are:

INSURANCE CHARGES

     Each day, Conseco Variable makes a deduction for its insurance charges. Conseco Variable does this as part of its calculation of the value of the ACCUMULATION UNITS and the ANNUITY UNITS.

     The insurance charge has two parts: 1) the mortality and expense risk charge and 2) the administrative charge.

o MORTALITY AND EXPENSE RISK CHARGE. This charge is equal, on an annual basis, to 1.25% of the average daily value of the CONTRACT invested in an INVESTMENT PORTFOLIO, after expenses have been deducted. This charge is for the insurance benefits provided under the CONTRACT and certain administrative and distribution expenses associated with the CONTRACT.

o ADMINISTRATIVE CHARGE. This charge is equal, on an annual basis, to .15% of the average daily value of the CONTRACT invested in an INVESTMENT PORTFOLIO, after expenses have been deducted. This charge may be increased but will not exceed .25% of the average daily value of the CONTRACT invested in an INVESTMENT PORTFOLIO, after expenses have been deducted. We will give you 60 days' notice if this charge is increased. This charge is for certain administrative expenses.

CONTRACT MAINTENANCE CHARGE

     During the ACCUMULATION PHASE, every year on the anniversary of the date when your CONTRACT was issued, Conseco Variable deducts $30 from your CONTRACT as a contract maintenance charge. We reserve the right to change this charge but it will not be more than $60 each year. No contract maintenance charge is deducted during the INCOME PHASE. This charge is for certain administrative expenses associated with the CONTRACT.

     Under current practices, Conseco Variable does not deduct this charge if the value of your CONTRACT is $50,000 or more. Conseco Variable may some time in the future discontinue this practice and deduct the charge.

     If you make a complete withdrawal from your CONTRACT, the contract maintenance charge will also be deducted. The charge will be deducted if the ANNUITY DATE is other than an anniversary.

CONTINGENT DEFERRED SALES CHARGE

     During the ACCUMULATION PHASE, you can make withdrawals from your CONTRACT. Conseco Variable keeps track of each PURCHASE PAYMENT.

     Every year you can take money out of your CONTRACT, without charge, of an amount equal to the greater of:

o 10% of the value of your CONTRACT (if you do not use the 10% in any year, it may not be carried over to the next year), or

o the IRS minimum distribution requirement for this CONTRACT if it was issued under an Individual Retirement Annuity, or

o the total of your PURCHASE PAYMENTS that have been in the CONTRACT more than 7 complete years. Withdrawals in excess of these amounts will be charged a contingent deferred sales charge which equals:

NO. OF YEARS                                        CONTINGENT
FROM RECEIPT                                      DEFERRED SALES
OF PURCHASE PAYMENT                                   CHARGE
================================================================
First Year........................................       7%
Second Year.......................................       7%
Third Year........................................       6%
Fourth Year.......................................       5%
Fifth Year........................................       4%
Sixth Year........................................       3%
Seventh Year......................................       2%
Eighth Year and more..............................       0%

     In addition, the following circumstances further limit or reduce withdrawal charges:

o for issue ages up to 52, there is no contingent deferred sales charge made after the 15th CONTRACT year and later;

o for issue ages 53 to 56, there is no contingent deferred sales charge made after you attain age 67 or later;

o for issue ages 57 and later, any otherwise applicable contingent deferred sales charge will be multiplied by a factor ranging from .9 to 0 for CONTRACT years one through ten and later, respectively.

     The contingent deferred sales charge is assessed against each PURCHASE PAYMENT withdrawn and will reduce the remaining value of your CONTRACT. For purposes of the contingent deferred sales charge, Conseco Variable treats withdrawals as coming from the oldest purchase payment first. The contingent deferred sales charge compensates us for expenses associated with selling the CONTRACT.

     Withdrawals from a GUARANTEE PERIOD of the MVA OPTION may also be subject to a market value adjustment. (See Appendix B for information on the market value adjustment.)

     NOTE: For tax purposes, withdrawals are generally considered to have come from earnings first.

     Conseco Variable does not assess the contingent deferred sales charge on death benefits or on any payments paid out as ANNUITY PAYMENTS if your ANNUITY DATE is at least four years after we issue your CONTRACT and your ANNUITY OPTION has a life contingency or is for a minimum of 5 years.

REDUCTION OR ELIMINATION OF THE CONTINGENT DEFERRED SALES CHARGE

     Conseco Variable will reduce or eliminate the amount of the contingent deferred sales charge when the CONTRACT is sold under circumstances which reduce its sales expenses. Some examples are: if there is a large group of individuals that will be purchasing the CONTRACT or a prospective purchaser already had a relationship with Conseco Variable. Conseco Variable will not deduct a contingent deferred sales charge when a CONTRACT is issued to an officer, director or employee or Conseco Variable or any of its affiliates. Any circumstances resulting in the reduction or elimination of the contingent deferred sales charge requires our prior approval. In no event will reduction or elimination of the contingent deferred sales charge be permitted where it would be unfairly discriminatory to any person.

TRANSFER FEE

     You can make one free transfer every 30 days during the ACCUMULATION PHASE. If you make more than one transfer in a 30-day period, you could be charged a transfer fee of $25 per transfer. We reserve the right to change the transfer fee. The transfer fee is deducted from the account from which the transfer was made. If the entire amount in the account is transferred, the fee will be deducted from the amount transferred. If you transfer money from more than one account, the charge is deducted from the account with the largest balance. The two transfers permitted each year during the INCOME PHASE are free.

     All reallocations made in the same day count as one transfer. Transfers made at the end of the free look period by us are not counted in determining the transfer fee. If the transfer is part of the Dollar Cost Averaging Program, the Rebalancing Program or the Sweep Program it will not count in determining the transfer fee.

     Transfers from a GUARANTEE PERIOD of the MVA OPTION may also be subject to a market value adjustment. (See Appendix B for information on the market value adjustment.)

PREMIUM TAXES

     Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. Conseco Variable is responsible for the payment of these taxes and will make a deduction from the value of the CONTRACT for them. These taxes are due either when the CONTRACT is issued or when ANNUITY PAYMENTS begin. It is Conseco Variable's current practice to deduct these taxes when either ANNUITY PAYMENTS begin or upon partial or full surrender of the CONTRACT. Conseco Variable may in the future discontinue this practice and assess the charge when the tax is due. Premium taxes currently range from 0% to 3.5%, depending on the jurisdiction.

INCOME TAXES

     Conseco Variable will deduct from the CONTRACT for any income taxes which it incurs because of the CONTRACT. At the present time, we are not making any such deductions.

INVESTMENT PORTFOLIO EXPENSES

     There are deductions from and expenses paid out of the assets of the various INVESTMENT PORTFOLIOS, which are described in the attached fund prospectuses.

6. TAXES

     Note: Conseco Variable has prepared the following information on taxes as a general discussion of the subject. It is not intended as tax advice to any individual. You should consult your own tax adviser about your own circumstances. Conseco Variable has included in the statement of additional information an additional discussion regarding taxes.

ANNUITY CONTRACTS IN GENERAL

     Annuity contracts are a means of setting aside money for future needs, usually retirement. Congress recognized how important saving for retirement was and provided special rules in the Internal Revenue Code (Code) for annuities.

     Simply stated, these rules provide that you will not be taxed on the earnings on the money held in your annuity contract until you take the money out. This is referred to as TAX-DEFERRAL. There are different rules as to how you will be taxed depending on how you take the money out and the type of CONTRACT--QUALIFIED or NON-QUALIFIED (see following sections).

     You, as the OWNER, will not be taxed on increases in the value of your CONTRACT until a distribution occurs--either as a withdrawal or as ANNUITY PAYMENTS. When you make a withdrawal you are taxed on the amount of the withdrawal that is earnings. For ANNUITY PAYMENTS, different rules apply. A portion of each ANNUITY PAYMENT is treated as a partial return of your PURCHASE PAYMENTS and will not be taxed. The remaining portion of the ANNUITY PAYMENT will be treated as ordinary income. How the ANNUITY PAYMENT is divided between taxable and non-taxable portions depends upon the period over which the ANNUITY PAYMENTS are expected to be made. ANNUITY PAYMENTS received after you have received all of your PURCHASE PAYMENTS are fully includible in income.

     When a NON-QUALIFIED CONTRACT is owned by a non-natural person (e.g., corporation or certain other entities other than a trust holding the CONTRACT as an agent for a natural person), the CONTRACT will generally not be treated as an annuity for tax purposes.

QUALIFIED AND NON-QUALIFIED CONTRACTS

     If you purchase the CONTRACT as an individual and not under any pension plan, specially sponsored program or an individual retirement annuity, your CONTRACT is referred to as a NON-QUALIFIED CONTRACT.

     If you purchase the CONTRACT under a pension plan, specially sponsored program or an individual retirement annuity, your CONTRACT is referred to as a QUALIFIED CONTRACT.

WITHDRAWALS--NON-QUALIFIED CONTRACTS

     If you make a withdrawal from your CONTRACT, the Code generally treats such a withdrawal as first coming from earnings and then from your PURCHASE PAYMENTS. Such withdrawn earnings are includible in income.

     The Code also provides that any amount received under an annuity CONTRACT which is included in income may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includible in income. Some withdrawals will be exempt from the penalty. They include any amounts:

     (1)  paid on or after you reach age 59 1/2;

     (2)  paid after you die;

     (3) paid if you become totally disabled (as that term is defined in the Code);

     (4) paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

     (5)  paid under an immediate annuity; or

     (6)  which come from PURCHASE PAYMENTS made prior to August 14, 1982.


WITHDRAWALS--QUALIFIED CONTRACTS

If you make a withdrawal from your qualified Contract, a portion of the withdrawal is treated as taxable income. This portion depends on the ratio of the pre-tax Purchase Payments to the after-tax Purchase Payments in your Contract. If all of your Purchase Payments were made with pre-tax money then the full amount of any withdrawal is includible in taxable income. Special rules may apply to withdrawals from certain types of qualified Contracts.

The Code also provides that any amount received under a qualified Contract which is included in income may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includible in income. This penalty will be increased to 25% for withdrawals from SIMPLE IRA's within the first two years of your Contract. Some withdrawals will be exempt from the penalty. They include any amounts:

     (1)  paid on or after you reach age 59 1/2;

     (2)  paid after you die;

     (3)  paid if you become totally disabled (as that term is defined in Code);

     (4) paid to you after leaving your employment in a series of substantially equal payments made annually (or more frequently) under a lifetime annuity;

     (5)  paid to you after you have attained age 55 and left your employment;

     (6)  paid for certain allowable medical expenses (as defined in the Code);

     (7)  paid pursuant to a qualified domestic relations order;

     (8)  paid from an IRA for medical insurance (as defined in the Code);

     (9)  paid from an IRA for qualified higher education expenses; or

     (10) up to $10,000 for qualified first time homebuyer expenses (as defined in the Code).

The exceptions in (5) and (7) above do not apply to IRAs. The exception in (4) above applies to IRAs but without the requirement of leaving employment.

We have provided a more complete discussion in the Statement of Additional Information.

WITHDRAWALS - TAX-SHELTERED ANNUITIES

The Code limits the withdrawal of amounts attributable to purchase payments made by owners under a salary reduction agreement. Withdrawals can only be made when a Contract Owner:

     (1)  reaches age 59 1/2;

     (2)  leaves his or her job;

     (3)  dies;

     (4)  becomes disabled (as that term is defined in the Code);

     (5)  in the case of hardship; or

     (6) pursuant to a qualified domestic relations order, if otherwise permitted.

However, in the case of hardship, the owner can only withdraw the purchase payments and not any earnings.


DIVERSIFICATION

     The Code provides that the underlying investments for a variable annuity must satisfy certain diversification requirements in order to be treated as an annuity CONTRACT. Conseco Variable believes that the INVESTMENT PORTFOLIOS are being managed so as to comply with the requirements.

INVESTOR CONTROL

     Neither the Code nor the Internal Revenue Service Regulations issued to date provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Conseco Variable would be considered the OWNER of the shares of the INVESTMENT PORTFOLIOS. If you are considered the owner of the shares, it will result in the loss of the favorable tax treatment for the CONTRACT. It is unknown to what extent under federal tax law OWNERS are permitted to select INVESTMENT PORTFOLIOS, to make transfers among the INVESTMENT PORTFOLIOS or the number and type of INVESTMENT PORTFOLIOS OWNERS may select from without being considered the owner of the shares. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the OWNER of the CONTRACT, could be treated as the OWNER of the INVESTMENT PORTFOLIOS.

     Due to the uncertainty in this area, Conseco Variable reserves the right to modify the CONTRACT as reasonably deemed necessary to maintain favorable tax treatment.

7. ACCESS TO YOUR MONEY

     You can have access to the money in your CONTRACT:

o    by making a withdrawal (either a partial or a complete withdrawal);

o    by electing to receive ANNUITY PAYMENTS; or

o    when a death benefit is paid to your BENEFICIARY.

Withdrawals can only be made during the ACCUMULATION PHASE.

     When you make a complete withdrawal, you will receive the value of the CONTRACT on the day you made the withdrawal, less any applicable contingent deferred sales charge, less any premium tax less, any contract maintenance charge and plus or minus any market value adjustment (which may be positive or negative). (See Section 5--Expenses for a discussion of the charges and Section 4--Investment Options--The MVA OPTION and Appendix B for a discussion of withdrawals from the MVA OPTION.)

     You must tell us which account (INVESTMENT PORTFOLIO(s), GUARANTEE PERIODS of the MVA OPTION and/or the FIXED ACCOUNT) you want the withdrawal to come from. Under most circumstances, the amount of any partial withdrawal from any INVESTMENT PORTFOLIO, GUARANTEE PERIOD of the MVA OPTION or the FIXED ACCOUNT must be for at least $500. Conseco Variable requires that after a partial withdrawal is made there must be at least $500 left in your CONTRACT.

     Conseco Variable will pay the amount of any withdrawal from the INVESTMENT PORTFOLIOS within 7 days of your request in good order unless the suspension of payments or transfers provision (see below) is in effect.

     INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE.

There are limits to the amount you can withdraw from a Qualified plan referred to as a 403(b) plan. For a more complete explanation, see section 6. - Taxes and the discussionin the Statement of Additional Information.

SYSTEMATIC WITHDRAWAL PROGRAM

     The Systematic Withdrawal Program allows you to choose to receive your automatic payments either monthly, quarterly, semi-annually or annually. You must have at least $5,000 in your CONTRACT to start the program. You cannot take systematic withdrawals from any GUARANTEE PERIOD of the MVA OPTION. You can instruct us to withdraw a specific amount which can be a percentage of the value of your CONTRACT or a dollar amount. All systematic withdrawals will be withdrawn from the Investment Portfolios and the Fixed Account on a pro-rata basis. The systematic withdrawal program will end any time you designate. If you make a partial withdrawal outside the program and the value of your CONTRACT is less than $5,000 the program will automatically terminate. Conseco Variable does not have any charge for this program, however, the withdrawal may be subject to a contingent deferred sales charge. For a discussion of the contingent deferred sales charge, see Section 5--Expenses.

     All systematic withdrawals will be paid on the last business day of the month (beginning with the first full month after you bought your CONTRACT).

     You may not participate in the Systematic Withdrawal Program and the Dollar Cost Averaging Program at the same time.

     INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO SYSTEMATIC WITHDRAWALS.

SUSPENSION OF PAYMENTS OR TRANSFERS

     Conseco Variable may be required to suspend or postpone payments for withdrawals or transfers for any period when:

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     2. trading on the New York Stock Exchange is restricted;

     3. an emergency exists as a result of which disposal of shares of the INVESTMENT PORTFOLIOS is not reasonably practicable or Conseco Variable cannot reasonably value the shares of the INVESTMENT PORTFOLIOS;

     4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of OWNERS.

     Conseco Variable has reserved the right to defer payment for a withdrawal or transfer from the FIXED ACCOUNT and/or the MVA option for the period permitted by law but not for more than six months.

8. PERFORMANCE

     Conseco Variable may periodically advertise performance of the annuity investment in the various INVESTMENT PORTFOLIOS. Conseco Variable will calculate performance by determining the percentage change in the value of an ACCUMULATION UNIT by dividing the increase (decrease) for that unit by the value of the ACCUMULATION UNIT at the beginning of the period. This performance number reflects the deduction of the insurance charges and the fees and expenses of the investment portfolio. It does not reflect the deduction of any applicable contract maintenance charge and contingent deferred sales charge. The deduction of any applicable contract maintenance charge and contingent deferred sales charge would reduce the percentage increase or make greater any percentage decrease. Any advertisement will also include standardized average annual total return figures which reflect the deduction of the insurance charges, contract maintenance charge, contingent deferred sales charge and the fees and expenses of the INVESTMENT PORTFOLIO.

     For periods starting prior to the date the CONTRACTS were first offered, the performance will be based on the historical performance of the corresponding portfolios, modified to reflect the charges and expenses of the CONTRACT as if the CONTRACT had been in existence during the period stated in the advertisement. These figures should not be interpreted to reflect actual historic performance.

     Conseco Variable may, from time to time, include in its advertising and sales materials, tax deferred compounding charts and other hypothetical illustrations, which may include comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets.

9. DEATH BENEFIT

UPON YOUR DEATH

     If you die before ANNUITY PAYMENTS begin, Conseco Variable will pay a death benefit to your BENEFICIARY (see below). If you have a JOINT OWNER, the death benefit will be paid when the first OWNER dies. The surviving JOINT OWNER will be treated as the BENEFICIARY.

     If death occurs prior to age 90, the amount of the death benefit will be the greater of:

     (1) the value of your CONTRACT at the time Conseco Variable receives proof of death and a payment election; or

     (2) the total PURCHASE PAYMENTS you have made, less any adjusted partial withdrawals, increased by 5% each year up to the date of death.

     Adjusted partial withdrawal means the amount of the partial withdrawal multiplied by the amount of the death benefit just before the partial withdrawal divided by the value of your CONTRACT just before the partial withdrawal. A partial withdrawal is the amount paid to you plus any taxes withheld less any contingent deferred sales charge.

     If death occurs at age 90 or later, the death benefit will be the CONTRACT value at the time Conseco Variable receives proof of death and a payment election.

     The entire death benefit must be paid within 5 years of the date of death unless the BENEFICIARY elects to have the death benefit payable under an ANNUITY OPTION. The death benefit payable under an ANNUITY OPTION must be paid over the BENEFICIARY's lifetime or for a period not extending beyond the BENEFICIARY's life expectancy. Payment must begin within one year of the date of death. If the BENEFICIARY is the spouse of the OWNER, he/she can continue the CONTRACT in his/her own name at the then current value. If a lump sum payment is elected and all the necessary requirements are met, the payment will be made within 7 days. Different rules may apply in the case of an Individual Retirement Annuity.

     If you or any JOINT OWNER (who is not the ANNUITANT) dies during the INCOME PHASE, any remaining payments under the ANNUITY OPTION elected will continue at least as rapidly as under the method of distribution prior to the death of the OWNER or JOINT OWNER. If you die during the INCOME PHASE, the BENEFICIARY becomes the OWNER. If any JOINT OWNER dies during the INCOME PHASE, the surviving JOINT OWNER, if any, will be treated as the primary BENEFICIARY. Any other BENEFICIARY on record at the time of death will be treated as a contingent BENEFICIARY. Different rules may apply in the case of an Individual Retirement Annuity.

DEATH OF ANNUITANT

     If the ANNUITANT, who is not an OWNER or JOINT OWNER, dies during the ACCUMULATION PHASE, you can name a new ANNUITANT. Unless another ANNUITANT is named within 30 days of the death of the ANNUITANT, you will become the ANNUITANT. However, if the OWNER is a non-natural person (for example, a corporation), then the death of the ANNUITANT will be treated as the death of the OWNER, and a new ANNUITANT may not be named.

     Upon the death of the ANNUITANT during the INCOME PHASE, the death benefit, if any, will be as provided for in the ANNUITY OPTION selected. The death benefit will be paid at least as rapidly as under the method of distribution in effect at the ANNUITANT'S death.

10. OTHER INFORMATION

CONSECO VARIABLE

     Conseco Variable Insurance Company was originally organized in 1937. Prior to October 7, 1998, Conseco Variable Insurance Company was known as Great American Reserve Insurance Company. In certain states, we may still use the name Great American Reserve Insurance Company until our name change is approved in the state. It is principally engaged in the life insurance business in 49 states and the District of Columbia. Conseco Variable is a stock company organized under the laws of the state of Texas and is an indirect wholly-owned subsidiary of Conseco, Inc. Headquartered in Carmel, Indiana, Conseco, Inc. is one of middle America's leading sources for investment, insurance and lending products. Through its subsidiaries and a nationwide network of insurance agents and finance dealers, Conseco, Inc. provides solutions for both wealth protection and wealth creation to more than 12 million customers.

There is more information about Conseco Variable below.

THE SEPARATE ACCOUNTS

     Conseco Variable has established two separate accounts to hold the assets that underlie the CONTRACTS. One account, Conseco Variable Annuity Account F, serves the variable annuity portion of the CONTRACT. Prior to May 1, 1999, Conseco Variable Annuity Account F was known as Great American Reserve Variable Annuity Account F. The other separate account, Conseco Market Value Adjustment
Account, serves the portion of the CONTRACT that may be subject to a market value adjustment. Prior to May 1, 1999, Conseco Market Value Adjustment Account was known as Great American Reserve Market Value Adjustment Account. The Board of Directors of Conseco Variable adopted a resolution to establish the Separate Accounts under Texas Insurance law on September 26, 1997. Conseco Variable Annuity Account F is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Conseco Variable Annuity Account F is divided into sub-accounts. Conseco Market Value Adjustment Account is not registered with the Securities and Exchange Commission.

     The assets of the Separate Accounts are held in Conseco Variable's name on behalf of the Separate Accounts and legally belong to Conseco Variable. However, those assets that underlie the CONTRACTS, are not chargeable with liabilities arising out of any other business Conseco Variable may conduct. All the income, gains and losses (realized or unrealized) resulting from these assets are credited to or charged against the CONTRACTS and not against any other CONTRACTS Conseco Variable may issue.

DISTRIBUTOR

     Conseco Equity Sales, Inc. (CES), 11815 N. Pennsylvania Street, Carmel, Indiana 46032, acts as the distributor of the CONTRACTS. CES, an affiliate of Conseco Variable, is registered as a broker-dealer under the Securities Exchange Act of 1934. CES is a member of the National Association of Securities Dealers, Inc.

     Commissions will be paid to broker-dealers who sell the CONTRACTS. Broker-dealers commissions may cost up to 8.25% of PURCHASE PAYMENTS and may include reimbursement of promotional or distribution expenses associated with the marketing of the CONTRACTS. Conseco Variable may, by agreement with the broker-dealer, pay commissions as a combination of a certain percentage amount at the time of sale and a trail commission. This combination may result in the broker-dealer receiving more commission over time than would be the case if it had elected to receive only a commission at the time of sale. The commission rate paid to the broker-dealer will depend upon the nature and level of services provided by the broker-dealer.

OWNERSHIP

     The CONTRACT is a group allocated fixed and variable deferred annuity CONTRACT. This group CONTRACT is issued to a CONTRACT holder, for the benefit of the participants in the group. You are a participant in the group and will receive a certificate evidencing your ownership. You, as the OWNER of a certificate, are entitled to all the rights and privileges of ownership. As used in this prospectus, the term CONTRACT refers to your certificate. In some states, an individual fixed and variable deferred annuity CONTRACT may be available instead, which is identical to the group CONTRACT described in this prospectus except that it is issued directly to the OWNER.

     Spousal JOINT OWNERS are allowed with this CONTRACT (except if it is issued pursuant to a QUALIFIED plan). Upon the death of either JOINT OWNER, the surviving OWNER will be the designated BENEFICIARY. Any other BENEFICIARY designation at the time the CONTRACT was issued or as may have been later changed will be treated as a contingent BENEFICIARY unless otherwise indicated.

BENEFICIARY

     The BENEFICIARY is the person(s) or entity you name to receive any death benefit. The BENEFICIARY is named at the time the CONTRACT is issued. Unless an irrevocable BENEFICIARY has been named, you can change the BENEFICIARY at any time before you die.

ASSIGNMENT

     You can assign the  CONTRACT  at any time  during  your  lifetime.  Conseco
Variable will not be bound by the assignment until it receives the written notice of the assignment. Conseco Variable will not be liable for any payment or other action we take in accordance with the CONTRACT before we receive notice of the assignment. AN ASSIGNMENT MAY BE A TAXABLE EVENT.

     If the CONTRACT is issued pursuant to a QUALIFIED plan, there are limitations on your ability to assign the CONTRACT.

ADDITIONAL INFORMATION

     Conseco Variable is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with such requirements, we file reports and other information with the SEC. Such reports and other information we file can be inspected and copied. Copies can be obtained at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the SEC at prescribed rates.

     Registration statements have been filed with the SEC, Washington, D.C., under the Securities Act of 1933 as amended, relating to the CONTRACTS offered by this prospectus. This prospectus does not contain all the information set forth in the registration statements and the exhibits filed as part of the registration statements. Reference should be made to such registration statements and exhibits for further information concerning the Separate Accounts, Conseco Variable and its general account, the INVESTMENT PORTFOLIOS and the CONTRACT.

SELECTED FINANCIAL INFORMATION OF CONSECO VARIABLE

     The selected financial information set forth below was derived from the audited financial statements of Conseco Variable Insurance Company ("we" or "Conseco Variable"). Our balance sheets at December 31, 1998 and 1997, and our statements of operations, shareholder's equity and cash flows for the years ended December 31, 1998, 1997 and 1996, and the notes thereto were audited by PricewaterhouseCoopers LLP, independent accountants, and are included elsewhere herein. The selected financial information set forth below should be read in conjunction with the financial statements and notes of Conseco Variable and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein. The financial information for all periods reflects the effect of the December 31, 1994, merger of Jefferson National Life Insurance Company ("Jefferson National") into Conseco Variable. This merger has been accounted for as a pooling of interests; therefore, the assets and liabilities of Jefferson National have been combined with Conseco Variable at their book values and the financial data is presented as if the merger had occurred prior to the periods presented.

                                                                                                      Prior basis (a)
                                                                                                      ---------------
                                                                                       Four            Eight
                                          Year           Year           Year          months          months         Year
                                          ended          ended          ended          ended           ended         ended
                                      December 31,   December 31,   December 31,   December 31,     August 31,   December 31,
                                          1998           1997           1996           1995            1995          1994
                                          ----           ----           ----           ----            ----          ----
                                                                         (Dollars in millions)
STATEMENT OF
   OPERATIONS DATA
Insurance policy income.............      $  73.6      $  75.7          $  81.4         $  31.8        $  60.5       $ 98.6
Net investment income...............        198.0        222.6            218.4            74.2          136.4        187.9
Net investment  gains...............         18.5         13.3              2.7            12.5            7.3           .2
Total revenues......................        290.1        311.6            302.5           118.5          204.2        286.7
Total benefits and expenses.........        242.9        250.3            261.4            92.7          159.5        225.2
Income before income taxes..........         47.2         61.3             41.1            25.8           44.7         61.5
Net income   .......................         30.6         39.2             25.7            16.1           28.2         38.8

BALANCE SHEET
   DATA - PERIOD END
Investments  .......................     $2,607.5     $2,500.5         $2,382.8        $2,484.8                    $2,217.9
Total assets .......................      2,911.7      2,771.7          2,680.5         2,756.8                     2,625.0
Insurance liabilities...............      2,370.4      2,235.0          2,189.9         2,176.6                     2,241.8
Total liabilities...................      2,506.6      2,354.8          2,283.6         2,314.2                     2,260.1
Shareholder's equity ...............        405.1        416.9            396.9           442.6                       364.9

(a) Financial data for the periods subsequent to August 31, 1995, reflect the adoption of a new basis of accounting under the "push down" method as a result of the acquisition of all of the common stock of Conseco Variable's parent not previously owned by Conseco, Inc. Accordingly, data prior to August 31, 1995, may not be comparable with subsequent data. Significant accounting adjustments recorded as a result of the adoption of the new basis include: (i) an increase of $59.0 million to cost of policies purchased; (ii) a reduction of $27.0 million to cost of policies produced;
     (iii) a reduction of $15.1 million to goodwill; (iv) an increase of $1.2 million to insurance liabilities; and (v) the establishment of a deferred income tax liability to reflect the income tax effects of all of the accounting adjustments.


BUSINESS OF CONSECO VARIABLE

     Background

     Conseco Variable, with total assets of $2.9 billion at December 31, 1998, markets tax-qualified annuities and certain employee benefit-related insurance products through professional independent agents. Since August 1995, Conseco Variable has been a wholly owned subsidiary of Conseco, Inc. ("Conseco"), a financial services holding company engaged in business in the insurance and consumer and commercial finance industries.

     Our company was organized as a Texas corporation and commenced operations in 1937. Prior to its name change in October 1998, Conseco Variable was named Great American Reserve Insurance Company. Our main administrative offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and our telephone number is (317) 817-3700.

     MARKETING

     We primarily utilize independent market specialists to distribute our products. We do not have fixed costs associated with recruiting, training and maintaining employee agents. Rather, in-house marketing personnel develop, direct and support the external distribution channels through which our products are marketed.

     COLLECTED INSURANCE PREMIUMS

     In accordance with generally accepted accounting principles, ("GAAP"), insurance policy income as shown in our statement of operations consists of premiums we receive for policies having life contingencies or morbidity features. For annuity and universal life contracts without such features, premiums collected are not reported as revenues, but as deposits to insurance liabilities. We recognize revenues for these products over time in the form of investment income and surrender or other charges.

     Total premiums collected were as follows:

                                                                                      1998         1997          1996
                                                                                      ----         ----          ----
                                                                                             (Dollars in millions)
Premiums collected:

   Annuities:
     Variable (first-year)..........................................................  $267.2       $126.9      $  37.9
     Variable (renewal).............................................................    43.8         46.1         43.6
                                                                                        ----         ----         ----
       Subtotal - variable annuities................................................   311.0        173.0         81.5
                                                                                       -----        -----         ----
     Flexible-premium deferred annuities (first-year)...............................     6.7         17.0         15.4
     Flexible-premium deferred annuities (renewal)..................................    26.8         28.4         27.9
                                                                                        ----         ----         ----
       Subtotal - flexible premium deferred annuities...............................    33.5         45.4         43.3
                                                                                        ----         ----         ----
     Single-premium immediate annuities.............................................    31.1         10.6         17.2
                                                                                        ----         ----         ----

         Total annuities............................................................   375.6        229.0        142.0
                                                                                       -----        -----        -----

   Life insurance:
     First-year.....................................................................     1.5          1.5          2.1
     Renewal........................................................................    37.3         40.9         45.0
                                                                                        ----         ----         ----

       Total life insurance.........................................................    38.8         42.4         47.1
                                                                                        ----         ----         ----

   Accident and health and other:
     First-year.....................................................................    10.4         12.3         11.1
     Renewal........................................................................    15.6         16.6         18.2
                                                                                        ----         ----         ----
         Total - accident and health and other......................................    26.0         28.9         29.3
                                                                                        ----         ----         ----

   Total first-year premiums........................................................   316.9        168.3         83.7
   Total renewal premiums...........................................................   123.5        132.0        134.7
                                                                                       -----        -----        -----

         Total premiums collected...................................................  $440.4       $300.3       $218.4
                                                                                      ======       ======       ======

     Annuities

     We  market   several   basic  types  of  annuities:   variable   annuities,
flexible-premium deferred annuities ("FPDAs") and single-premium immediate annuities ("SPIAs").

     Variable  Annuities.  Variable annuities  accounted for $311.0 million,  or
70.6 percent, of our total premiums collected in 1998. Variable annuities, sold on a single-premium or flexible-premium basis, differ from fixed annuities in that the original principal value may fluctuate, depending on the performance of assets allocated pursuant to various investment options chosen by the contract owner. Variable annuities offer contract owners a fixed interest option or a variable rate of return based upon the specific investment portfolios into which premiums may be directed.

     Flexible-Premium Deferred Annuities.  FPDAs accounted for $33.5 million, or
7.6 percent, of our total premiums collected in 1998. FPDAs allow more than one premium payment, usually on a salary reduction basis. FPDAs are marketed through networks of educator market specialists primarily to teachers and employees of not-for-profit institutions as tax-qualified salary-reduction retirement programs as permitted under Section 403(b) of the Code. A tax-qualified annuity purchased under Section 403(b) is similar to contributions made to a 401(k) plan, but with different (and somewhat more generous) rules on the maximum amount of current income which may be contributed by the participant on a pre-tax basis. Generally, a participant may elect to defer (through the purchase of a tax-qualified annuity under a 403(b) plan) a percentage of includible compensation limited by statute and subject to a maximum of $10,000 per year in 1998.

     Our FPDAs typically have a guaranteed crediting rate for the first policy year that exceeds the minimum annual guaranteed rate of at least 3 percent. After the first year, the crediting rate may be changed at least annually. The policyholder is permitted to withdraw all or part of the accumulation value, less a surrender charge for withdrawals during an initial penalty period of up to 12 years. The initial surrender charges range from 6 percent to 12 percent of the accumulation value and decline over the penalty period.

     Single-Premium  Immediate Annuities.  SPIAs accounted for $31.1 million, or
7.1 percent, of our total premiums collected in 1998. SPIAs are designed to provide a series of periodic payments for a fixed period of time or for life, according to the policyholder's choice at the time of issue. Once the payments begin, the amount, frequency and length of time for which they are payable are fixed. SPIAs often are purchased by persons at or near retirement age who desire a steady stream of payments over a future period of years. The single premium is often the payout from a terminated annuity contract. The implicit interest rate on SPIAs is based on market conditions when the policy is issued and averaged 7 percent at December 31, 1998.

     Life Insurance

     Life insurance products, consisting of interest-sensitive life and traditional life products, accounted for $38.8 million, or 8.8 percent, of our total premiums collected in 1998. Although we no longer actively market these products, we continue to have a substantial block of in-force policies on which renewal premiums are collected.

     Interest-sensitive life insurance products (including universal life products) provide whole life insurance with adjustable rates of return related to current interest rates. The principal differences between our universal life products and other life insurance products are policy provisions affecting the amount and timing of premium payments. Universal life policyholders may vary the frequency and size of their premium payments, and policy benefits may also fluctuate according to such payments. Premium payments under the other policies may not be varied by the policyholders.

     Life insurance products also include whole life and term life products. Under whole life policies, the policyholder generally pays a level premium over the policyholder's expected lifetime. The annual premium for a whole life policy is generally higher than the premium for comparable term insurance coverage in the early years of the policy's life, but is generally lower than the premium for comparable term insurance coverage in the later years of the policy's life. These policies combine insurance protection with a savings component that increases in amount gradually over the life of the policy. The policyholder may borrow against the savings generally at a rate of interest lower than that available from other lending sources. The policyholder may also choose to surrender the policy and receive the accumulated cash value rather than continuing the insurance protection. Term life products offer pure insurance protection for a specified period of time - typically 5, 10 or 20 years.

     Accident and Health and Other

     Accident and health and other products accounted for $26.0 million, or 5.9 percent, of our total premiums collected in 1998. We offer group dental, group disability, blanket student accident and a limited amount of other health insurance products. Group dental coverage provides a range of benefits for dental care and related procedures. Disability products provide defined monthly benefits up to specified levels in the case of disability. Student accident products provide limited supplemental reimbursement coverage to students for accidents and sickness. Our health business is subject to the risk that our claim experience will deviate from the assumptions used in setting premium rates. However, we have the right to change rates to correct for adverse experience every six months on many group policies and annually on all others. Experience may be adversely affected by increases in the cost of medical treatment and the extent to which insureds utilize covered services.

     INVESTMENTS

     Conseco Capital Management, Inc. ("CCM"), a registered investment adviser wholly owned by Conseco, manages our investment portfolio. CCM's investment philosophy is to maintain a largely investment-grade fixed-income portfolio, provide adequate liquidity for expected liability durations and other requirements and maximize total return through active investment management.

     Investment activities are an integral part of our business; investment income is a significant component of our total revenues. Profitability of many of our insurance products is significantly affected by spreads between interest yields on investments and rates credited on insurance liabilities. Although substantially all credited rates on FPDAs may be changed annually, changes in crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or to maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions. As of December 31, 1998, the average yield, computed on the cost basis of our investment portfolio, was 7.2 percent, and the average interest rate credited or accruing to total insurance liabilities, excluding interest bonuses guaranteed for the first year of the annuity contract only, was 5.1 percent.

     For  additional   information  regarding  our  investment  portfolio,   see
"Management's Discussion and Analysis of Financial Condition and Results of Operations - Investments" and the notes to our financial statements.

     COMPETITION

     Our business operates in a highly competitive environment. The life insurance industry consists of a large number of insurance companies, many of which are substantially larger and have greater financial resources, broader and more diversified product lines and larger staffs than those of Conseco Variable. An expanding number of banks, securities brokerage firms and other financial intermediaries also market insurance products or offer competing products, such as mutual fund products, traditional bank investments and other investment and retirement funding alternatives. In most areas, competition is based on a number of factors, including pricing, service provided to distributors and policyholders, and ratings. We must also compete with other insurers to attract and retain the allegiance of agents.

     Marketing companies, agents who market insurance products, school districts, financial institutions and policyholders use the financial strength ratings assigned to an insurer by independent rating agencies as one factor in determining which insurer's products to market or purchase. Conseco Variable has received: (i) an "A (Excellent)" insurance company rating by A.M. Best Company ("A.M. Best"); (ii) an "AA-" claims-paying ability rating from Duff & Phelps' Credit Rating Company ("Duff & Phelps"); and (iii) an "A+" claims-paying ability rating from Standard & Poor's Corporation ("S&P"). A.M. Best insurance company ratings for the industry currently range from "A++ (Superior)" to "F (In Liquidation)". Publications of A.M. Best indicate that the "A" and "A-" ratings are assigned to those companies that, in A.M. Best's opinion, have demonstrated excellent overall performance when compared to the standards established by A.M. Best and have demonstrated a strong ability to meet their obligations to policyholders over a long period of time. Duff & Phelps' claims-paying ability ratings range from "AAA (Highest claims-paying ability)" to "DD (Company is under an order of liquidation)." An "AA-" rating represents "Very high claims-paying ability." S&P claims-paying ability ratings range from "AAA (Superior)" to "R (Regulatory Action)". An "A" is assigned by S&P to those companies which, in its opinion, have a secure claims-paying ability and whose financial capacity to meet policyholder obligations is viewed on balance as sound, but their capacity to meet such policyholder obligations is somewhat more susceptible to adverse changes in economic or underwriting conditions than more highly rated insurers. A plus or minus sign attached to a S&P or Duff & Phelps claims-paying rating shows relative standing within a ratings category. These A.M. Best, Duff & Phelps and S&P ratings consider the claims paying ability of the rated company and are not a rating of the investment worthiness of the rated company.

     We believe that we are able to compete effectively because: (i) we have experience in establishing and cultivating relationships with independent market specialists; (ii) we can offer competitive rates as a result of our lower-than-average operating costs and higher-than-average investment yields achieved by applying active investment portfolio management techniques; and
(iii) we have reliable policyholder administrative services, supported by customized information technology systems.

     UNDERWRITING

     Underwriting with respect to the annuity products we sell is minimal. Substantially all life insurance policies we issue are underwritten individually, although standardized underwriting procedures have been adopted for certain low face-amount life insurance coverages. Our group accident and health policies are underwritten based on the characteristics of a group and its past claim experience.

     REINSURANCE

     Consistent with the general practice of the life insurance industry, we enter into reinsurance agreements in order to transfer a portion of the risk assumed under our insurance contracts to other insurance companies. Indemnity reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to diversify its risk. Indemnity insurance does not discharge the original insurer's primary liability to the insured. Our reinsured business is ceded to numerous companies. We believe the assuming companies are able to honor all contractual commitments, based on periodic review of their financial statements, insurance industry reports and reports filed with state insurance departments.

     At December 31, 1998, the policy risk retention limit on the life of one individual is $.5 million. Reinsurance ceded represented 7.6 percent of gross life insurance in force and reinsurance assumed represented 4.4 percent of net life insurance in force. At December 31, 1998, our largest reinsurer accounted for less than .5 percent of total insurance liabilities and 35 percent of total reinsurance receivables.

     EMPLOYEES

     Conseco Variable has no full-time employees. Our day-to-day operations are administered by Conseco pursuant to agreements between Conseco Variable and Conseco.

     GOVERNMENTAL REGULATION

     Our business is subject to regulation and supervision by the insurance regulatory agencies of the states in which we transact business. State laws generally establish supervisory agencies with broad regulatory authority, including the power to: (i) grant and revoke business licenses; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements;
(viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; (x) perform financial, market conduct and other examinations; (xi) define acceptable accounting principles; (xii) regulate the type and amount of permitted investments; and (xiii) limit the amount of dividends and surplus debenture payments that can be paid without obtaining regulatory approval. Conseco Variable is subject to periodic examinations by state regulatory authorities.

     Most states have either enacted legislation or adopted administrative regulations which affect the acquisition of control of insurance companies as well as transactions between insurance companies and persons controlling them. The nature and extent of such legislation and regulations vary from state to state. Most states, however, require administrative approval of: (i) the acquisition of 10 percent or more of the outstanding shares of an insurance company domiciled in the state; or (ii) the acquisition of 10 percent or more of the outstanding stock of an insurance holding company whose insurance subsidiary is domiciled in the state. The acquisition of 10 percent of such shares is generally deemed to be the acquisition of control for the purpose of the holding company statutes. These regulations require the acquirer to file detailed information concerning the acquiring parties and the plan of acquisition, and to obtain administrative approval prior to the acquisition. In many states, however, an insurance authority may determine that control does not exist, even in circumstances in which a person owns or controls 10 percent or a greater amount of securities.

     The federal government does not directly regulate the insurance business. However, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, do affect the insurance business. Legislation has been introduced from time to time in Congress that could result in the federal government assuming some role in regulating the companies or allowing combinations between insurance companies, banks and other entities.

     On the basis of statutory statements filed with state regulators annually, the National Association of Insurance Commissioners ("NAIC") (an association of state regulators and their staffs) calculates certain financial ratios to assist state regulators in monitoring the financial condition of insurance companies. A "usual range" of results for each ratio is used as a benchmark. In the past, variances in certain ratios of Conseco Variable have resulted in inquiries from insurance departments to which we have responded. Such inquiries did not lead to any restrictions affecting our operations.

     In recent years, the NAIC has developed several model laws and regulations including: (i) investment reserve requirements; (ii) risk-based capital ("RBC") standards; (iii) codification of insurance accounting principles; (iii) additional investment restrictions; and (iv) restrictions on an insurance company's ability to pay dividends. The NAIC is currently developing new model laws or regulations, including: (i) product design standards; (ii) reserve requirements; and (iii) product illustrations.

     The RBC standards establish capital requirements for insurance companies based on the ratio of the company's total adjusted capital (defined as the total of its statutory capital, surplus, asset valuation reserve and certain other adjustments) to its RBC. The standards are designed to help identify companies which are under capitalized and require specific regulatory actions in the event an insurer's RBC falls below specified levels. Conseco Variable has more than enough statutory capital to meet the standards at December 31, 1998. The Texas Insurance Department adopted different RBC requirements. Conseco Variable is in compliance with Texas RBC requirements at December 31, 1998.

     In addition, we are required under guaranty fund laws of most states in which we transact business, to pay assessments up to prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies.

     We cannot predict with certainty the effect that any proposals, if adopted, or legislative developments could have on our business and operations.

     FEDERAL INCOME TAXATION

     The annuity and life insurance products we market generally provide the policyholder with an income tax advantage, as compared to other savings investments such as certificates of deposit and bonds, in that income taxation on the increase in value of the product is deferred until it is received by the policyholder. With other savings investments, the increase in value is taxed as earned. Annuity benefits and life insurance benefits, which accrue prior to the death of the policyholder, are generally not taxable until paid. Life insurance death benefits are generally exempt from income tax. Also, benefits received on immediate annuities (other than structured settlements) are recognized as taxable income ratably, as opposed to the methods used for some other investments which tend to accelerate taxable income into earlier years. The tax advantage for annuities and life insurance is provided in the Code, and is generally followed in all states and other United States taxing jurisdictions.

     From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including elimination of all or a portion of the income tax advantage of certain insurance products. The Clinton administration, in its Revenue Proposal as released in February 1999, has proposed changes in how life insurance companies are taxed; such changes could increase our current tax liability.

     Conseco Variable is taxed under the life insurance company provisions of the Code. Provisions in the Code require a portion of the expenses incurred in selling insurance products to be deducted over a period of years, as opposed to immediate deduction in the year incurred. As of December 31, 1998, the cumulative taxes paid as a result of this provision were approximately $7 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CONSECO VARIABLE


     In this section, we review the financial condition of Conseco Variable at December 31, 1998 and 1997, the results of operations for the three years ended December 31, 1998, and where appropriate, factors that may affect future financial performance. Please read this discussion in conjunction with our financial statements, notes and selected financial information.

     All statements, trend analyses and other information contained in this report and elsewhere (such as in filings by Conseco Variable or Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco Variable, Conseco or its management or oral statements) relative to markets for the Conseco Variable's products and trends in the Conseco Variable's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (i) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco Variable's ability to sell our products, our ability to access capital resources and the costs associated therewith, the market value of Conseco Variable's investments and the lapse rate and profitability of policies; (ii) Conseco Variable's ability to achieve anticipated synergies and levels of operational efficiencies; (iii) customer response to new products, distribution channels and marketing initiatives; (iv) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco Variable's insurance products; (v) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco Variable's products; (vi) increasing competition in the sale of insurance and annuities; (vii) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, health care regulation affecting health insurance products; (viii) the ability to achieve Year 2000 readiness for significant systems and operations on a timely basis; (ix) the availability and terms of future acquisitions; and (x) the risk factors or uncertainties listed from time to time in Conseco Variable's or Conseco's filings with the Securities and Exchange Commission.

     RESULTS OF OPERATIONS

     Year Ended December 31, 1998, Compared with Year Ended December 31, 1997

     Insurance policy income consists of premiums received on traditional life products and policy fund and surrender charges assessed against investment type products. This account decreased slightly in 1998 compared with 1997 as a result of decreases in surrender charges and sales of policies with mortality or morbidity risks. Withdrawals from insurance liabilities were slightly lower in 1998 than 1997, resulting in lower surrender charges.

     Net investment income includes both income earned on our general invested assets and separate account assets related to variable annuities. Investment income earned on separate account assets is offset by a corresponding charge to insurance policy benefits. Excluding investment income on separate accounts, net investment income in 1998 decreased 7.8 percent from 1997, to $153.9 million. Average general invested assets decreased to $2.0 billion in 1998 from $2.1 billion in 1997, and the yield earned on such average invested assets decreased to 7.8 percent from 7.9 percent. Cash flows received during 1998 and 1997 (including cash flows from the sales of investments) were invested in lower yielding securities due to a general decline in interest rates.

     Net investment income on separate account assets in 1998 decreased to $44.1 million from $55.7 million in 1997. Such income fluctuates in relation to total separate account assets and the return earned on such assets.

     Net  investment  gains  often  fluctuate  from  period to  period.  We sold
$1,185.0 million of investments during 1998 compared with $755.2 million in 1997, which sales resulted in net investment gains of $18.5 million in 1998 compared with net investment gains of $13.3 million in 1997.

     Selling securities at a gain and reinvesting the proceeds at a lower yield may, absent other management action, tend to decrease future investment yields. We believe, however, that certain factors will mitigate the adverse effect on net income of such yield decreases as follows: (i) additional amortization of the cost of policies purchased and the cost of policies produced is recognized in the same period as the gain in order to reflect reduced future yields (thereby reducing such amortization in future periods); (ii) interest rates credited to some products can be reduced thereby diminishing the effect of the yield decrease on the investment spread; and (iii) the investment portfolio grows as a result of reinvesting the investment gains.

     Insurance policy benefits include amounts related to policies with mortality and morbidity features and amounts added to annuity and financial product policyholder account balances. These amounts decreased to $170.6 million in 1998 from $191.0 million in 1997. The decrease is primarily attributable to decreases in: (i) amounts added to variable annuity product policyholder account balances; and (ii) the policyholder account balances related to products other than variable annuities due to withdrawals. Insurance policy benefits in 1998 included $44.1 million of amounts added to variable annuity product policyholder account balances compared to $55.7 million in 1997.

     Amortization consists of the amortization of cost of policies purchased, cost of policies produced and goodwill and increased to $33.6 million in 1998 compared with $27.1 million in 1997. Cost of policies produced represents the cost of producing new business (primarily commissions and certain costs of policy issuance and underwriting) which varies with and is primarily related to the production of new business. Costs deferred may represent amounts paid in the period new business is written (such as underwriting costs and first year commissions) or in periods after the business is written (such as commissions paid in subsequent years in excess of ultimate commissions paid). Cost of policies purchased represents the cost to acquire Conseco Variable that is attributable to the right to receive cash flows from insurance contracts in force at the acquisition dates. Net investment gains (losses) affect the timing of the amortization of the cost of policies purchased and the cost of policies produced. The gains realized in 1998 were the primary reason for the increased amortization.

     Other operating costs and expenses increased 20 percent to $38.7 million in 1998 compared with $32.2 million in 1997. The increase primarily reflects the additional marketing costs incurred under service agreements with Conseco which are non-deferrable.

     Income tax expense fluctuated primarily in relationship to income before taxes.

     Year Ended December 31, 1997, Compared with Year Ended December 31, 1996

     Insurance policy income consists of premiums received on traditional life products and policy fund and surrender charges assessed against investment type products. This account decreased in 1997 compared with 1996 as a result of a decrease in sales of policies with mortality or morbidity risks. In addition, withdrawals from insurance liabilities were higher in 1997 than 1996, however fewer withdrawals were subject to surrender charges. Increases in withdrawals were primarily due to increased competition from higher yielding alternative investment products.

     Net investment income includes both income earned on our general invested assets and the separate account assets related to variable annuities. Investment income earned on separate account assets is offset by a corresponding charge to insurance policy benefits. Excluding investment income on separate accounts, net investment income in 1997 decreased 8.7 percent from 1996, to $166.9 million. Average general invested assets decreased to $2.1 billion in 1997 from $2.3 billion in 1996, and the yield earned on average invested assets decreased to
7.9 percent from 8.1 percent. Cash flows received during 1997 and 1996 (including cash flows from the sales of investments) were invested in lower-yielding securities due to a general decline in interest rates.

     Net investment income on separate account assets in 1997 increased to $55.7 million from $35.6 million in 1996. Such income fluctuates in relation to total separate account assets and the return earned on such assets.

     Net investment gains often fluctuate from period to period. We sold $755.2 million of investment securities during 1997 compared with $988.9 million in 1996, which sales resulted in net investment gains of $13.3 million in 1997 compared with net investment gains of $2.7 million in 1996.

     Selling securities at a gain and reinvesting the proceeds at a lower yield may, absent other management action, tend to decrease future investment yields. We believe, however, that certain factors will mitigate the adverse effect on net income of such yield decreases as follows: (i) additional amortization of the cost of policies purchased and the cost of policies produced is recognized in the same period as the gain in order to reflect reduced future yields (thereby reducing such amortization in future periods); (ii) interest rates credited to some products can be reduced thereby diminishing the effect of the yield decrease on the investment spread; and (iii) the investment portfolio grows as a result of reinvesting the realized gains.

     Insurance policy benefits include amounts related to policies with mortality and morbidity features and amounts added to annuity and financial product policyholder account balances. These amounts increased to $191.0 million in 1997 from $180.6 million in 1996. Insurance policy benefits in 1997 included $55.7 million of amounts added to variable annuity product policyholder account balances compared to $35.6 million in 1996. The increase in these benefits (offset by a decrease in crediting rates on policyholder account balances other than variable annuities) is the primary reason for the increased benefits in 1998.

     Amortization consists of the amortization of cost of policies purchased, cost of policies produced and goodwill and increased to $27.1 million in 1997 compared with $20.3 million in 1996. Cost of policies produced represents the cost of producing new business (primarily commissions and certain costs of policy issuance and underwriting) which varies with and is primarily related to the production of new business. Costs deferred may represent amounts paid in the period new business is written (such as underwriting costs and first year commissions) or in periods after the business is written (such as commissions paid in subsequent years in excess of ultimate commissions paid). Cost of policies purchased represents the cost to acquire Conseco Variable that is attributable to the right to receive cash flows from insurance contracts in force at the acquisition dates. Net investment gains (losses) affect the timing of the amortization of the cost of policies purchased and the cost of policies produced. The gains realized in 1997 were the primary reason for the increased amortization.

     Other operating costs and expenses decreased 47 percent to $32.2 million in 1997 compared with $60.5 million in 1996, primarily as a result of a reduction in operating costs incurred under service agreements with Conseco.

     Income tax expense fluctuated primarily in relationship to income before taxes.

     INVESTMENTS

     Our investment strategy is to: (i) maintain a predominately investment-grade fixed income portfolio; (ii) provide adequate liquidity to meet our cash obligations to policyholders and others; and (iii) maximize current income and total investment return through active investment management. Consistent with this strategy, investments in fixed maturity securities, mortgage loans, policy loans, separate accounts and short-term investments made up 94 percent of our $2.6 billion investment portfolio at December 31, 1998. The remainder of the invested assets were equity securities and other invested assets.

     Insurance statutes regulate the type of investments that our insurance subsidiaries are permitted to make and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, Conseco Variable generally seeks to invest in United States government and government-agency securities and corporate securities rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

     The following table summarizes investment yields earned over the past three years:

                                                                                        1998          1997        1996
                                                                                        ----          ----        ----
                                                                                              (Dollars in millions)
Weighted average invested assets (excluding separate account assets):
       As reported .................................................................  $2,004.9      $2,113.7    $2,237.9
       Excluding unrealized appreciation (depreciation) (a).........................   1,981.1       2,121.2     2,258.9
Net investment income, excluding investment income on separate accounts.............     153.9         166.9       182.8

Yields earned:
       As reported..................................................................        7.7%         7.9%         8.2%
       Excluding unrealized appreciation (depreciation) (a) ........................        7.8%         7.9%         8.1%

(a) Excludes the effect of reporting fixed maturities at fair value as described in note 1 to the financial statements.

     Although investment income is a significant component of total revenues, the profitability of certain of our insurance products is determined primarily by the spreads between the interest rates we earn and the rates we credit or accrue to our insurance liabilities. At December 31, 1998, the average yield, computed on the cost basis of our investment portfolio, was 7.2 percent, and the average interest rate credited or accruing to our total insurance liabilities was 5.1 percent, excluding interest bonuses guaranteed only for the first year of the contract.

     Actively managed fixed maturities

     Our actively managed fixed maturity portfolio at December 31, 1998, included primarily debt securities of the United States government, public utilities and other corporations, and mortgage-backed securities. Mortgage-backed securities included collateralized mortgage obligations ("CMOs") and mortgage-backed pass-through securities.

     At December 31, 1998, our fixed maturity portfolio had $31.0 million of unrealized gains and $27.4 million of unrealized losses, for a net unrealized gain of $3.6 million. Estimated fair values for fixed maturity investments were determined based on: (i) estimates from nationally recognized pricing services (81 percent of the portfolio); (ii) broker-dealer market makers (11 percent of the portfolio); and (iii) internally developed methods (8 percent of the portfolio).

     At December 31, 1998, approximately 4.1 percent of our invested assets (7.1 percent of fixed maturity investments) were rated below-investment grade by nationally recognized statistical rating organizations (or, if not rated by such firms, with ratings below Class 2 assigned by the NAIC). We plan to maintain approximately the present level of below-investment-grade fixed maturities. These securities generally have greater risks than other corporate debt investments, including risk of loss upon default by the borrower, and are often unsecured and subordinated to other creditors. Below-investment-grade issuers usually have higher levels of indebtedness and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than are investment-grade issuers. We are aware of these risks and monitor our below-investment-grade securities closely. At December 31, 1998, our below-investment-grade fixed maturity investments had an amortized cost of $116.8 million and an estimated fair value of $107.8 million.

     We periodically evaluate the creditworthiness of each issuer whose securities we hold. We pay special attention to those securities whose market values have declined materially for reasons other than changes in interest rates or other general market conditions. We evaluate the realizable value of the investment, the specific condition of the issuer and the issuer's ability to comply with the material terms of the security. Information reviewed may include the recent operational results and financial position of the issuer, information about its industry, recent press releases and other information. CCM employs a staff of experienced securities analysts in a variety of specialty areas. Among its other responsibilities, this staff is charged with compiling and reviewing such information. If evidence does not exist to support a realizable value equal to or greater than the carrying value of the investment, and such decline in market value is determined to be other than temporary, we reduce the carrying amount to its net realizable value, which becomes the new cost basis; we report the amount of the reduction as a realized loss. We recognize any recovery of such reductions in the cost basis of an investment only upon the sale, repayment or other disposition of the investment. In 1998, there were no writedowns of fixed maturity investments, equity securities or other invested assets. Our investment portfolio is subject to the risks of further declines in realizable value. However, we attempt to mitigate this risk through the diversification and active management of our portfolio.

     As of December 31, 1998, our fixed maturity investments in substantive default (i.e., in default due to nonpayment of interest or principal) had an amortized cost and carrying value of $.8 million and $.6 million, respectively. Conseco Variable had no fixed maturity investments in technical (but not substantive) default (i.e., in default, but not as to the payment of interest or principal). There were no other fixed maturity investments about which we had serious doubts as to the ability of the issuer to comply on a timely basis with the material terms of the instrument.

     When a security defaults, our policy is to discontinue the accrual of interest and eliminate all previous interest accruals, if we determine that such amounts will not be ultimately realized in full. Investment income forgone due to defaulted securities was not significant in any of the three years ended December 31, 1998.

     At December 31, 1998, fixed maturity investments included $494.2 million of mortgage-backed securities (or 32 percent of all fixed maturity securities).
CMOs are backed by pools of mortgages that are segregated into sections or "tranches" that provide for sequential retirement of principal. Pass-through securities receive principal and interest payments through their regular pro rata share of the payments on the underlying mortgages backing the securities. The yield characteristics of mortgage-backed securities differ from those of traditional fixed-income securities. Interest and principal payments occur more frequently, often monthly. Mortgage-backed securities are subject to risks associated with variable prepayments. Prepayment rates are influenced by a number of factors that cannot be predicted with certainty, including: the relative sensitivity of the underlying mortgages backing the assets to changes in interest rates; a variety of economic, geographic and other factors; and the repayment priority of the securities in the overall securitization structures.

     In general, prepayments on the underlying mortgage loans and the securities backed by these loans increase when the level of prevailing interest rates declines significantly relative to the interest rates on such loans. Mortgage-backed securities purchased at a discount to par will experience an increase in yield when the underlying mortgages prepay faster than expected. These securities purchased at a premium that prepay faster than expected will incur a reduction in yield. When interest rates decline, the proceeds from the prepayment of mortgage-backed securities are likely to be reinvested at lower rates than we were earning on the prepaid securities. When interest rates increase, prepayments on mortgage-backed securities decrease, because fewer underlying mortgages are refinanced. When this occurs, the average duration of the mortgage-backed securities increases, which decreases the yield on mortgage-backed securities purchased at a discount, because the discount is realized as income at a slower rate and increases the yield on those purchased at a premium as a result of a decrease in annual amortization of the premium.

     The degree to which a mortgage-backed security is susceptible to income fluctuations is influenced by: (i) the difference between its cost and par; (ii) the relative sensitivity of the underlying mortgages backing the security to prepayment in a changing interest rate environment; and (iii) the repayment priority of the security in the overall securitization structure. Conseco Variable seeks to limit the extent of these risks associated with mortgage-backed securities in our fixed maturity portfolio by: (i) purchasing securities that are backed by collateral with lower prepayment sensitivity (such as mortgages priced at a discount to par value and mortgages that are extremely seasoned); (ii) avoiding the purchase of securities for our fixed maturity portfolio whose values are heavily influenced by changes in prepayments (such as interest-only and principal-only securities); (iii) investing in securities structured to reduce prepayment risk (such as planned amortization class ("PAC") and targeted amortization class ("TAC") CMOs); and (iv) actively managing the entire portfolio of mortgage-backed securities to dispose of those which are deemed more likely to be prepaid. PAC and TAC instruments represented approximately 13 percent of our mortgage-backed securities at December 31, 1998. The call-adjusted modified duration of our mortgage-backed securities at December 31, 1998, was 3.6 years.

     Mortgage-backed securities held in our fixed maturity portfolio at December
31, 1998, summarized by interest rates on the underlying collateral were as follows::

                                                                                  Par        Amortized      Estimated
                                                                                 value         cost        fair value
                                                                                 -----         ----        ----------
                                                                                       (Dollars in millions)

Below 7 percent..............................................................    $281.6         $280.5       $283.7
7 percent - 8 percent........................................................     120.9          124.6        125.8
8 percent - 9 percent........................................................      59.2           58.2         60.2
9 percent and above..........................................................      23.3           24.1         24.5
                                                                                   ----           ----         ----

          Total mortgage-backed securities...................................    $485.0         $487.4       $494.2
                                                                                 ======         ======       ======

     Mortgage-backed securities held in our fixed maturity portfolio at December
31, 1998, summarized by security type, were as follows:

                                                                                               Estimated fair value
                                                                                               --------------------
                                                                                                               % of
                                                                                Amortized                      fixed
Type                                                                              cost         Amount       maturities
----                                                                              ----         ------       ----------
                                                                                         (Dollars in millions)

Pass-throughs and sequential and targeted amortization  classes..............     $376.1         $382.3           25%
Planned amortization classes and accretion-directed bonds....................       52.2           53.0          3
Subordinated classes.........................................................       59.1           58.9          4
                                                                                    ----           ----          -

                                                                                  $487.4         $494.2           32%
                                                                                  ======         ======           ==

     Pass-throughs and sequential and targeted amortization classes have similar prepayment variability. Pass-throughs have historically provided the best liquidity among mortgage-backed securities and also provide the best price/performance ratio in highly volatile interest rate environments. This type of security is also frequently used as collateral in the dollar-roll market. Sequential classes pay in a strict sequence; all principal payments received by the CMO are paid to the sequential tranches in order of priority. Targeted amortization classes provide a modest amount of prepayment protection when prepayments on the underlying collateral increase from those assumed at pricing. Thus, they offer slightly better call protection than sequential classes and pass-throughs.

     Planned amortization classes and accretion-directed bonds are some of the most stable and liquid instruments in the mortgage-backed securities market. Planned amortization class bonds adhere to a fixed schedule of principal payments as long as the underlying mortgage collateral experiences prepayments within a certain range. Changes in prepayment rates are first absorbed by support classes. This insulates the planned amortization classes from the consequences of both faster prepayments (average life shortening) and slower prepayments (average life extension).

     Subordinated CMO classes have both prepayment and credit risk. The subordinated classes are used to enhance the credit quality of the senior securities, and as such, rating agencies require that this support not deteriorate due to the prepayment of the subordinated securities. The credit risk of subordinated classes is derived from the negative leverage of owning a small percentage of the underlying mortgage loan collateral while bearing a majority of the risk of loss due to homeowner defaults.

     If we decide to sell an investment held in the actively managed fixed maturity category, we either sell the security or transfer it to the trading account at its fair value and recognize the gain or loss immediately. We transferred securities with a fair value of approximately $48.1 million into our trading account during 1998: there was no material gain or loss on the transfer.

     During 1998, we sold $1.2 billion of investments (primarily fixed maturities), resulting in $34.0 million of investment gains and $12.4 million of investment losses (both before related expenses, amortization and taxes). Such securities were sold in response to changes in the investment environment, which created opportunities to enhance the total return of the investment portfolio without adversely affecting the quality of the portfolio or the matching of expected maturities of assets and liabilities. As discussed in the notes to the financial statements, the realization of gains and losses affects the timing of the amortization of the cost of policies produced and the cost of policies purchased related to universal life and investment products.

     Other investments

     At December 31, 1998, we held mortgage loan investments purchased for our investment portfolio with a carrying value of $110.2 million (or 4.2 percent of total invested assets) and a fair value of $119.0 million. Mortgage loans were substantially comprised of commercial loans. Noncurrent mortgage loans were insignificant at December 31, 1998. Realized losses on mortgage loans were not significant in any of the past three years. At December 31, 1998, we had a mortgage loan loss reserve of $.8 million. Approximately 15 percent of the mortgage loans were on properties located in California, 12 percent in Michigan, 12 percent in Florida, 11 percent in Texas and 8 percent in Georgia. No other state accounted for more than 8 percent of the mortgage loan balance.

     At December 31, 1998, we held $47.9 million of trading securities; they are included in other invested assets. Trading securities are investments we intend to sell in the near term. We carry trading securities at estimated fair value; changes in fair value are reflected in the statement of operations.

     Other invested assets include: (i) trading securities; and (ii) certain nontraditional investments, including investments in venture capital funds, limited partnerships, mineral rights and promissory notes.

     Short-term investments totaled $48.4 million, or 1.9 percent of invested assets at December 31, 1998, and consisted primarily of commercial paper and repurchase agreements relating to government securities.

     As part of our investment strategy, we enter into reverse repurchase agreements and dollar-roll transactions to increase our return on investments and improve our liquidity. Reverse repurchase agreements involve a sale of securities and an agreement to repurchase the same securities at a later date at an agreed-upon price. Dollar rolls are similar to reverse repurchase agreements except that the repurchase involves securities that are only substantially the same as the securities sold. We enhance our investment yield by investing the proceeds from the sales in short-term securities pending the contractual repurchase of the securities at discounted prices in the forward market. We are able to engage in such transactions due to the market demand for mortgage-backed securities to form CMOs. Such investment borrowings averaged $66.0 million during 1998 and were collateralized by investment securities with fair values approximately equal to the loan value. The weighted average interest rate on short-term collateralized borrowings was 4.4 percent in 1998. The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. Our exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments (which was not material at December 31, 1998). We believe that the counterparties to our reverse repurchase and dollar-roll agreements are financially responsible and that counterparty risk is minimal.

     LIQUIDITY

     Conseco Variable generally produces adequate cash flow from premium collections and investment income to meet its obligations. The liabilities related to insurance policies are primarily long term and generally are paid from future cash flows. Most of the assets, other than policy loans, are invested in bonds and other securities, substantially all of which are readily marketable. Although there is no present need or intent to dispose of such investments, we could liquidate portions of our investments if the need arose.

     We believe Conseco Variable has adequate short-term investments and readily marketable investment-grade securities to cover the payments under contracts containing fixed payment dates plus any likely cash needs for all other contracts and obligations. Our investment portfolio at December 31, 1998 included $48.4 million of short-term investments and $1.4 billion of publicly traded investment-grade bonds. We believe that such investments could be readily sold at or near carrying value or used to facilitate borrowings under reverse repurchase agreements.

     YEAR 2000 MATTERS

     Many computer programs were originally designed to identify each year using two digits. If not corrected, these computer programs could cause system failures or miscalculations in the year 2000, with possible adverse effects on our operations. In 1996, Conseco (our parent company and the provider of all of our day-to-day operations through various service agreements) initiated a comprehensive corporate-wide program designed to ensure that our computer programs function properly in the year 2000. A number of Conseco's employees (including several officers), as well as external consultants and contract programmers, are working on various year-2000 projects. Under the program, Conseco is analyzing our application systems, operating systems, hardware, networks, electronic data interfaces and infrastructure devices (such as facsimile machines and telephone systems). Conseco has also been working with vendors and other external business relations to help avoid year-2000 problems related to the software or services they provide to us.

     Our year-2000 projects are currently on schedule. Conseco is conducting our year-2000 projects in three phases: (i) an audit and assessment phase, designed to identify year-2000 issues; (ii) a modification phase, designed to correct year-2000 issues; and (iii) a testing phase, designed to test the modifications after they have been installed. Conseco has completed the audit and assessment phase for all critical systems. The modification phase of our program is substantially complete. The testing phase of our program is expected to be completed by the end of the third quarter of 1999. We have provided for significant time in order to complete any additional modifications, if necessary, before December 31, 1999.

     For some of our year-2000 issues, Conseco is working to complete the previously planned conversions of older systems to the more modern, year-2000-ready systems already used by other Conseco subsidiaries. In other cases, we are purchasing new, more modern systems; these costs are being capitalized as assets and amortized over their expected useful lives. In the remaining cases, Conseco is modifying existing systems; these costs are being charged to operating expense.

     We currently estimate that the total expense of our year-2000 projects will be approximately $16 million. This expense is not material to our financial position and we are funding it through operating cash flows. Approximately 80 percent of this expense was incurred in 1996, 1997 and 1998, related primarily to modifying existing software systems.

     The impact of year-2000 issues will depend not only on the corrective actions taken, but also on the way in which year-2000 issues are addressed by governmental agencies, businesses and other third parties: (i) that provide services, utilities or data to Conseco Variable; (ii) that receive services or data from Conseco Variable; or (iii) whose financial condition or operating capability is important to Conseco Variable. Conseco is in the process of identifying risks and updating assessments of potential year-2000 risks associated with our external business relationships, such as utilities and financial institutions. These procedures are necessarily limited to matters over which Conseco is able to reasonably exercise control. Conseco has been informed by our key financial institutions and utilities that they will be year-2000 ready at year-end 1999.

     Conseco is also assessing what contingency plans will be needed if any of our critical systems or those of external business relationships are not year-2000 ready at year-end 1999. We do not currently anticipate such a situation, but Conseco's consideration of contingency plans will continue to evolve as new information becomes available.

     Our year-2000 projects are the highest priority for Conseco's information technology and many other employees. Other systems projects continue while our year-2000 projects are being completed, however, in many cases, Conseco has accelerated system upgrades when the new systems address year-2000 issues.

     The failure to correct a material year-2000 problem could result in an interruption in, or failure of, a number of normal business activities or operations. Such failures could materially and adversely affect Conseco Variable's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the year-2000 problem, including the uncertainty of the preparedness of our external business relationships, we are not able to currently determine whether the consequences of year-2000 failures will have a material impact on Conseco Variable's results of operations, liquidity and financial condition. However, we believe our year-2000 readiness efforts will minimize the likelihood of a material adverse impact.

     MARKET-SENSITIVE INSTRUMENTS AND RISK MANAGEMENT

     We seek to invest our available funds in a manner that will maximize shareholder value and fund future obligations to policyholders, subject to appropriate risk considerations. We seek to meet this objective through investments that: (i) have similar characteristics to the liabilities they support; (ii) are diversified among industries, issuers and geographic locations; and (iii) make up a predominantly investment-grade fixed maturity securities portfolio. Many of our products incorporate surrender charges, market interest rate adjustments or other features to encourage persistency.

     We seek to maximize the total return on our investments through active investment management. Accordingly, we have determined that our entire portfolio of fixed maturity securities is available to be sold in response to: (i) changes in market interest rates; (ii) changes in relative values of individual securities and asset sectors; (iii) changes in prepayment risks; (iv) changes in credit quality outlook for certain securities; (v) liquidity needs; and (vi) other factors. From time to time, we invest in securities for trading purposes, although such investments account for a relatively small portion of our total portfolio.

     The profitability of many of our products depends on the spreads between the interest yield we earn on investments and the rates we credit on our insurance liabilities. Although substantially all credited rates on our annuity products may be changed annually (subject to minimum guaranteed rates), changes in competition and other factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or to maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions. Approximately 80 percent of our insurance liabilities were subject to interest rates that may be reset annually: the remainder have no explicit interest rates. As of December 31, 1998, the average yield, computed on the cost basis of our investment portfolio, was 7.2 percent, and the average interest rate credited or accruing to our total insurance liabilities was 5.1 percent, excluding interest bonuses guaranteed for the first year of the annuity contract only.

     We use computer models to simulate the cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments. With such estimates, we seek to closely match the duration of our assets to the duration of our liabilities. When the estimated durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in the value of assets should be largely offset by a change in the value of liabilities. At December 31, 1998, the adjusted modified duration of our fixed maturity securities and short-term investments was approximately 6.0 years and the duration of our insurance liabilities was approximately 7.5 years. If interest rates were to increase by 10 percent from their December 31, 1998 levels, we estimate that our fixed maturity securities and short-term investments (net of corresponding changes in the value of cost of policies purchased, cost of policies produced and insurance liabilities) would decline in fair value by approximately $30 million. This compares to a decline in fair value of $35 million based on a comparable calculation at December 31, 1997. The calculations involved in our computer simulations incorporate numerous assumptions, require significant estimates and assume an immediate change in interest rates without any management of the investment portfolio in reaction to such change. Consequently, potential changes in value of our financial instruments indicated by the simulations will likely be different from the actual changes experienced under given interest rate scenarios, and the differences may be material. Because we actively manage our investments and liabilities, our net exposure to interest rates can vary over time.

DIRECTORS AND EXECUTIVE OFFICERS

Conseco Variable's directors and executive officers as of May 1, 1999 are listed below:


                                                  PRINCIPAL BUSINESS OCCUPATION
NAME                                                   DURING LAST FIVE YEARS
- ---------------------------------------------------------------------------------------------------------------------------------

Stephen C. Hilbert  Since 1979, Chairman of the Board, Chief Executive Officer and Director and since 1988 President of Conseco,
    (Age 53)        Inc.  Director and Chairman of the Board of Conseco Variable.

Ngaire E. Cuneo     Since 1992, Executive Vice President, Corporate  Development of Conseco,  Inc. and various  positions with
    (Age 48)        certain of its affiliates.  Director of Conseco Variable.

Rollin M. Dick      Since 1986, Executive Vice President, Chief Financial Officer and Director of Conseco, Inc.
    (Age 67)        Director and Executive Vice President and Chief Financial Officer of Conseco Variable.

Thomas J. Kilian    Since 1998, Executive Vice President, Chief Operations Officer of Conseco, Inc. and from 1989 until 1998 Senior
    (Age 48)        Vice President of various subsidiaries of Conseco, Inc.  Director and President of Conseco Variable.

John J. Sabl        Since 1997, Executive Vice President, General Counsel and Secretary of Conseco, Inc.  Prior thereto, Mr. Sabl
 (Age 47)           was a partner in the law firm of Sidley & Austin in Chicago, Illinois.  Director and Executive Vice President,
                    General Counsel and Secretary of Conseco Variable.

James S. Adams      Since 1997, Senior Vice President, Chief Accounting Officer and Treasurer of Conseco, Inc.  Since 1989,
    (Age 39)        Senior Vice President of various subsidiaries of Conseco, Inc. Senior Vice President and Treasurer of Conseco
                    Variable.

EXECUTIVE COMPENSATION

     Conseco Variable has no full-time employees and does not compensate any employee, officer or director of Conseco Variable.

INDEPENDENT ACCOUNTANTS

     The financial statements of Conseco Variable as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, included in this
prospectus,   have  been  audited  by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report appearing herein.

LEGAL OPINIONS

     Blazzard, Grodd & Hasenauer, P.C., Westport, Connecticut has provided advice on certain matters relating to the federal securities and income tax laws in connection with the CONTRACTS described in this prospectus.

FINANCIAL STATEMENTS

     The financial statements of Conseco Variable which are included in this prospectus should be considered only as bearing on the ability of Conseco Variable to meet its obligations under the CONTRACTS. They should not be considered as bearing on the investment performance of the INVESTMENT PORTFOLIOS. The value of the INVESTMENT PORTFOLIOS is affected primarily by the performance of the underlying investments.

     The financial statements of Conseco Variable Annuity Account F are included in the Statement of Additional Information.



                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Shareholders and Board of Directors
Conseco Variable Insurance Company

     In our opinion, the accompanying balance sheet and the related statements of operations, shareholder's equity and cash flows present fairly, in all material respects, the financial position of Conseco Variable Insurance Company (the "Company") at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




                                                   /s/PricewaterhouseCoopers LLP
                                                   PricewaterhouseCoopers LLP

Indianapolis, Indiana
March 30, 1999



                                       F-1





                       CONSECO VARIABLE INSURANCE COMPANY

                                  BALANCE SHEET
                           December 31, 1998 and 1997
                              (Dollars in millions)

                                     ASSETS


                                                                                            1998              1997
                                                                                            ----             ----
Investments:
    Actively managed fixed maturities at fair value (amortized cost:
       1998 - $1,520.5; 1997 - $1,705.2)...............................................  $1,524.1           $1,734.0
    Equity securities at fair value (cost: 1998 - $46.0 million; 1997 - $25.1 million).      45.7               25.4
    Mortgage loans.....................................................................     110.2              146.1
    Policy loans.......................................................................      79.6               80.6
    Other invested assets .............................................................     103.1               62.8
    Short-term investments.............................................................      48.4               49.5
    Assets held in separate accounts...................................................     696.4              402.1
                                                                                       ----------         ----------

          Total investments............................................................   2,607.5            2,500.5


Accrued investment income..............................................................      30.5               30.5
Cost of policies purchased.............................................................      98.0              106.4
Cost of policies produced..............................................................      82.5               55.9
Reinsurance receivables................................................................      22.2               21.9
Goodwill (net of accumulated amortization: 1998 - $14.7; 1997 - $13.2).................      46.7               48.2
Other assets...........................................................................      24.3                8.3
                                                                                       -----------      ------------

          Total assets.................................................................  $2,911.7           $2,771.7
                                                                                         ========           ========




                            (continued on next page)



                   The accompanying notes are an integral part
                          of the financial statements.

                                       F-2






                       CONSECO VARIABLE INSURANCE COMPANY

                            BALANCE SHEET (Continued)
                           December 31, 1998 and 1997
                 (Dollars in millions, except per share amount)


                      LIABILITIES AND SHAREHOLDER'S EQUITY


                                                                                            1998             1997
                                                                                            ----             ----
Liabilities:
    Insurance liabilities:

       Interest sensitive products.....................................................  $1,365.2           $1,522.1
       Traditional products............................................................     246.2              248.3
       Claims payable and other policyholder funds.....................................      62.6               62.5
       Liabilities related to separate accounts........................................     696.4              402.1
    Income tax liabilities.............................................................      37.5               44.2
    Investment borrowings..............................................................      65.7               61.0
    Other liabilities..................................................................      33.0               14.6
                                                                                       -----------       -----------

            Total liabilities..........................................................   2,506.6            2,354.8
                                                                                        ---------          ---------

Shareholder's equity:
    Common stock and additional paid-in capital (par value $4.80 per share, 1,065,000
       shares authorized,  1,043,565 shares issued and outstanding)....................     380.8              380.8
    Accumulated other comprehensive income:
       Unrealized gains of fixed maturity securities (net of applicable deferred
          income taxes:  1998 - $.5; 1997 - $4.4)......................................       1.0                8.2
       Unrealized gains (losses) of other investments (net of applicable deferred
          income taxes:  1998 - $(.9); 1997 - $.3).....................................      (1.8)                .5
    Retained earnings..................................................................      25.1               27.4
                                                                                       -----------       -----------

            Total shareholder's equity.................................................     405.1              416.9
                                                                                       ----------         ----------

            Total liabilities and shareholder's equity.................................  $2,911.7           $2,771.7
                                                                                         ========           ========

    The accompanying notes are an integral part of the financial statements.



                                       F-3






                       CONSECO VARIABLE INSURANCE COMPANY

                             STATEMENT OF OPERATIONS
              for the years ended December 31, 1998, 1997 and 1996
                              (Dollars in millions)


                                                                         1998              1997            1996
                                                                         ----              ----            ----
Revenues:

    Insurance policy income..........................................   $  73.6          $  75.7           $  81.4
    Net investment income............................................     198.0            222.6             218.4
    Net investment gains.............................................      18.5             13.3               2.7
                                                                       --------         --------         ---------

          Total revenues.............................................     290.1            311.6             302.5
                                                                        -------          -------           -------

Benefits and expenses:
    Insurance policy benefits........................................     170.6            191.0             180.6
    Amortization.....................................................      33.6             27.1              20.3
    Other operating costs and expenses...............................      38.7             32.2              60.5
                                                                       --------         --------          --------

          Total benefits and expenses................................     242.9            250.3             261.4
                                                                        -------          -------           -------

          Income before income taxes.................................      47.2             61.3              41.1

Income tax expense...................................................      16.6             22.1              15.4
                                                                       --------         --------          --------

          Net income.................................................   $  30.6          $  39.2           $  25.7
                                                                        =======          =======           =======

    The accompanying notes are an integral part of the financial statements.


                                       F-4







                       CONSECO VARIABLE INSURANCE COMPANY

                        STATEMENT OF SHAREHOLDER'S EQUITY
              for the years ended December 31, 1998, 1997 and 1996
                              (Dollars in millions)

                                                                            Common stock       Accumulated other
                                                                           and additional        comprehensive     Retained
                                                              Total        paid-in capital       income (loss)     earnings
                                                              -----        ---------------       -------------     --------

Balance, December 31, 1995.................................   $442.6          $380.8              $  12.4          $ 49.4

   Comprehensive income, net of tax:
     Net income............................................     25.7             -                    -              25.7
     Change in unrealized appreciation (depreciation) of
       securities (net of applicable income taxes of ($9.7))   (17.0)            -                  (17.0)            -
                                                             -------

         Total comprehensive income........................      8.7

   Dividends on common stock...............................    (54.4)            -                    -             (54.4)
                                                             -------      ----------          -----------       ---------

Balance, December 31, 1996.................................    396.9           380.8                 (4.6)           20.7

   Comprehensive income, net of tax:
     Net income............................................     39.2             -                    -              39.2
     Change in unrealized appreciation (depreciation) of
       securities (net of applicable income taxes of $7.2).     13.3             -                   13.3             -
                                                            --------

         Total comprehensive income........................     52.5

   Dividends on common stock...............................    (32.5)            -                    -             (32.5)
                                                             -------      ----------          -----------          ------

Balance, December 31, 1997.................................    416.9           380.8                  8.7            27.4

   Comprehensive income, net of tax:
     Net income............................................     30.6             -                    -              30.6
     Change in unrealized appreciation (depreciation) of
       securities (net of applicable income taxes of $(5.1))    (9.5)            -                   (9.5)            -
                                                            --------

         Total comprehensive income........................     21.1

   Dividends on common stock...............................    (32.9)            -                    -             (32.9)
                                                             -------      ----------          -----------          ------

Balance, December 31, 1998.................................   $405.1          $380.8             $    (.8)         $ 25.1
                                                              ======          ======             ========          ======


    The accompanying notes are an integral part of the financial statements.


                                       F-5









                       CONSECO VARIABLE INSURANCE COMPANY

                             STATEMENT OF CASH FLOWS
              for the years ended December 31, 1998, 1997 and 1996
                              (Dollars in millions)


                                                                         1998              1997             1996
                                                                         ----              ----             ----
Cash flows from operating activities:

   Net income........................................................$       30.6      $    39.2       $      25.7
     Adjustments to reconcile net income to net
       cash provided by operating activities:
         Amortization................................................        43.0           27.1              20.3
         Income taxes................................................        (1.2)           6.7              (3.9)
         Insurance liabilities.......................................       120.0           95.2             112.5
         Accrual and amortization of investment income.................       1.6             .3               3.1
         Deferral of cost of policies produced  .......................     (35.3)         (31.8)            (13.2)
         Investment gains..............................................     (18.5)         (13.3)             (2.7)
         Other.........................................................     (38.3)        (4.6)             (8.8)
                                                                         ---------     ----------      ------------

         Net cash provided by operating activities...................       101.9         118.8             133.0
                                                                       -----------      --------       -----------

Cash flows from investing activities:
   Sales of investments..............................................     1,185.0         755.2             988.9
   Maturities and redemptions........................................       145.5         150.4             101.7
   Purchases of investments..........................................    (1,420.7)       (923.5)         (1,049.6)
                                                                       ----------        --------         ---------

         Net cash provided (used) by investing activities............       (90.2)        (17.9)             41.0
                                                                       -----------       ---------      ------------

Cash flows from financing activities:
   Deposits to insurance liabilities.................................       400.4         255.9             169.8
   Investment borrowings.............................................         4.7          12.6             (35.8)
   Withdrawals from insurance liabilities............................      (385.0)       (302.2)           (267.7)
   Dividends paid on common stock....................................       (32.9)        (32.5)            (44.5)
                                                                       ------------       --------       -----------

         Net cash used by financing activities.......................       (12.8)        (66.2)           (178.2)
                                                                       ------------      ---------        ----------

         Net increase (decrease) in short-term
           investments...............................................        (1.1)         34.7              (4.2)

Short-term investments, beginning of year............................        49.5          14.8              19.0
                                                                     -------------     ---------      ------------

Short-term investments, end of year..................................$       48.4      $   49.5       $      14.8
                                                                     =============      ========       ===========

    The accompanying notes are an integral part of the financial statements.


                                       F-6




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------







1.   SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     Conseco Variable Insurance Company ("we" or the "Company") markets tax-qualified annuities and certain employee benefit-related insurance products through professional independent agents. Prior to its name change in October 1998, the Company was named Great American Reserve Insurance Company. Since August 1995, the Company has been a wholly owned subsidiary of Conseco, Inc. ("Conseco"), a financial services holding company operating throughout the United States. Conseco's life insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance, individual and group major medical insurance and other insurance products. Conseco's finance subsidiaries originate, purchase, sell and service consumer and commercial finance loans.

     The following summary explains the accounting policies we use to arrive at the more significant numbers in our financial statements. We prepare our financial statements in accordance with generally accepted accounting principles ("GAAP"). We follow the accounting standards established by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants and the Securities and Exchange Commission. We reclassified certain amounts in our 1997 and 1996 financial statements and notes to conform with the 1998 presentation.

     Investments

     Fixed maturities are securities that mature more than one year after issuance and include bonds, notes receivable and redeemable preferred stock. Fixed maturities that we may sell prior to maturity are classified as actively managed and are carried at estimated fair value, with any unrealized gain or loss, net of tax and related adjustments, recorded as a component of shareholder's equity. Fixed maturity securities that we intend to sell in the near term are classified as trading and included in other invested assets. We include any unrealized gain or loss on trading securities in net investment gains.

     Equity securities include investments in common stocks and non-redeemable preferred stock. We carry these investments at estimated fair value. We record any unrealized gain or loss, net of tax and related adjustments, as a component of shareholder's equity.

     Mortgage loans held in our investment portfolio are carried at amortized unpaid balances, net of provisions for estimated losses.

     Policy loans are stated at their current unpaid principal balances.

     Other invested assets include trading securities and certain non-traditional investments. Non-traditional investments include investments in venture capital funds, limited partnerships, mineral rights and promissory notes; we account for them using either the cost method, or for investments in partnerships over whose operations the Company exercises significant influence, the equity method.

     Short-term investments include commercial paper, invested cash and other investments purchased with maturities of less than three months. We carry them at amortized cost, which approximates their estimated fair value. We consider all short-term investments to be cash equivalents.

     We defer any fees received or costs incurred when we originate investments (primarily mortgage loans). We amortize fees, costs, discounts and premiums as yield adjustments over the contractual lives of the investments. We consider anticipated prepayments on mortgage-backed securities in determining estimated future yields on such securities.


                                       F-7




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     When we sell a security (other than a trading security), we report the difference between our sale proceeds and its amortized cost (determined based on specific identification) as an investment gain or loss.



     We regularly evaluate all of our investments based on current economic conditions, credit loss experience and other investee-specific developments. If there is a decline in a security's net realizable value that is other than temporary, we treat it as a realized loss and reduce our cost basis of the security to its estimated fair value.

     Separate Accounts

     Separate accounts are funds on which investment income and gains or losses accrue directly to certain policyholders. The assets of these accounts are legally segregated. They are not subject to the claims that may arise out of any other business of the Company. We report separate account assets at market value; the underlying investment risks are assumed by the contract holders. We record the related liabilities at amounts equal to the market value of the underlying assets.

     Cost of Policies Produced

     The costs that vary with, and are primarily related to, producing new insurance business are referred to as cost of policies produced. We amortize these costs using the interest rate credited to the underlying policy; (I) in relation to the estimated gross profits for universal life-type and investment-type products; or (ii) in relation to future anticipated premium revenue for other products.

     When we sell investments backing our universal life or investment-type product business at a gain or loss, we adjust the amortization to reflect the change in future investment yields resulting from the sale (thereby changing the future amortization to offset the change in yield). We also adjust the cost of policies produced for the change in amortization that would have been recorded if actively managed fixed maturity securities had been sold at their stated aggregate fair value and the proceeds reinvested at current yields. We include the impact of this adjustment in net unrealized appreciation (depreciation) within shareholder's equity.

     Each year, we evaluate the recoverability of the unamortized balance of the cost of policies produced. We consider estimated future gross profits or future premiums, expected mortality or morbidity, interest earned and credited rates, persistency and expenses in determining whether the balance is recoverable.

     Cost of Policies Purchased

     The cost assigned to the right to receive future cash flows from contracts existing at the date of an acquisition is referred to as cost of policies purchased. This balance is amortized, evaluated for recoverability, and adjusted for the impact of realized and unrealized gains (losses) in the same manner as the cost of policies produced described above.

     Goodwill

     Goodwill is the excess of the amount paid to acquire the Company over the fair value of its net assets. We amortize goodwill on the straight-line basis over a 40-year period. We continually monitor the value of our goodwill based on our estimates of future earnings. We determine whether goodwill is fully recoverable from projected undiscounted net cash flows over the remaining amortization period. If we were to determine that changes in such projected cash flows no longer support the recoverability of goodwill over the remaining amortization period, we would reduce its carrying value with a corresponding charge to expense or shorten the amortization period (no such changes have occurred).

     Recognition of Insurance Policy Income and Related Benefits and Expenses on Insurance Contracts

     Generally, we recognize insurance premiums for traditional life and accident and health contracts as earned over the

                                       F-8




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


premium-paying periods. We establish reserves for future benefits on a net-level premium method based upon assumptions as to investment yields, mortality, morbidity, withdrawals and dividends. We record premiums for universal life-type and investment-type contracts that do not involve significant mortality or morbidity risk as deposits to insurance liabilities. Revenues for these contracts consist of mortality, morbidity, expense and surrender charges. We establish reserves for the estimated present value of the remaining net costs of all reported and unreported claims.

     Reinsurance

     In the normal course of business, we seek to limit our exposure to loss on any single insured or to certain groups of policies by ceding reinsurance to other insurance enterprises. We currently retain no more than $.5 million of mortality risk on any one policy. We diversify the risk of reinsurance loss by using a number of reinsurers that have strong claims-paying ratings. If any reinsurer could not meet its obligations, the Company would assume the liability. The likelihood of a material loss being incurred as the result of the failure of one of our reinsurers is considered remote. The cost of reinsurance ceded totaled $21.0 million, $24.2 million and $24.6 million in 1998, 1997 and 1996, respectively. Reinsurance recoveries netted against insurance policy benefits totaled $21.8 million, $14.9 million and $19.4 million in 1998, 1997 and 1996, respectively.

     Income Taxes

     Our income tax expense includes deferred income taxes arising from temporary differences between the tax and financial reporting bases of assets and liabilities. In assessing the realization of deferred income tax assets, we consider whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets depends upon generating future taxable income during the periods in which temporary differences become deductible. If future income is not generated as expected, deferred income tax assets may need to be written off (no such write-offs have occurred).

     Investment Borrowings

     As part of our investment strategy, we may enter into reverse repurchase agreements and dollar-roll transactions to increase our investment return or to improve our liquidity. We account for these transactions as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities. Reverse repurchase agreements involve a sale of securities and an agreement to repurchase the same securities at a later date at an agreed-upon price. Dollar rolls are similar to reverse repurchase agreements except that, with dollar rolls, the repurchase involves securities that are only substantially the same as the securities sold. We account for these transactions as short-term collateralized borrowings. Such borrowings averaged approximately $66.0 million during 1998 (compared with an average of $90.4 million during 1997) and were collateralized by investment securities with fair values approximately equal to the loan value. The weighted average interest rate on short-term collateralized borrowings was 4.4 percent in both 1998 and 1997. The primary risk associated with short-term collateralized borrowings is that a counterparty will be unable to perform under the terms of the contract. Our exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments (such excess was not material at December 31, 1998). We believe the counterparties to our reverse repurchase and dollar-roll agreements are financially responsible and that the counterparty risk is minimal.

     Use of Estimates

     When we prepare financial statements in conformity with GAAP, we are required to make estimates and assumptions that significantly affect various reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting periods. For example, we use significant estimates and assumptions in calculating values for the cost of policies produced, the cost of policies purchased, goodwill, liabilities for insurance and deposit products, liabilities related to litigation, guaranty fund assessment accruals, gain on sale of finance receivables and deferred income taxes. If our future experience differs materially from these estimates and assumptions, our financial statements could be affected.


                                       F-9




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------

     Fair Values of Financial Instruments


     We use the following methods and assumptions to determine the estimated fair values of financial instruments:

     Investment securities. For fixed maturity securities (including redeemable preferred stocks) and for equity and trading securities, we use quotes from independent pricing services, where available. For investment securities for which such quotes are not available, we use values obtained from broker-dealer market makers or by discounting expected future cash flows using a current market rate appropriate for the yield, credit quality, and (for fixed maturity securities) the maturity of the investment being priced.

     Short-term investments. We use quoted market prices. The carrying amount for these instruments approximates their estimated fair value.

     Mortgage loans and policy loans. We discount future expected cash flows for loans included in our investment portfolio based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. We aggregate loans with similar characteristics in our calculations.

     Other invested assets. We use quoted market prices, where available. When quotes are not available, we assume a market value equal to carrying value.

     Insurance liabilities for investment contracts. We discount future expected cash flows based on interest rates currently being offered for similar contracts with similar maturities.

     Investment borrowings. Due to the short-term nature of these borrowings (terms generally less than 30 days), estimated fair values are assumed to approximate the carrying amount reported in the balance sheet.

     Here are the estimated fair values of our financial instruments:

                                                                              1998                           1997
                                                                   -----------------------   ------------------------------------
                                                                   Carrying           Fair       Carrying            Fair
                                                                    Amount            Value       Amount             Value
                                                                                        (Dollars in millions)
Financial assets:
   Actively managed fixed maturities............................   $1,524.1        $1,524.1      $1,734.0        $1,734.0
   Equity securities ...........................................       45.7            45.7          25.4            25.4
   Mortgage loans...............................................      110.2           119.0         146.1           154.6
   Policy loans.................................................       79.6            79.6          80.6            80.6
   Other invested assets........................................      103.1           103.1          62.8            62.8
   Short-term investments.......................................       48.4            48.4          49.5            49.5

Financial liabilities:
   Insurance liabilities for investment contracts (1)...........    1,036.0         1,036.0       1,177.5         1,177.5
   Investment borrowings........................................       65.7            65.7          61.0            61.0

(1) The estimated fair value of the liabilities for investment contracts was approximately equal to its carrying value at December 31, 1998 and 1997. This was because interest rates credited on the vast majority of account balances approximate current rates paid on similar investment contracts and because these rates are not generally guaranteed beyond one year. We are not required to disclose fair values for insurance liabilities, other than those for investment contracts. However, we take into consideration the estimated fair values of all insurance liabilities in our overall management of interest rate risk. We attempt to minimize exposure to changing interest rates by matching investment maturities with amounts due under insurance contracts.

     Recently Issued Accounting Standards

     Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") was issued in June 1998. SFAS 133 requires all derivative instruments to be recorded on the balance sheet at estimated fair value. Changes in the fair value of derivative instruments are to be recorded each period either in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, on the type of hedge transaction. SFAS 133 is effective for year 2000. We are currently evaluating the impact of SFAS 133; at present, we do not believe it will have a material effect on our financial position or results of operations.


                                      F-10




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


2.   INVESTMENTS:

       At December 31, 1998, the amortized cost and estimated fair value of actively managed fixed maturities and equity securities were as follows:

                                                                                        Gross         Gross      Estimated
                                                                         Amortized   unrealized    unrealized      fair
                                                                           cost         gains        losses        value
                                                                           ----         -----        ------        -----
                                                                        (Dollars in millions)
Investment grade:
   Corporate securities................................................ $   860.4       $20.7        $15.0     $   866.1
   United States Treasury securities and obligations of
     United States government corporations and agencies................      26.9          .8           .2          27.5
   States and political subdivisions...................................      17.3          .3          -            17.6
   Debt securities issued by foreign governments.......................      11.7         -             .8          10.9
   Mortgage-backed securities .........................................     487.4         8.0          1.2         494.2
Below-investment grade (primarily corporate securities)................     116.8         1.2         10.2         107.8
                                                                       ----------     -------       ------    ----------

     Total actively managed fixed maturities...........................  $1,520.5       $31.0        $27.4      $1,524.1
                                                                         ========       =====        =====      ========

Equity securities......................................................$     46.0     $    .8       $  1.1    $     45.7
                                                                       ==========     =======       ======    ==========

     At December 31, 1997, the amortized cost and estimated fair value of actively managed fixed maturities and equity securities were as follows:

                                                                                        Gross         Gross      Estimated
                                                                         Amortized   unrealized    unrealized      fair
                                                                           cost         gains        losses        value
                                                                           ----         -----        ------        -----
                                                                                         (Dollars in millions)
Investment grade:
   Corporate securities................................................ $   955.8       $28.3       $  5.3     $   978.8
   United States Treasury securities and obligations of
     United States government corporations and agencies................      28.0          .7          -            28.7
   States and political subdivisions...................................      20.4         1.1           .1          21.4
   Debt securities issued by foreign governments.......................      13.5          .1           .7          12.9
   Mortgage-backed securities .........................................     551.6         8.6           .4         559.8
Below-investment grade (primarily corporate securities)................     135.9         1.8          5.3         132.4
                                                                       ----------     -------      -------    ----------

     Total actively managed fixed maturities...........................  $1,705.2       $40.6        $11.8      $1,734.0
                                                                         ========       =====        =====      ========

Equity securities......................................................$     25.1     $    .5      $    .2    $     25.4
                                                                       ==========     =======      =======    ==========

     Net  unrealized   gains   (losses)  on  actively   managed  fixed  maturity
investments included in shareholders' equity as of December 31, 1998 and 1997, were as follows:

                                                                                                        1998       1997
                                                                                                        ----       ----
                                                                                                     (Dollars in millions)

Net unrealized gains on actively managed fixed maturity investments..................................  $  3.6      $  28.8
Adjustments to cost of policies purchased and cost of policies produced..............................    (2.1)       (16.2)
Deferred income tax benefit..........................................................................     (.5)        (4.4)
                                                                                                      -------     --------
       Net unrealized gain on actively managed fixed maturity investments...........................   $  1.0     $    8.2
                                                                                                        ======     ========


                                      F-11




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------


     The following table sets forth the amortized cost and estimated fair value of actively managed fixed maturities at December 31, 1998, by contractual maturity. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Most of the mortgage-backed securities shown below provide for periodic payments throughout their lives.

                                                                                                                 Estimated
                                                                                                 Amortized         fair
                                                                                                   cost            value
                                                                                                   ----            -----
                                                                                                     (Dollars in millions)

Due in one year or less........................................................................ $     14.5    $     14.5
Due after one year through five years..........................................................      132.1         133.4
Due after five years through ten years.........................................................      249.3         245.6
Due after ten years............................................................................      637.2         636.4
                                                                                                ----------    ----------

     Subtotal..................................................................................    1,033.1       1,029.9
Mortgage-backed securities.....................................................................      487.4         494.2
                                                                                                ----------    ----------

        Total actively managed fixed maturities ...............................................   $1,520.5      $1,524.1
                                                                                                  ========      ========


       Net investment income consisted of the following:

                                                                                          1998         1997         1996
                                                                                          ----         ----         ----
                                                                                               (Dollars in millions)

Actively managed fixed maturity securities...........................................    $118.4        $133.6      $146.4
Equity securities....................................................................       3.2           1.7         1.6
Mortgage loans.......................................................................      12.1          16.4        19.0
Policy loans.........................................................................       5.1           5.4         5.0
Other invested assets................................................................      13.3           7.7         9.8
Short-term investments...............................................................       2.9           3.4         2.3
Separate accounts....................................................................      44.1          55.7        35.6
                                                                                       --------      --------    --------

    Gross investment income..........................................................     199.1         223.9       219.7
Investment expenses..................................................................       1.1           1.3         1.3
                                                                                      ---------     ---------   ---------

       Net investment income.........................................................    $198.0        $222.6      $218.4
                                                                                         ======        ======      ======

     The Company had no significant fixed maturity investments and mortgage loans that were not accruing investment income in 1998, 1997 and 1996.











                                      F-12




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------



     Investment gains (losses), net of investment expenses, were included in revenue as follows:


                                                                                           1998         1997         1996
                                                                                           ----         ----         ----
                                                                                                (Dollars in millions)
Fixed maturities:
    Gross gains........................................................................ $  34.0        $20.6        $16.6
    Gross losses.......................................................................   (12.4)        (5.1)        (9.2)
    Other than temporary decline in fair value.........................................        -         (.3)         (.2)
                                                                                       -----------  --------      -------

         Net investment gains from fixed maturities before expenses....................    21.6         15.2          7.2

Other..................................................................................      .1          2.2          (.6)
                                                                                       ----------    -------      -------

         Net investment gains before expenses..........................................    21.7         17.4          6.6
Investment expenses....................................................................     3.2          4.1          3.9
                                                                                       ---------     -------      -------

         Net investment gains.......................................................... $  18.5        $13.3       $  2.7
                                                                                        =======        =====       ======

     At December 31, 1998, the mortgage loan balance was primarily comprised of commercial loans. Approximately 15 percent, 12 percent, 12 percent, 11 percent and 8 percent of the mortgage loan balance were on properties located in California, Michigan, Florida, Texas and Georgia, respectively. No other state comprised greater than 8 percent of the mortgage loan balance. Noncurrent mortgage loans were insignificant at December 31, 1998. At December 31, 1998, our allowance for loss on mortgage loans was $.8 million.

     Life insurance companies are required to maintain certain investments on deposit with state regulatory authorities. Such assets had an aggregate carrying value of $16.1 million at December 31, 1998.

     The Company had no investments in any single entity in excess of 10 percent of shareholder's equity at December 31, 1998, other than investments issued or guaranteed by the United States government or a United States government agency.
3.   INSURANCE LIABILITIES:


     These liabilities consisted of the following:

                                                                                    Interest
                                                         Withdrawal    Mortality      rate
                                                         assumption   assumption   assumption      1998              1997
                                                         ----------   ----------   ----------      ----              ----
                                                                                                    (Dollars in millions)
   Future policy benefits:
     Interest-sensitive products:

       Investment contracts............................      N/A          N/A         (C)        $1,036.0       $1,177.5
       Universal life-type contracts...................      N/A          N/A         4.8%          329.2          344.6
                                                                                               ----------     ----------

         Total interest-sensitive products.............                                           1,365.2        1,522.1
                                                                                                ---------      ---------
     Traditional products:
       Traditional life insurance contracts............    Company        (a)         7.6%          139.9          142.8
                                                         experience
       Limited-payment contracts.......................     None          (b)         7.6%          106.3          105.5
                                                                                               ----------     ----------

         Total traditional products....................                                             246.2          248.3
                                                                                               ----------     ----------

   Claims payable and other policyholder funds ........      N/A          N/A          N/A           62.6           62.5
   Liabilities related to separate accounts............      N/A          N/A          N/A          696.4          402.1
                                                                                               ----------     ----------

       Total...........................................                                          $2,370.4       $2,235.0
                                                                                                 ========       ========

                                      F-13




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------

-------------

(a)  Principally  modifications  of the 1975 - 80  Basic,  Select  and  Ultimate
     Tables.
(b) Principally the 1984 United States Population Table and the NAIC 1983 Individual Annuitant Mortality Table.

(c) At December 31, 1998 and 1997, approximately 95 percent and 97 percent, respectively, of this liability represented account balances where future benefits are not guaranteed. The weighted average interest rate on the remainder of the liabilities representing the present value of guaranteed future benefits was approximately 6 percent at December 31, 1998.


4.   INCOME TAXES:

     Income tax liabilities were comprised of the following:

                                                                                                      1998           1997
                                                                                                      ----           ----
                                                                                                        (Dollars in millions)
Deferred income tax liabilities (assets):
    Investments (primarily actively managed fixed maturities)..................................   $    5.4         $  9.8
    Cost of policies purchased and cost of policies produced...................................       56.7           52.2
    Insurance liabilities......................................................................      (28.2)         (19.5)
    Unrealized appreciation (depreciation).....................................................        (.4)           4.7
    Other......................................................................................       (2.2)          (4.0)
                                                                                                  --------         ------

         Deferred income tax liabilities.......................................................       31.3           43.2
Current income tax liabilities (assets)........................................................        6.2            1.0
                                                                                                 ---------        -------

         Income tax liabilities................................................................    $  37.5         $ 44.2
                                                                                                   =======         ======


       Income tax expense was as follows:

                                                                                               1998       1997       1996
                                                                                               ----       ----       ----
                                                                                                  (Dollars in millions)

Current tax provision.....................................................................     $20.8      $16.3      $10.5
Deferred tax provision (benefit)..........................................................      (4.2)       5.8        4.9
                                                                                              ------    -------    -------
         Income tax expense...............................................................     $16.6      $22.1      $15.4
                                                                                               =====      =====      =====

     A reconciliation of the income tax provisions based on the U.S. statutory corporate tax rate to the provisions reflected in the statement of operations is as follows:

                                                                                                1998       1997       1996
                                                                                                ----       ----       ----
                                                                                                   (Dollars in millions)

Tax on income before income taxes at statutory rate.......................................      35.0%      35.0%      35.0%
State taxes...............................................................................       1.0         .7        1.5
Other.....................................................................................       (.8)        .3        1.0
                                                                                                 -----     ------    -------

         Income tax expense...............................................................      35.2%      36.0%      37.5%
                                                                                                ====       ====       ====

5.   OTHER DISCLOSURES:

     Litigation

     The Company is involved on an ongoing basis in lawsuits related to its operations. Although the ultimate outcome of certain of such matters cannot be predicted, none of such lawsuits currently pending against the Company is expected, individually or in the aggregate, to have a material adverse effect on the Company's financial condition, cash flows or results of operations.

                                      F-14




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------

     Guaranty Fund Assessments

     The balance sheet at December 31, 1998, includes: (i) accruals of $2.4 million, representing our estimate of all known assessments that will be levied against the Company by various state guaranty associations based on premiums written through December 31, 1998; and (ii) receivables of $1.9 million that we estimate will be recovered through a reduction in future premium taxes as a result of such assessments. These estimates are subject to change when the associations determine more precisely the losses that have occurred and how such losses will be allocated among the insurance companies. We recognized expense for such assessments of $1.1 million in 1998, $1.2 million in 1997 and $1.4 million in 1996.

     Related Party Transactions

     The Company operates without direct employees through management and service agreements with subsidiaries of Conseco. Fees for such services (including data processing, executive management and investment management services) are based on Conseco's direct and directly allocable costs plus a 10 percent margin. Total fees incurred by the Company under such agreements were $37.8 million in 1998, $36.7 million in 1997 and $44.1 million in 1996.

     During 1998 and 1997, the Company purchased $13.0 million and $11.2 million par value, respectively, of senior subordinated notes issued by subsidiaries of Conseco. Such notes had a carrying value of $45.5 million and $29.8 million at December 31, 1998 and 1997, respectively, and are classified as "other invested assets" in the accompanying balance sheet. In addition, during 1997, a subsidiary of Conseco redeemed $16.5 million par value of such notes which were purchased in 1996.

6.   OTHER OPERATING STATEMENT DATA:

     Insurance policy income consisted of the following:

                                                                                           1998         1997         1996
                                                                                           ----         ----         ----
                                                                                                (Dollars in millions)
Traditional products:

    Direct premiums collected.........................................................    $445.8        $309.6      $241.3
    Reinsurance assumed...............................................................      15.6          14.9         1.7
    Reinsurance ceded.................................................................     (21.0)        (24.2)      (24.6)
                                                                                         -------       -------     -------

          Premiums collected, net of reinsurance......................................     440.4         300.3       218.4
    Less premiums on universal life and products
       without mortality and morbidity risk which are
       recorded as additions to insurance liabilities ................................     400.4         255.9       169.8
                                                                                         -------       -------     -------
          Premiums on traditional products with mortality or morbidity risk,
             recorded as insurance policy income......................................      40.0          44.4        48.6
Fees and surrender charges on interest sensitive products.............................      33.6          31.3        32.8
                                                                                        --------      --------    --------

          Insurance policy income.....................................................   $  73.6       $  75.7     $  81.4
                                                                                         =======       =======     =======

     The five states with the largest shares of 1998 collected premiums were Texas (17 percent), Florida (16 percent), California (13 percent), Michigan (7.1 percent) and Indiana (6.2 percent). No other state accounted for more than 5.0 percent of total collected premiums.




                                      F-15




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------




     Changes in the cost of policies purchased were as follows:

                                                                                           1998         1997         1996
                                                                                           ----         ----         ----
                                                                                                (Dollars in millions)

Balance, beginning of year............................................................    $106.4       $143.0     $120.0
    Amortization......................................................................     (21.1)      (15.4)      (15.3)
    Amounts related to fair value adjustment of actively managed fixed maturities.....      11.8       (21.2)       36.6
    Other ............................................................................        .9          -          1.7
                                                                                      ----------  -----------   ---------

Balance, end of year..................................................................   $  98.0       $106.4      $143.0
                                                                                         =======       ======      ======

     Based on current conditions and assumptions as to future events on all policies in force, the Company expects to amortize approximately 10 percent of the December 31, 1998, balance of cost of policies purchased in 1999, 9 percent in 2000, 9 percent in 2001, 8 percent in 2002 and 8 percent in 2003. The discount rates used to determine the amortization of the cost of policies purchased ranged from 3.6 percent to 8.0 percent and averaged 5.8 percent.

     Changes in the cost of policies produced were as follows:

                                                                                           1998         1997         1996
                                                                                           ----         ----         ----
                                                                                                (Dollars in millions)

Balance, beginning of year............................................................   $  55.9        $38.2       $24.0
    Additions.........................................................................      35.3         31.8        13.2
    Amortization......................................................................     (11.0)       (10.2)       (3.5)
    Amounts related to fair value adjustment of actively managed fixed maturities.....       2.3         (3.9)        4.5
                                                                                         ---------     -------     -------

Balance, end of year..................................................................   $  82.5        $55.9       $38.2
                                                                                         =======        =====       =====

7.   STATEMENT OF CASH FLOWS:

     Income taxes paid during 1998, 1997, and 1996, were $17.1 million, $14.8 million and $18.1 million, respectively.

     Short-term investments having original maturities of three months or less are considered to be cash equivalents. All cash is invested in short-term investments.

8.   STATUTORY INFORMATION:

     Statutory accounting practices prescribed or permitted for insurance companies by regulatory authorities differ from generally accepted accounting principles. The Company reported the following amounts to regulatory agencies:

                                                                                     1998            1997
                                                                                     ----            ----
                                                                                      (Dollars in millions)

   Statutory capital and surplus.................................................. $134.0           $140.7
   Asset valuation reserve........................................................   30.9             29.2
   Interest maintenance reserve...................................................   73.1             68.8
                                                                                  --------        --------

       Total...................................................................... $238.0           $238.7
                                                                                   ======           ======




                                      F-16




                       CONSECO VARIABLE INSURANCE COMPANY

                          Notes to Financial Statements
                         ------------------------------



     The Company's statutory net income was $32.7 million, $32.7 million and $32.6 million in 1998, 1997 and 1996, respectively.

     State insurance laws generally restrict the ability of insurance companies to pay dividends or make other distributions. Approximately $32.9 million of the Company's net assets at December 31, 1998, are available for distribution in 1999 without permission of state regulatory authorities.










                                      F-17


TABLE OF CONTENTS OF THE STATEMENT OF
ADDITIONAL INFORMATION

Company
Independent Accountants
Legal Opinions
Distribution
Calculation of Performance Information
Federal Tax Status
Annuity Provisions
Financial Statements



APPENDIX A-CONDENSED FINANCIAL INFORMATION

Accumulation Unit Value History

The following schedule includes ACCUMULATION UNIT values for the period indicated. This data has been taken from the Conseco Variable Annuity Account F's financial statements. This information should be read in conjunction with Conseco Variable Annuity Account F's financial statements and related notes which are included in the Statement of Additional Information.

                                                 Period Ended
Sub-Account                                        12/31/98
------------                                     -------------

Balanced
   Beginning of Period                              $10.000
   End of Period                                    $10.510
   No. of Accum. Units Outstanding                  399,217
Equity
   Beginning of Period                              $10.000
   End of Period                                    $10.878
   No. of Accum. Units Outstanding                  446,344
Fixed Income
   Beginning of Period                              $10.000
   End of Period                                    $10.392
   No. of Accum. Units Outstanding                  308,576
Government Securities
   Beginning of Period                              $10.000
   End of Period                                    $10.480
   No. of Accum. Units Outstanding                  153,270
Money Market
   Beginning of Period                              $10.000
   End of Period                                    $10.335
   No. of Accum. Units Outstanding                  779,777
Alger American Growth
   Beginning of Period                              $10.000
   End of Period                                    $13.913
   No. of Accum. Units Outstanding                  436,443
Alger American Leveraged AllCap
   Beginning of Period                              $10.000
   End of Period                                    $14.867
   No. of Accum. Units Outstanding                  109,259
Alger American MidCap Growth
   Beginning of Period                              $10.000
   End of Period                                    $12.391
   No. of Accum. Units Outstanding                  155,496
Alger American Small Capitalization
   Beginning of Period                              $10.000
   End of Period                                    $11.196
   No. of Accum. Units Outstanding                  153,227
VP Income & Growth
   Beginning of Period                              $10.000
   End of Period                                    $12.058
   No. of Accum. Units Outstanding                  351,625
VP International
   Beginning of Period                              $10.000
   End of Period                                    $11.110
   No. of Accum. Units Outstanding                  115,687
VP Value
   Beginning of Period                              $10.000
   End of Period                                    $10.217
   No. of Accum. Units Outstanding                  171,138
Berger IPT--100
   Beginning of Period                              $10.000
   End of Period                                    $10.694
   No. of Accum. Units Outstanding                   74,889
Berger IPT--Growth and Income
   Beginning of Period                              $10.000
   End of Period                                    $12.237
   No. of Accum. Units Outstanding                  153,114
Berger IPT--Small Company Growth
   Beginning of Period                              $10.000
   End of Period                                     $9.799
   No. of Accum. Units Outstanding                  112,140
Berger/BIAM IPT--International
   Beginning of Period                              $10.000
   End of Period                                    $10.806
   No. of Accum. Units Outstanding                   20,704
The Dreyfus Socially Responsible Growth
   Beginning of Period                              $10.000
   End of Period                                    $12.261
   No. of Accum. Units Outstanding                  212,780
Dreyfus Stock Index
   Beginning of Period                              $10.000
   End of Period                                    $12.120
   No. of Accum. Units Outstanding                1,229,906
Disciplined Stock
   Beginning of Period                              $10.000
   End of Period                                    $10.726
   No. of Accum. Units Outstanding                   64,622
International Value
   Beginning of Period                              $10.000
   End of Period                                     $9.423
   No. of Accum. Units Outstanding                   14,881
Federated High Income Bond II
   Beginning of Period                              $10.000
   End of Period                                     $9.906
   No. of Accum. Units Outstanding                  449,248
Federated International Equity II
   Beginning of Period                              $10.000
   End of Period                                    $11.457
   No. of Accum. Units Outstanding                   49,555
Federated Utility II
   Beginning of Period                              $10.000
   End of Period                                    $11.388
   No. of Accum. Units Outstanding                  227,545
INVESCO VIF - High Yield
   Beginning of Period                              $10.000
   End of Period                                     $9.512
   No. of Accum. Units Outstanding                  119,637
INVESCO VIF-Equity Income
   Beginning of Period                              $10.000
   End of Period                                    $10.300
   No. of Accum. Units Outstanding                   80,397
Aggressive Growth
   Beginning of Period                              $10.000
   End of Period                                    $12.864
   No. of Accum. Units Outstanding                  189,516
Growth
   Beginning of Period                              $10.000
   End of Period                                    $12.663
   No. of Accum. Units Outstanding                  424,913
Worldwide Growth
   Beginning of Period                              $10.000
   End of Period                                    $11.887
   No. of Accum. Units Outstanding                  698,806
Lazard Retirement Equity
   Beginning of Period                              $10.000
   End of Period                                    $10.950
   No. of Accum. Units Outstanding                   93,997
Lazard Retirement Small Cap
   Beginning of Period                              $10.000
   End of Period                                     $9.311
   No. of Accum. Units Outstanding                   45,538
Growth and Income (Lord Abbett)
   Beginning of Period                              $10.000
   End of Period                                    $10.812
   No. of Accum. Units Outstanding                  240,000
Growth and Income (Mitchell Hutchins)
   Beginning of Period                              $10.000
   End of Period                                    $11.030
   No. of Accum. Units Outstanding                   23,636
Limited Maturity Bond
   Beginning of Period                              $10.000
   End of Period                                    $10.229
   No. of Accum. Units Outstanding                  308,953
Partners
   Beginning of Period                              $10.000
   End of Period                                    $10.056
   No. of Accum. Units Outstanding                  308,591
Strong Opportunity II
   Beginning of Period                              $10.000
   End of Period                                    $10.886
   No. of Accum. Units Outstanding                  181,752
Strong Mid Cap Growth II
   Beginning of Period                              $10.000
   End of Period                                    $12.506
   No. of Accum. Units Outstanding                   53,572
Worldwide Bond
   Beginning of Period                              $10.000
   End of Period                                    $11.014
   No. of Accum. Units Outstanding                   31,389
Worldwide Emerging Markets
   Beginning of Period                              $10.000
   End of Period                                     $6.734
   No. of Accum. Units Outstanding                   36,153
Worldwide Hard Assets
   Beginning of Period                              $10.000
   End of Period                                     $7.059
   No. of Accum. Units Outstanding                   12,476
Worldwide Real Estate
   Beginning of Period                              $10.000
   End of Period                                     $8.643
   No. of Accum. Units Outstanding                   25,254

APPENDIX B-MARKET VALUE ADJUSTMENT

     The market value adjustment reflects the impact that changing interest rates have on the value of your money in a GUARANTEE PERIOD of the MVA OPTION. The longer the period of time remaining in the term you selected, the greater the impact of changing interest rates. The market value adjustment can be positive or negative. We will apply the following factor to amounts withdrawn, transferred or annuitized from a GUARANTEE PERIOD in excess of the MVA waiver amount (see below):

                            ((1 + A)/(1 + B)^N/365-1

where:

     A is the U.S. Treasury rate that is in effect at the beginning of the GUARANTEE PERIOD for the length of the GUARANTEE PERIOD you selected.

     B is the current U.S. Treasury rate as of the date of the withdrawal or transfer plus .005. The Treasury rate period is determined by N/365 rounded to the next highest year.

     N is the number of days remaining in the GUARANTEE PERIOD.

     If the Treasury rate is not available for the period, the rate will be determined by interpolation. If no Treasury rates are available, an index will be selected by Conseco Variable which will be approved by the state insurance commissioners.

     MVA Waiver Amount: After the first year in a GUARANTEE PERIOD, you can make one withdrawal or transfer from a GUARANTEE PERIOD each year of up to 10% of the value in that GUARANTEE PERIOD without the market value adjustment.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT:

     EXAMPLE 1: FIVE-YEAR GUARANTEE PERIOD; INCREASE IN TREASURY RATE

     Assume you make a $50,000 payment allocated to a 5-year GUARANTEE PERIOD on January 1, 1998. The current 5-year Treasury rate is 6.00%, and the current interest rate is 7.00%. On June 13, 1999 you surrender the CONTRACT with 3 years and 202 days, or 1,297 days (12/31/2002-6/13/1999) remaining in the GUARANTEE PERIOD. The current Treasury rate at this point is found by rounding 3 years, 202 days to the next greatest year and taking the rate for that GUARANTEE PERIOD. In this case, we would look at the 4-year rate. Assume that the 4-year Treasury rate on June 13, 1999 is 6.50%. The market value adjustment would be calculated as follows:

CONTRACT value at 6/13/1999 (529 days from the day your CONTRACT was issued):

$50,000 x [1.07^(529/365)] = $55,151.38
MVA Waiver Amount: $ 5,515.14 (10% after year 1)

Amount remaining: $49,636.24

$49,636.24 x [((1+.06)/(1+.065+.005)) ^ (1,297/365)-1] = -$1,628.83
resulting in an adjustment to the amount you withdraw as follows:
$49,636.24 - $1,628.83 + $5,515.14 = $53,522.55

EXAMPLE 2: FIVE-YEAR GUARANTEE PERIOD; DECREASE IN TREASURY RATE

     Assuming the same facts as Example 1, but with a 4-year Treasury rate as of the date of surrender of 5.00%, the following market value adjustment would result:

CONTRACT value at 6/13/1999 (529 days from the day your CONTRACT was issued):
$50,000 x [1.07^(529/365)] = $55,151.38

MVA Waiver Amount: $5,515.14 (10% after 1 year)

Amount remaining: $49,636.24

$49,636.24 x [((1+.06)/(1+.050+.005)) ^ (1,297/365)-1] = $840.99

resulting in an adjustment to the amount you withdraw as follows:
$49,636.24 + $840.99 + $5,515.14 = $55,992.37

(contingent deferred sales charges may also apply)

================================================================================

     If you would like a free copy of the Statement of Additional Information dated May 1, 1999, for this prospectus, please complete this form, detach, and mail to:

                       Conseco Variable Insurance Company
                              Administrative Office
                          11815 N. Pennsylvania Street
                              Carmel, Indiana 46032

Please send me a free copy of the Statement of Additional Information for the Conseco Variable Annuity Account F fixed and variable annuity at the following address:

   Name: _________________________________________________

   Mailing Address: _______________________________________

  _________________________________________________________
                           Sincerely,

  _________________________________________________________
                          (Signature)

------------------------------------------------------------------------------

==============================================================================

                      Conseco Variable Insurance Company
                          11815 N. Pennsylvania Street
                              Carmel, Indiana 46032


c 1999, CONSECO VARIABLE INSURANCE COMPANY                  05-8318 (5/99)



                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Response is incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to Form S-1 (File No. 333-40301) filed February 3, 1998.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Company (Article VI) provide that:

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Agent") against expenses (including attorneys' fees), judgments, fines, penalties, court costs and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If several claims, issues or matters are involved, an Agent may be entitled to indemnification as to some matters even though he is not entitled as to other matters. Any director or officer of the Corporation serving in any capacity of another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, shall be deemed to be doing so at the request of the Corporation.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted directors and officers or controlling persons of the Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a.  FINANCIAL STATEMENTS

The financial statements of the Company together with the opinions of an independent certified public accountant are included in the Prospectus.

b.  EXHIBITS

    1.      Principal Underwriter's Agreement**

    3.(i)   Company's Articles of Incorporation*

    3.(ii)  Company's By-laws*

    3.(iii) Resolution of the Board of Directors of the Company*

    4.(i)   Individual Fixed and Variable Deferred Annuity Contract*

    4.(ii)  Allocated Fixed and Variable Group Annuity Contract*

    4.(iii) Allocated Fixed and Variable Group Annuity Certificate*

    5.      Opinion of Counsel re: Legality

   10.(i)   Form of Fund Participation Agreement between INVESCO
            Variable Investment Funds, Inc., INVESCO Funds Group,
            Inc. and the Company.**

     (ii) Form of Fund Participation Agreement between The Alger American Fund, Fred Alger and Company, Incorporated and the Company.**

     (iii)  Form of Fund Participation Agreement between Van
            Eck Worldwide Insurance Trust, Van Eck Associates
            Corporation and the Company.**

     (iv) Form of Fund Participation Agreement between Insurance Management Series, Federated Securities Corp. and the
            Company.**

     (v)    Form of Fund Participation Agreement between Lord
            Abbett Series Fund, Inc. and the Company***

     (vi) Form of Fund Participation Agreement by and between American Century Investment Services, Inc. and Great American Reserve Insurance Company.****

    (vii) Form of Fund Participation Agreement by and among Great American Reserve Insurance Company, Berger Institutional Products Trust and BBOI Worldwide LLC.****


    21.     Company Organizational Chart++

    23.(i)  Consent of Counsel

    23.(ii) Consent of Independent Accountants

    24.     Power of Attorney++

* Incorporated by reference to Registrant's Form S-1 filed electronically on November 14, 1997.

++Incorporated by reference to Registrant's Pre-Effective Amendment No. 1 to Form S-1 filed electronically on February 3, 1998.

** Incorporated by reference to Registrant's Form S-1 (File No. 333-00375) electronically filed on January 23, 1996.

*** Incorporated by reference to Registrant's Pre-Effective Amendment to Form S-1 (File No. 333-00375) electronically filed on January 30, 1997.

**** Incorporated by reference to Great American Reserve Variable
Annuity Account F, Pre-Effective Amendment No.1 to Form N-4, File
Nos. 333-40309/811-08483, filed electronically on February 3, 1998.


ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana on this 22nd day of April, 1999.

                                CONSECO VARIABLE
                                INSURANCE COMPANY
                                   Registrant

                                By: /S/ THOMAS J. KILIAN
                                -------------------------------


Attest:

/S/ JOHN J. SABL
------------------------



As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                       DATE
---------                        -----                       ----

/S/ NGAIRE E. CUNEO            Director                  4/22/99
------------------------                              -----------------
Ngaire E. Cuneo

/S/ THOMAS J. KILIAN           Director                  4/22/99
------------------------                              -----------------
Thomas J. Kilian


                           Director and Chairman of
/S/ STEPHEN C. HILBERT     of the Board (Principal        4/22/99
------------------------   Executive Officer)          -----------------
Stephen C. Hilbert


/S/ ROLLIN M. DICK         Director, Executive Vice       4/22/99
------------------------   President and Chief         -----------------
Rollin M. Dick             Financial Officer
                           (Principal Financial
                           Officer)


/S/ JOHN J. SABL           Director                       4/22/99
-----------------------                               ----------------
John J. Sabl

/S/ JAMES S. ADAMS        Senior Vice President and       4/22/99
-----------------------   Treasurer (Chief Accounting ---------------
James S. Adams            Officer)



                                INDEX TO EXHIBITS

EXHIBIT                                                                   PAGE

5        Opinion of Counsel re: Legality
23(i)    Consent of Counsel
23(ii)   Consent of Independent Accountants